Exhibit 10.36

PLEASE READ THE FOLLOWING APPLE DEVELOPER PROGRAM LICENSE AGREEMENT TERMS AND CONDITIONS CAREFULLY BEFORE DOWNLOADING OR USING THE APPLE SOFTWARE OR APPLE SERVICES. THESE TERMS AND CONDITIONS CONSTITUTE A LEGAL AGREEMENT BETWEEN YOU AND APPLE.

Apple Developer Program License Agreement

Purpose

You would like to use the Apple Software (as defined below) to develop one or more Applications (as defined below) for Apple-branded products. Apple is willing to grant You a limited license to use the Apple Software and Services provided to You under this Program to develop and test Your Applications on the terms and conditions set forth in this Agreement.

Applications developed under this Agreement for iOS Products, Apple Watch, or Apple TV can be distributed in four ways: (1) through the App Store, if selected by Apple, (2) through the Custom App Distribution, if selected by Apple, (3) on a limited basis for use on Registered Devices (as defined below), and (4) for beta testing through TestFlight. Applications developed for macOS can be distributed: (a) through the App Store, if selected by Apple, (b) for beta testing through TestFlight, or (c) separately distributed under this Agreement.

Applications that meet Apple’s Documentation and Program Requirements may be submitted for consideration by Apple for distribution via the App Store, Custom App Distribution, or for beta testing through TestFlight. If submitted by You and selected by Apple, Your Applications will be digitally signed by Apple and distributed, as applicable. Distribution of free (no charge) Applications (including those that use the In-App Purchase API for the delivery of free content) via the App Store or Custom App Distribution will be subject to the distribution terms contained in Schedule 1 to this Agreement. If You would like to distribute Applications for which You will charge a fee or would like to use the In-App Purchase API for the delivery of fee-based content, You must enter into a separate agreement with Apple (“Schedule 2”). If You would like to distribute paid Applications via Custom App Distribution, You must enter into a separate agreement with Apple (“Schedule 3”). You may also create Passes (as defined below) for use on Apple-branded products running iOS or watchOS under this Agreement and distribute such Passes for use by Wallet.

1.	Accepting this Agreement; Definitions

1.1	Acceptance

In order to use the Apple Software and Services, You must first accept this Agreement. If You do not or cannot accept this Agreement, You are not permitted to use the Apple Software or Services. Do not download or use the Apple Software or Services in that case. You accept and agree to the terms of this Agreement on Your own behalf and/or on behalf of Your company, organization, educational institution, or agency, instrumentality, or department of the federal government as its authorized legal representative, by doing either of the following:

(a)    checking the box displayed at the end of this Agreement if You are reading this on an Apple website; or

Program Agreement	Page 1

(b)    clicking an “Agree” or similar button, where this option is provided by Apple.

1.2	Definitions

Whenever capitalized in this Agreement:

“Ad Network APIs” means the Documented APIs that provide a way to validate the successful conversion of advertising campaigns on supported Apple-branded products using a combination of cryptographic signatures and a registration process with Apple.

“Ad Support APIs” means the Documented APIs that provide the Advertising Identifier and Advertising Preference.

“Advertising Identifier” means a unique, non-personal, non-permanent identifier provided through the Ad Support APIs that are associated with a particular Apple-branded device and are to be used solely for advertising purposes, unless otherwise expressly approved by Apple in writing.

“Advertising Preference” means the Apple setting that enables an end-user to set an ad tracking preference.

“Agreement” means this Apple Developer Program License Agreement, including any attachments, Schedule 1 and any exhibits thereto which are hereby incorporated by this reference. For clarity, this Agreement supersedes the iOS Developer Program License Agreement (including any attachments, Schedule 1 and any exhibits thereto), the Safari Extensions Digital Signing Agreement, the Safari Extensions Gallery Submission Agreement, and the Mac Developer Program License Agreement.

“APN API” means the Documented API that enables You to use the APN to deliver a Push Notification to Your Application or for use as otherwise permitted herein.

“App Store” means an electronic store and its storefronts branded, owned, and/or controlled by Apple, or an Apple Subsidiary or other affiliate of Apple, through which Licensed Applications may be acquired.

“App Store Connect” means Apple’s proprietary online content management tool for Applications.

“Apple” means Apple Inc., a California corporation with its principal place of business at One Apple Park Way, Cupertino, California 95014, U.S.A.

“Apple Certificates” means the Apple-issued digital certificates provided to You by Apple under the Program.

“Apple Maps Service” means the mapping platform and Map Data provided by Apple via the MapKit API for use by You only in connection with Your Applications, or the mapping platform and Map Data provided by Apple via MapKit JS and related tools for capturing map content (e.g., MapSnapshotter) for use by You only in connection with Your Applications, websites, or web applications.

“Apple Pay APIs” means the Documented APIs that enable end-users to send payment information they have stored on a supported Apple-branded product to an Application to be used in payment transactions made by or through the Application, and includes other payment-related functionality as described in the Documentation.

Program Agreement	Page 2

“Apple Pay Payload” means a customer data package passed through the Apple Software and Apple Pay APIs as part of a payment transaction (e.g., name, email, billing address, shipping address, and device account number).

“Apple Push Notification Service” or “APN” means the Apple Push Notification service that Apple may provide to You to enable You to transmit Push Notifications to Your Application or for use as otherwise permitted herein.

“Apple SDKs” means the Apple-proprietary Software Development Kits (SDKs) provided hereunder, including but not limited to header files, APIs, libraries, simulators, and software (source code and object code) labeled as part of iOS, watchOS, tvOS, iPadOS, or Mac SDK and included in the Xcode Developer Tools package and Swift Playgrounds for purposes of targeting Apple-branded products running iOS, watchOS, tvOS, iPadOS, and/or macOS, respectively.

“Apple Services” or “Services” means the developer services that Apple may provide or make available through the Apple Software or as part of the Program for use with Your Covered Products or development, including any Updates thereto (if any) that may be provided to You by Apple under the Program.

“Apple Software” means Apple SDKs, iOS, watchOS, tvOS, iPadOS, and/or macOS, the Provisioning Profiles, FPS SDK, FPS Deployment Package, and any other software that Apple provides to You under the Program, including any Updates thereto (if any) that may be provided to You by Apple under the Program.

“Apple Subsidiary” means a corporation at least fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly, by Apple, and that is involved in the operation of or otherwise affiliated with the App Store, Custom App Distribution, TestFlight, and as otherwise referenced herein (e.g., Attachment 4).

“Apple TV” means an Apple-branded product that runs the tvOS.

“Apple Watch” means an Apple-branded product that runs the watchOS.

“Application” means one or more software programs (including extensions, media, and Libraries that are enclosed in a single software bundle) developed by You in compliance with the Documentation and the Program Requirements, for distribution under Your own trademark or brand, and for specific use with an Apple-branded product running iOS, iPadOS, watchOS, tvOS, or macOS, as applicable, including bug fixes, updates, upgrades, modifications, enhancements, supplements to, revisions, new releases and new versions of such software programs.

“Authorized Developers” means Your employees and contractors, members of Your organization or, if You are an educational institution, Your faculty and staff who (a) each have an active and valid Apple Developer account with Apple, (b) have a demonstrable need to know or use the Apple Software in order to develop and test Covered Products, and (c) to the extent such individuals will have access to Apple Confidential Information, each have written and binding agreements with You to protect the unauthorized use and disclosure of such Apple Confidential Information.

Program Agreement	Page 3

“Authorized Test Units” means Apple-branded hardware units owned or controlled by You that have been designated by You for Your own testing and development purposes under this Program, and if You permit, Apple-branded hardware units owned or controlled by Your Authorized Developers so long as such units are used for testing and development purposes on Your behalf and only as permitted hereunder.

“Beta Testers” means end-users whom You have invited to sign up for TestFlight in order to test pre-release versions of Your Application and who have accepted the terms and conditions of the TestFlight Application.

“ClassKit APIs” means the Documented APIs that enable You to send student progress data for use in a school-managed environment.

“CloudKit APIs” means the Documented APIs that enable Your Applications, Web Software, and/or Your end-users (if You permit them) to read, write, query and/or retrieve structured data from public and/or private containers in iCloud.

“Configuration Profile(s)” means an XML file that allows You to distribute configuration information (e.g., VPN or Wi-Fi settings) and restrictions on device features (e.g., disabling the camera) to compatible Apple-branded products through Apple Configurator or other similar Apple-branded software tools, email, a webpage, or over-the-air deployment, or via Mobile Device Management (MDM). For the sake of clarity, unless otherwise expressly permitted by Apple in writing, MDM is available only for enterprise use and is separately licensed for under the Apple Developer Enterprise Program License Agreement.

“Corresponding Products” means web-based or other versions of Your software applications that have the same title and substantially equivalent features and functionality as Your Licensed Application (e.g., feature parity).

“Covered Products” means Your Applications, Libraries, Passes, Safari Extensions, Safari Push Notifications, and/or FPS implementations developed under this Agreement.

“Custom App Distribution” means the store or storefront functionality that enables users to obtain Licensed Applications through the use of Apple Business Manager, Apple School Manager, or as otherwise permitted by Apple.

“DeviceCheck APIs” means the set of APIs, including server-side APIs, that enable You to set and query two bits of data associated with a device and the date on which such bits were last updated.

“DeviceCheck Data” means the data stored and returned through the DeviceCheck APIs.

“Documentation” means any technical or other specifications or documentation that Apple may provide to You for use in connection with the Apple Software, Apple Services, Apple Certificates, or otherwise as part of the Program.

Program Agreement	Page 4

“Documented API(s)” means the Application Programming Interface(s) documented by Apple in published Apple Documentation and which are contained in the Apple Software.

“Face Data” means information related to human faces (e.g., face mesh data, facial map data, face modeling data, facial coordinates or facial landmark data, including data from an uploaded photo) that is obtained from a user’s device and/or through the use of the Apple Software (e.g., through ARKit, the Camera APIs, or the Photo APIs), or that is provided by a user in or through an Application (e.g., uploads for a facial analysis service).

“FOSS” (Free and Open Source Software) means any software that is subject to terms that, as a condition of use, copying, modification or redistribution, require such software and/or derivative works thereof to be disclosed or distributed in source code form, to be licensed for the purpose of making derivative works, or to be redistributed free of charge, including without limitation software distributed under the GNU General Public License or GNU Lesser/Library GPL.

“FPS” or “FairPlay Streaming” means Apple’s FairPlay Streaming Server key delivery mechanism as described in the FPS SDK.

“FPS Deployment Package” means the D Function specification for commercial deployment of FPS, the D Function reference implementation, FPS sample code, and set of unique production keys specifically for use by You with an FPS implementation, if provided by Apple to You.

“FPS SDK” means the FPS specification, FPS server reference implementation, FPS sample code, and FPS development keys, as provided by Apple to You.

“Game Center” means the gaming community service and related APIs provided by Apple for use by You in connection with Your Applications that are associated with Your developer account.

“HealthKit APIs” means the Documented APIs that enable reading, writing, queries and/or retrieval of an end-user’s health and/or fitness information in Apple’s Health application.

“HomeKit Accessory Protocol” means the proprietary protocol licensed by Apple under the MFi Program that enables home accessories designed to work with the HomeKit APIs (e.g., lights, locks) to communicate with compatible iOS Products, Apple Watch and other supported Apple-branded products.

“HomeKit APIs” means the Documented APIs that enable reading, writing, queries and/or retrieval of an end-user’s home configuration or home automation information from that end-user’s designated area of Apple’s HomeKit Database.

“HomeKit Database” means Apple’s repository for storing and managing information about an end-user’s Licensed HomeKit Accessories and associated information.

“iCloud” or “iCloud service” means the iCloud online service provided by Apple that includes remote online storage.

“iCloud Storage APIs” means the Documented APIs that allow storage and/or retrieval of user-generated documents and other files, and allow storage and/or retrieval of key value data (e.g., a list of stocks in a finance App, settings for an App) for Applications and Web Software through the use of iCloud.

Program Agreement	Page 5

“In-App Purchase API” means the Documented API that enables additional content, functionality or services to be delivered or made available for use within an Application with or without an additional fee.

“Intermediary Party” means a party that passes an Apple Pay end-user’s Apple Pay Payload to a Merchant for processing such end-user’s payment transaction outside of an Application.

“iOS” means the iOS operating system software provided by Apple for use by You only in connection with Your Application development and testing, including any successor versions thereof.

“iOS Product” means an Apple-branded product that runs iOS or iPadOS.

“iPadOS” means the iPadOS operating system software provided by Apple for use by You only in connection with Your Application development and testing, including any successor versions thereof.

“iPod Accessory Protocol” or “iAP” means Apple’s proprietary protocol for communicating with supported Apple-branded products and which is licensed under the MFi Program.

“Library” means a code module that cannot be installed or executed separately from an Application and that is developed by You in compliance with the Documentation and Program Requirements only for use with iOS Products, Apple Watch, or Apple TV.

“Licensed Application” means an Application that (a) meets and complies with all of the Documentation and Program Requirements, and (b) has been selected and digitally signed by Apple for distribution, and includes any additional permitted functionality, content or services provided by You from within an Application using the In-App Purchase API.

“Licensed Application Information” means screenshots, images, artwork, previews, icons and/or any other text, descriptions, representations or information relating to a Licensed Application that You provide to Apple for use in accordance with Schedule 1, or, if applicable, Schedule 2 or Schedule 3.

“Licensed HomeKit Accessories” means hardware accessories licensed under the MFi Program that support the HomeKit Accessory Protocol.

“Local Notification” means a message, including any content or data therein, that Your Application delivers to end-users at a pre-determined time or when Your Application is running in the background and another application is running in the foreground.

“macOS” means the macOS operating system software provided by Apple for use by You, including any successor versions thereof.

“Map Data” means any content, data or information provided through the Apple Maps Service including, but not limited to, imagery, terrain data, latitude and longitude coordinates, transit data, points of interest and traffic data.

“MapKit API” means the Documented API that enables You to add mapping features or functionality to Applications.

Program Agreement	Page 6

“MapKit JS” means the JavaScript library that enables You to add mapping features or functionality to Your Applications, websites, or web applications.

“Merchant” means a party who processes Apple Pay payment transactions under their own name, trademark, or brand (e.g., their name shows up on the end-user’s credit card statement).

“MFi Accessory” means a non-Apple branded hardware device that interfaces, communicates, or otherwise interoperates with or controls an Apple-branded product using technology licensed under the MFi Program (e.g., the ability to control a supported Apple-branded product through the iPod Accessory Protocol).

“MFi Licensee” means a party who has been granted a license by Apple under the MFi Program.

“MFi Program” means a separate Apple program that offers developers, among other things, a license to incorporate or use certain Apple technology in or with hardware accessories or devices for purposes of interfacing, communicating or otherwise interoperating with or controlling select Apple-branded products.

“Motion & Fitness APIs” means the Documented APIs that are controlled by the Motion & Fitness privacy setting in a compatible Apple-branded product and that enable access to motion and fitness sensor data (e.g., body motion, step count, stairs climbed), unless the end-user has disabled access to such data.

“Multitasking” means the ability of Applications to run in the background while other Applications are also running.

“MusicKit APIs” means the set of APIs that enable Apple Music users to access their subscription through Your Application or as otherwise permitted by Apple in the Documentation.

“MusicKit Content” means music, video, and/or graphical content rendered through the MusicKit APIs.

“MusicKit JS” means the JavaScript library that enables Apple Music users to access their subscription through Your Applications, websites, or web applications.

“Network Extension Framework” means the Documented APIs that provide Applications with the ability to customize certain networking features of compatible Apple-branded products (e.g., customizing the authentication process for WiFi Hotspots, VPN features, and content filtering mechanisms).

“Pass(es)” means one or more digital passes (e.g., movie tickets, coupons, loyalty reward vouchers, boarding passes, membership cards, etc.) developed by You under this Agreement, under Your own trademark or brand, and which are signed with Your Pass Type ID.

“Pass Information” means the text, descriptions, representations or information relating to a Pass that You provide to or receive from Your end-users on or in connection with a Pass.

“Pass Type ID” means the combination of an Apple Certificate and Push Application ID that is used by You to sign Your Passes and/or communicate with the APN.

Program Agreement	Page 7

“Program” means the overall Apple development, testing, digital signing, and distribution program contemplated in this Agreement.

“Program Requirements” mean the technical, human interface, design, product category, security, performance, and other criteria and requirements specified by Apple, including but not limited to the current set of requirements set forth in Section 3.3, as they may be modified from time to time by Apple in accordance with this Agreement.

“Provisioning Profiles” means the files (including applicable entitlements or other identifiers) that are provided by Apple for use by You in connection with Your Application development and testing, and limited distribution of Your Applications for use on Registered Devices and/or on Authorized Test Units.

“Push Application ID” means the unique identification number or other identifier that Apple assigns to an Application, Pass or Site in order to permit it to access and use the APN.

“Push Notification” or “Safari Push Notification” means a notification, including any content or data therein, that You transmit to end-users for delivery in Your Application, Your Pass, and/or in the case of macOS, to the macOS desktop of users of Your Site who have opted in to receive such messages through Safari on macOS.

“Registered Devices” means Apple-branded hardware units owned or controlled by You, or owned by individuals who are affiliated with You, where such Products have been specifically registered with Apple under this Program.

“Safari Extensions” means one or more software extensions developed by You under this Agreement only for use with Safari in compliance with this Agreement.

“Security Solution” means the proprietary Apple content protection system marketed as Fairplay, to be applied to Licensed Applications distributed on the App Store to administer Apple’s standard usage rules for Licensed Applications, as such system and rules may be modified by Apple from time to time.

“ShazamKit APIs” means the Documented APIs that enable You to add audio-based recognition features or functionality to Your Application and Corresponding Products.

“ShazamKit Content” means metadata, music, and/or graphical content provided by Apple and rendered through the ShazamKit APIs, including but not limited to MusicKit Content.

“Sign In with Apple” means the Documented APIs and JavaScript libraries that allow You to log users into Your Application (and Corresponding Products) with their Apple ID or anonymized credentials.

“Single Sign-on Specification” means the Documentation provided by Apple hereunder for the Single Sign-On API, as updated from time to time.

“SiriKit” means the set of APIs that allow Your Application to access or provide SiriKit domains, intents, shortcuts, donations, and other related functionality, as set forth in the Documentation.

“Site” means a website provided by You under Your own name, trademark or brand.

Program Agreement	Page 8

“Term” means the period described in Section 11.

“TestFlight” means Apple’s beta testing service for pre-release Applications made available through Apple’s TestFlight Application.

“TestFlight Application” means Apple’s application that enables the distribution of pre-release versions of Your Applications to a limited number of Your Authorized Developers and to a limited number of Beta Testers (as specified in App Store Connect) through TestFlight.

“TV App API” means the API documented in the TV App Specification that enables You to provide Apple with TV App Data.

“TV App Data” means the data described in the TV App Specification to be provided to Apple through the TV App API.

“TV App Features” means functionality accessible via the TV App and/or tvOS, iOS, iPadOS, and/or macOS devices, which functionality provides the user the ability to view customized information and recommendations regarding content and to access such content through the user’s apps, and/or provides the user the ability to continue play of previously viewed content.

“TV App Specification” means the Documentation provided by Apple hereunder for the TV App API, as updated from time to time.

“tvOS” means the tvOS operating system software, including any successor versions thereof.

“Updates” means bug fixes, updates, upgrades, modifications, enhancements, supplements, and new releases or versions of the Apple Software or Services, or to any part of the Apple Software or Services.

“Wallet” means Apple’s application that has the ability to store and display Passes for use on iOS Products, Apple Watch, or Safari on macOS.

“WatchKit Extension” means an extension bundled as part of Your Application that accesses the WatchKit framework on iOS to run and display a WatchKit app on the watchOS.

“watchOS” means the watchOS operating system software, including any successor versions thereof.

“Web Software” means web-based versions of Your software applications that have the same title and substantially equivalent features and functionality as Your Licensed Application (e.g., feature parity).

“Website Push ID” means the combination of an Apple Certificate and Push Application ID that is used by You to sign Your Site’s registration bundle and/or communicate with the APN.

“Xcode Cloud” or “Xcode Cloud Service” means Apple’s cloud hosted continuous integration and delivery service and related technologies.

“Xcode Cloud Content” means the software, tests, scripts, data, information, text, graphics, videos, or other content that You post or make available when accessing or using the Xcode Cloud Service (including any software residing in source code repositories to which You provide log-in credentials), excluding any Apple materials licensed to You.

Program Agreement	Page 9

“You” and “Your” means and refers to the person(s) or legal entity (whether the company, organization, educational institution, or governmental agency, instrumentality, or department) that has accepted this Agreement under its own developer account and that is using the Apple Software or otherwise exercising rights under this Agreement.

Note: For the sake of clarity, You may authorize contractors to develop Applications on Your behalf, but any such Applications must be owned by You, submitted under Your own developer account, and distributed as Applications only as expressly permitted herein. You are responsible to Apple for Your contractors’ activities under Your account (e.g., adding them to Your team to perform development work for You) and their compliance with this Agreement. Any actions undertaken by Your contractors arising out of this Agreement shall be deemed to have been taken by You, and You (in addition to Your contractors) shall be responsible to Apple for all such actions.

2.	Internal Use License and Restrictions

2.1	Permitted Uses and Restrictions; Program services

Subject to the terms and conditions of this Agreement, Apple hereby grants You during the Term, a limited, non-exclusive, personal, revocable, non-sublicensable and non-transferable license to:

(a)    Install a reasonable number of copies of the Apple Software provided to You under the Program on Apple-branded products owned or controlled by You, to be used internally by You or Your Authorized Developers for the sole purpose of developing or testing Covered Products designed to operate on the applicable Apple-branded products, except as otherwise expressly permitted in this Agreement;

(b)    Make and distribute a reasonable number of copies of the Documentation to Authorized Developers for their internal use only and for the sole purpose of developing or testing Covered Products, except as otherwise expressly permitted in this Agreement;

(c)    Install a Provisioning Profile on each of Your Authorized Test Units, up to the number of Authorized Test Units that You have registered and acquired licenses for, to be used internally by You or Your Authorized Developers for the sole purpose of developing and testing Your Applications, except as otherwise expressly permitted in this Agreement;

(d)    Install a Provisioning Profile on each of Your Registered Devices, up to the limited number of Registered Devices that You have registered and acquired licenses for, for the sole purpose of enabling the distribution and use of Your Applications on such Registered Devices; and

(e)    Incorporate the Apple Certificates issued to You pursuant to this Agreement for purposes of digitally signing Your Applications, Passes, Safari Extensions, Safari Push Notifications, and as otherwise expressly permitted by this Agreement.

Apple reserves the right to set the limited number of Apple-branded products that each Licensee may register with Apple and obtain licenses for under this Program (a “Block of Registered Device Licenses”). For the purposes of limited distribution on Registered Devices under Section 7.3 (Ad Hoc distribution), each company, organization, educational institution or affiliated group may only acquire one (1) Block of Registered Device Licenses per company, organization, educational institution or group, unless otherwise agreed in writing by Apple. You agree not to knowingly acquire, or to cause others to

Program Agreement	Page 10

acquire, more than one Block of Registered Device Licenses for the same company, organization, educational institution or group. Apple may provide access to services by or through the Program for You to use with Your developer account (e.g., device or app provisioning, managing teams or other account resources). You agree to access such services only through the Program web portal (which is accessed through Apple’s developer website) or through Apple-branded products that are designed to work in conjunction with the Program (e.g., Xcode, App Store Connect, Swift Playgrounds) and only as authorized by Apple. If You (or Your Authorized Developers) access Your developer account through these other Apple-branded products, You acknowledge and agree that this Agreement shall continue to apply to any use of Your developer account and to any features or functionality of the Program that are made available to You (or Your Authorized Developers) in this manner (e.g., Apple Certificates and Provisioning Profiles can be used only in the limited manner permitted herein, etc.). You agree not to create or attempt to create a substitute or similar service through use of or access to the services provided by or through the Program. If Apple provides power and performance metrics for Your Application, You agree that such metrics may be used solely for Your own internal use and may not be provided to any third party (except as set forth in Section 2.9). Further, You may only access such services using the Apple ID associated with Your developer account or authentication credentials (e.g., keys, tokens, password) associated with Your developer account, and You are fully responsible for safeguarding Your Apple ID and authentication credentials from compromise and for using them only as authorized by Apple and in accordance with the terms of this Agreement, including but not limited to Section 2.8 and 5. Except as otherwise expressly permitted herein, You agree not to share, sell, resell, rent, lease, lend, or otherwise provide access to Your developer account or any services provided therewith, in whole or in part, to anyone who is not an Authorized Developer on Your team, and You agree not to solicit or request Apple Developer Program members to provide You with their Apple IDs, authentication credentials, and/or related account information and materials (e.g., Apple Certificates used for distribution or submission to the App Store or TestFlight). You understand that each team member must have their own Apple ID or authentication credentials to access Your account, and You shall be fully responsible for all activity performed through or in connection with Your account. To the extent that You own or control an Apple-branded computer running Apple’s macOS Server or Xcode Server (“Server”) and would like to use it for Your own development purposes in connection with the Program, You agree to use Your own Apple ID or other authentication credentials for such Server, and You shall be responsible for all actions performed by such Server.

2.2	Authorized Test Units and Pre-Release Apple Software

As long as an Authorized Test Unit contains any pre-release versions of the Apple Software or uses pre-release versions of Services, You agree to restrict access to such Authorized Test Unit to Your Authorized Developers and to not disclose, show, rent, lease, lend, sell or otherwise transfer such Authorized Test Unit to any third party. You further agree to take reasonable precautions to safeguard, and to instruct Your Authorized Developers to safeguard, all Authorized Test Units from loss or theft. Further, subject to the terms of this Agreement, You may deploy Your Applications to Your Authorized Developers for use on a limited number of Authorized Test Units for Your own internal testing and development purposes.

You acknowledge that by installing any pre-release Apple Software or using any pre-release Services on Your Authorized Test Units, these Units may be “locked” into testing mode and may not be capable of being restored to their original condition. Any use of any pre-release Apple Software or pre-release Services are for evaluation and development purposes only, and You should not

Program Agreement	Page 11

use any pre-release Apple Software or pre-release Services in a commercial operating environment or with important data. You should back up any data prior to using the pre-release Apple Software or pre-release Services. Apple shall not be responsible for any costs, expenses or other liabilities You may incur as a result of provisioning Your Authorized Test Units and Registered Devices, Your Covered Product development or the installation or use of this Apple Software or any pre-release Apple Services, including but not limited to any damage to any equipment, or any damage, loss, or corruption of any software, information or data.

2.3	Confidential Nature of Pre-Release Apple Software and Services

From time to time during the Term, Apple may provide You with pre-release versions of the Apple Software or Services that constitute Apple Confidential Information and are subject to the confidentiality obligations of this Agreement, except as otherwise set forth herein. Such pre-release Apple Software and Services should not be relied upon to perform in the same manner as a final-release, commercial-grade product, nor used with data that is not sufficiently and regularly backed up, and may include features, functionality or APIs for software or services that are not yet available. You acknowledge that Apple may not have publicly announced the availability of such pre-release Apple Software or Services, that Apple has not promised or guaranteed to You that such pre-release software or services will be announced or made available to anyone in the future, and that Apple has no express or implied obligation to You to announce or commercially introduce such software or services or any similar or compatible technology. You expressly acknowledge and agree that any research or development that You perform with respect to pre-release versions of the Apple Software or Services is done entirely at Your own risk.

2.4	Copies

You agree to retain and reproduce in full the Apple copyright, disclaimers and other proprietary notices (as they appear in the Apple Software and Documentation provided) in all copies of the Apple Software and Documentation that You are permitted to make under this Agreement.

2.5	Ownership

Apple retains all rights, title, and interest in and to the Apple Software, Services, and any Updates it may make available to You under this Agreement. You agree to cooperate with Apple to maintain Apple’s ownership of the Apple Software and Services, and, to the extent that You become aware of any claims relating to the Apple Software or Services, You agree to use reasonable efforts to promptly provide notice of any such claims to Apple. The parties acknowledge that this Agreement does not give Apple any ownership interest in Your Covered Products.

2.6	No Other Permitted Uses

Except as otherwise set forth in this Agreement, You agree not to rent, lease, lend, upload to or host on any website or server, sell, redistribute, or sublicense the Apple Software, Apple Certificates, or any Services, in whole or in part, or to enable others to do so. You may not use the Apple Software, Apple Certificates, or any Services provided hereunder for any purpose not expressly permitted by this Agreement, including any applicable Attachments and Schedules. You agree not to install, use or run the Apple SDKs on any non-Apple-branded computer, and not to install, use or run iOS, watchOS, tvOS, iPadOS, macOS and Provisioning Profiles on or in connection with devices other than Apple-branded products, or to enable others to do so. You may not and You agree not to, or to enable others to, copy

Program Agreement	Page 12

(except as expressly permitted under this Agreement), decompile, reverse engineer, disassemble, attempt to derive the source code of, modify, decrypt, or create derivative works of the Apple Software, Apple Certificates or any Services provided by the Apple Software or otherwise provided hereunder, or any part thereof (except as and only to the extent any foregoing restriction is prohibited by applicable law or to the extent as may be permitted by licensing terms governing use of open-sourced components or sample code included with the Apple Software). You agree not to exploit any Apple Software, Apple Certificates, or Services provided hereunder in any unauthorized way whatsoever, including but not limited to, by trespass or burdening network capacity, or by harvesting or misusing data provided by such Apple Software, Apple Certificates, or Services. Any attempt to do so is a violation of the rights of Apple and its licensors of the Apple Software or Services. If You breach any of the foregoing restrictions, You may be subject to prosecution and damages. All licenses not expressly granted in this Agreement are reserved and no other licenses, immunity or rights, express or implied are granted by Apple, by implication, estoppel, or otherwise. This Agreement does not grant You any rights to use any trademarks, logos or service marks belonging to Apple, including but not limited to the iPhone or iPod word marks. If You make reference to any Apple products or technology or use Apple’s trademarks, You agree to comply with the published guidelines at https://www.apple.com/legal/intellectual-property/guidelinesfor3rdparties.html, as they may be modified by Apple from time to time.

2.7	FPS SDK and FPS Deployment Package

You may use the FPS SDK to develop and test a server-side implementation of FPS, solely for use with video streamed by You (or on Your behalf) through Your Applications, or video downloaded for viewing through Your Applications, on iOS Products and/or Apple TV, through Safari on macOS, or as otherwise approved by Apple in writing (collectively, “Authorized FPS Applications”). You understand that You will need to request the FPS Deployment Package on the Program web portal prior to any production or commercial use of FPS. As part of such request, You will need to submit information about Your requested use of FPS. Apple will review Your request and reserves the right to not provide You with the FPS Deployment Package at its sole discretion, in which case You will not be able to deploy FPS. Any development and testing You perform with the FPS SDK is at Your own risk and expense, and Apple will not be liable to You for such use or for declining Your request to use FPS in a production or commercial environment.

If Apple provides You with the FPS Deployment Package, You agree to use it solely as approved by Apple and only in connection with video content streamed by You (or on Your behalf) to Authorized FPS Applications or downloaded for viewing through Your Authorized FPS Applications. Except as permitted in Section 2.9 (Third-Party Service Providers), You will not provide the FPS Deployment Package to any third party or sublicense, sell, resell, lease, disclose, or re-distribute the FPS Deployment Package or FPS SDK to any third party (or any implementation thereof) without Apple’s prior written consent.

You acknowledge and agree that the FPS Deployment Package (including the set of FPS production keys) is Apple Confidential Information as set forth in Section 9 (Confidentiality). Further, such FPS keys are unique to Your company or organization, and You are solely responsible for storing and protecting them. You may use such FPS keys solely for the purpose of delivering and protecting Your content key that is used to decrypt video content streamed by You to Authorized FPS Applications or downloaded for viewing through Your Authorized FPS Applications. Apple will have no liability or responsibility for unauthorized access to or use of any FPS key or any content streamed or otherwise delivered under this Agreement in connection with FPS. In the event that Your FPS key is disclosed,

Program Agreement	Page 13

discovered, misappropriated or lost, You may request that Apple revoke it by emailing product-security@apple.com, and You understand that Apple will have no obligation to provide a replacement key. Apple reserves the right to revoke Your FPS key at any time if requested by You, in the event of a breach of this Agreement by You, if otherwise deemed prudent or reasonable by Apple, or upon expiration or termination of this Agreement for any reason.

You acknowledge and agree that Apple reserves the right to revoke or otherwise remove Your access to and use of FPS (or any part thereof) at any time in its sole discretion. Further, Apple will have no obligation to provide any modified, updated or successor version of the FPS Deployment Package or the FPS SDK to You and will have no obligation to maintain compatibility with any prior version. If Apple makes new versions of the FPS Deployment Package or FPS SDK available to You, then You agree to update to them within a reasonable time period if requested to do so by Apple.

2.8	Use of Apple Services

Apple may provide access to Apple Services that Your Covered Products may call through APIs in the Apple Software and/or that Apple makes available to You through other mechanisms, e.g., through the use of keys that Apple may make accessible to You under the Program. You agree to access such Apple Services only through the mechanisms provided by Apple for such access and only for use on Apple-branded products. Except as permitted in Section 2.9 (Third-Party Service Providers) or as otherwise set forth herein, You agree not to share access to mechanisms provided to You by Apple for the use of the Services with any third party. Further, You agree not to create or attempt to create a substitute or similar service through use of or access to the Apple Services.

You agree to access and use such Services only as necessary for providing services and functionality for Your Covered Products that are eligible to use such Services and only as permitted by Apple in writing, including in the Documentation. You may not use the Apple Services in any manner that is inconsistent with the terms of this Agreement or that infringes any intellectual property rights of a third party or Apple, or that violates any applicable laws or regulations. You agree that the Apple Services contain proprietary content, information and material owned by Apple and its licensors, and protected by applicable intellectual property and other laws. You may not use such proprietary content, information or materials in any way whatsoever, except for the permitted uses of the Apple Services under this Agreement, or as otherwise agreed by Apple in writing.

You understand there may be storage capacity, transmission, and/or transactional limits for the Apple Services both for You as a developer and for Your end-users. If You reach or Your end-user reaches such limits, then You or Your end-user may be unable to use the Apple Services or may be unable to access or retrieve data from such Services through Your Covered Products or through the applicable end-user accounts. You agree not to charge any fees to end-users solely for access to or use of the Apple Services through Your Covered Products or for any content, data or information provided therein, and You agree not to sell access to the Apple Services in any way. You agree not to fraudulently create any end-user accounts or induce any end-user to violate the terms of their applicable end-user terms or service agreement with Apple or to violate any Apple usage policies for such end-user services. Except as expressly set forth herein, You agree not to interfere with an end-user’s ability to access or use any such services.

Program Agreement	Page 14

Apple reserves the right to change, suspend, deprecate, deny, limit, or disable access to the Apple Services, or any part thereof, at any time without notice (including but not limited to revoking entitlements or changing any APIs in the Apple Software that enable access to the Services or not providing You with an entitlement). In no event will Apple be liable for the removal of or disabling of access to any of the foregoing. Apple may also impose limits and restrictions on the use of or access to the Apple Services, may remove the Apple Services for indefinite time periods, may revoke Your access to the Apple Services, or may cancel the Apple Services (or any part thereof) at any time without notice or liability to You and in its sole discretion.

Apple does not guarantee the availability, accuracy, completeness, reliability, or timeliness of any data or information displayed by any Apple Services. To the extent You choose to use the Apple Services with Your Covered Products, You are responsible for Your reliance on any such data or information. You are responsible for Your use of the Apple Software and Apple Services, and if You use such Services, then it is Your responsibility to maintain appropriate alternate backup of all Your content, information and data, including but not limited to any content that You may provide to Apple for hosting as part of Your use of the Services. You understand and agree that You may not be able to access certain Apple Services upon expiration or termination of this Agreement and that Apple reserves the right to suspend access to or delete content, data or information that You or Your Covered Product have stored through Your use of such Services provided hereunder. You should review the Documentation and policy notices posted by Apple prior to using any Apple Services.

Apple Services may not be available in all languages or in all countries, and Apple makes no representation that any such Services would be appropriate, accurate or available for use in any particular location or product. To the extent You choose to use the Apple Services with Your Applications, You do so at Your own initiative and are responsible for compliance with any applicable laws. Apple reserves the right to charge fees for Your use of the Apple Services. Apple will inform You of any Apple Service fees or fee changes by email and information about such fees will be posted in the Program web portal, App Store Connect, or the CloudKit console.

Apple Service availability and pricing are subject to change. Further, Apple Services may not be made available for all Covered Products and may not be made available to all developers. Apple reserves the right to not provide (or to cease providing) the Apple Services to any or all developers at any time in its sole discretion.

2.9	Third-Party Service Providers

Unless otherwise prohibited by Apple in the Documentation or this Agreement, You are permitted to employ or retain a third party (“Service Provider”) to assist You in using the Apple Software and Services provided pursuant to this Agreement, including, but not limited to, engaging any such Service Provider to maintain and administer Your Applications’ servers on Your behalf, provided that any such Service Provider’s use of the Apple Software and Services or any materials associated therewith is done solely on Your behalf and only in accordance with these terms. Notwithstanding the foregoing, You may not use a Service Provider to submit an Application to the App Store or use TestFlight on Your behalf. You agree to have a binding written agreement with Your Service Provider with terms at least as restrictive and protective of Apple as those set forth herein. Any actions undertaken by any such Service Provider in relation to Your Applications or use of the Apple Software or Apple Services and/or arising out of this Agreement shall be deemed to have been taken by You, and You (in addition to the Service Provider)

Program Agreement	Page 15

shall be responsible to Apple for all such actions (or any inactions). In the event of any actions or inactions by the Service Provider that would constitute a violation of this Agreement or otherwise cause any harm, Apple reserves the right to require You to cease using such Service Provider.

2.10	Updates; No Support or Maintenance

Apple may extend, enhance, or otherwise modify the Apple Software or Services (or any part thereof) provided hereunder at any time without notice, but Apple shall not be obligated to provide You with any Updates to the Apple Software or Services. If Updates are made available by Apple, the terms of this Agreement will govern such Updates, unless the Update is accompanied by a separate license in which case the terms of that license will govern. You understand that such modifications may require You to change or update Your Covered Products. Further, You acknowledge and agree that such modifications may affect Your ability to use, access, or interact with the Apple Software and Services. Apple is not obligated to provide any maintenance, technical or other support for the Apple Software or Services. You acknowledge that Apple has no express or implied obligation to announce or make available any Updates to the Apple Software or to any Services to anyone in the future. Should an Update be made available, it may have APIs, features, services or functionality that are different from those found in the Apple Software licensed hereunder or the Services provided hereunder.

3.	Your Obligations

3.1	General

You certify to Apple and agree that:

(a)    You are of the legal age of majority in the jurisdiction in which You reside (at least 18 years of age in many countries) and have the right and authority to enter into this Agreement on Your own behalf, or if You are entering into this Agreement on behalf of Your company, organization, educational institution, or agency, instrumentality, or department of the federal government, that You have the right and authority to legally bind such entity or organization to the terms and obligations of this Agreement;

(b)    All information provided by You to Apple or Your end-users in connection with this Agreement or Your Covered Products, including without limitation Licensed Application Information or Pass Information, will be current, true, accurate, supportable and complete and, with regard to information You provide to Apple, You will promptly notify Apple of any changes to such information. Further, You agree that Apple may share such information (including email address and mailing address) with third parties who have a need to know for purposes related thereto (e.g., intellectual property questions, customer service inquiries, etc.);

(c)    You will comply with the terms of and fulfill Your obligations under this Agreement, including obtaining any required consents for Your Authorized Developers’ use of the Apple Software and Services, and You agree to monitor and be fully responsible for all such use by Your Authorized Developers and their compliance with the terms of this Agreement;

(d)    You will be solely responsible for all costs, expenses, losses and liabilities incurred, and activities undertaken by You and Your Authorized Developers in connection with the Apple Software and Apple Services, the Authorized Test Units, Registered Devices, Your Covered Products and Your related development and distribution efforts, including, but not limited to, any related development efforts, network and server equipment, Internet service(s), or any other hardware, software or services used by You in connection with Your use of any services;

Program Agreement	Page 16

(e)    For the purposes of Schedule 1 (if applicable), You represent and warrant that You own or control the necessary rights in order to appoint Apple and Apple Subsidiaries as Your worldwide agent for the delivery of Your Licensed Applications, and that the fulfillment of such appointment by Apple and Apple Subsidiaries shall not violate or infringe the rights of any third party; and

(f)    You will not act in any manner which conflicts or interferes with any existing commitment or obligation You may have and no agreement previously entered into by You will interfere with Your performance of Your obligations under this Agreement.

3.2	Use of the Apple Software and Apple Services

As a condition to using the Apple Software and any Apple Services, You agree that:

(a)    You will use the Apple Software and any services only for the purposes and in the manner expressly permitted by this Agreement and in accordance with all applicable laws and regulations;

(b)    You will not use the Apple Software or any Apple Services: (1) for any unlawful or illegal activity, nor to develop any Covered Product, which would commit or facilitate the commission of a crime, or other tortious, unlawful or illegal act; (2) to threaten, incite, or promote violence, terrorism, or other serious harm; or (3) to create or distribute any content or activity that promotes child sexual exploitation or abuse.

(c)    Your Application, Library and/or Pass will be developed in compliance with the Documentation and the Program Requirements, the current set of which is set forth in Section 3.3 below;

(d)    To the best of Your knowledge and belief, Your Covered Products, Licensed Application Information, Xcode Cloud Content, and Pass Information do not and will not violate, misappropriate, or infringe any Apple or third party copyrights, trademarks, rights of privacy and publicity, trade secrets, patents, or other proprietary or legal rights (e.g., musical composition or performance rights, video rights, photography or image rights, logo rights, third party data rights, etc. for content and materials that may be included in Your Application);

(e)    You will not, through use of the Apple Software, Apple Certificates, Apple Services or otherwise, create any Covered Product or other code or program that would: (1) disable, hack or otherwise interfere with the Security Solution, or any security, digital signing, digital rights management, verification or authentication mechanisms implemented in or by iOS, watchOS, iPadOS, tvOS, the Apple Software, or any Services, or other Apple software or technology, or enable others to do so (except to the extent expressly permitted by Apple in writing); or (2) violate the security, integrity, or availability of any user, network, computer or communications system;

(f)    You will not, directly or indirectly, commit any act intended to interfere with any of the Apple Software or Services, the intent of this Agreement, or Apple’s business practices including, but not limited to, taking actions that may hinder the performance or intended use of the App Store, Custom App Distribution, TestFlight, Xcode Cloud, Ad Hoc distribution, or the Program (e.g., submitting fraudulent reviews of Your own Application or any third party application, choosing a name for Your Application that is substantially similar to the name of a third party application in order to create consumer confusion, or

Program Agreement	Page 17

squatting on application names to prevent legitimate third party use). Further, You will not engage, or encourage others to engage, in any unlawful, unfair, misleading, fraudulent, improper, or dishonest acts or business practices relating to Your Covered Products (e.g., engaging in bait-and-switch pricing, consumer misrepresentation, deceptive business practices, or unfair competition against other developers); and

(g)    Applications for iOS Products, Apple Watch, or Apple TV developed using the Apple Software may be distributed only if selected by Apple (in its sole discretion) for distribution via the App Store, Custom App Distribution, for beta distribution through TestFlight, or through Ad Hoc distribution as contemplated in this Agreement. Passes developed using the Apple Software may be distributed to Your end-users via email, a website or an Application in accordance with the terms of this Agreement, including Attachment 5. Safari Extensions signed with an Apple Certificate may be distributed to Your end-users in accordance with the terms of this Agreement, including Attachment 7. Applications for macOS may be distributed outside of the App Store using Apple Certificates and/or tickets as set forth in Section 5.3 and 5.4.

3.3	Program Requirements

Any Application that will be submitted to the App Store, Custom App Distribution, or TestFlight, or that will be distributed through Ad Hoc distribution, must be developed in compliance with the Documentation and the Program Requirements, the current set of which is set forth below in this Section 3.3. Libraries and Passes are subject to the same criteria:

APIs and Functionality:

3.3.1    Applications may only use Documented APIs in the manner prescribed by Apple and must not use or call any private APIs. Further, macOS Applications submitted to Apple for distribution on the App Store may use only Documented APIs included in the default installation of macOS, as bundled with Xcode and the Mac SDK, or as bundled with Swift Playgrounds; deprecated technologies (such as Java) may not be used.

3.3.2    Except as set forth in the next paragraph, an Application may not download or install executable code. Interpreted code may be downloaded to an Application but only so long as such code: (a) does not change the primary purpose of the Application by providing features or functionality that are inconsistent with the intended and advertised purpose of the Application as submitted to the App Store, (b) does not create a store or storefront for other code or applications, and (c) does not bypass signing, sandbox, or other security features of the OS.

An Application that is a programming environment intended for use in learning how to program may download and run executable code so long as the following requirements are met: (i) no more than 80 percent of the Application’s viewing area or screen may be taken over with executable code, except as otherwise permitted in the Documentation, (ii) the Application must present a reasonably conspicuous indicator to the user within the Application to indicate that the user is in a programming environment, (iii) the Application must not create a store or storefront for other code or applications, and (iv) the source code provided by the Application must be completely viewable and editable by the user (e.g., no pre-compiled libraries or frameworks may be included with the code downloaded).

Program Agreement	Page 18

3.3.3    Without Apple’s prior written approval or as permitted under Section 3.3.25 (In-App Purchase API), an Application may not provide, unlock or enable additional features or functionality through distribution mechanisms other than the App Store, Custom App Distribution or TestFlight.

3.3.4    An Application for iOS, watchOS, iPadOS, or tvOS may only read data from or write data to an Application’s designated container area on the device, except as otherwise specified by Apple. For macOS Applications submitted to Apple for distribution on the App Store: (a) all files necessary for the Application to execute on macOS must be in the Application bundle submitted to Apple and must be installed by the App Store; (b) all localizations must be in the same Application bundle and may not include a suite or collection of independent applications within a single Application bundle; (c) native user interface elements or behaviors of macOS (e.g., the system menu, window sizes, colors, etc.) may not be altered, modified or otherwise changed; (d) You may not use any digital rights management or other copy or access control mechanisms in such Applications without Apple’s written permission or as specified in the Documentation; and (e) except as otherwise permitted by Section 3.3.25 (In-App Purchase API), such Applications may not function as a distribution mechanism for software and may not include features or functionality that create or enable a software store, distribution channel or other mechanism for software delivery within such Applications (e.g., an audio application may not include an audio filter plug-in store within the Application).

3.3.5    An Application for an iOS Product must have at least the same features and functionality when run by a user in compatibility mode on an iPad (e.g., an iPhone app running in an equivalent iPhone-size window on an iPad must perform in substantially the same manner as when run on the iPhone; provided that this obligation will not apply to any feature or functionality that is not supported by a particular hardware device, such as a video recording feature on a device that does not have a camera). Further, You agree not to interfere or attempt to interfere with the operation of Your Application in compatibility mode.

3.3.6    You may use the Multitasking services only for their intended purposes as described in the Documentation.

User Interface, Data Collection, Local Laws and Privacy:

3.3.7    Applications must comply with the Human Interface Guidelines (HIG) and other Documentation provided by Apple. You agree to follow the HIG to develop an appropriate user interface and functionality for Your Application that is compatible with the design of Apple-branded products (e.g., a watch App should have a user interface designed for quick interactions in accordance with the HIG’s watchOS design themes).

3.3.8    If Your Application captures or makes any video, microphone, screen recordings, or camera recordings, whether saved on the device or sent to a server (e.g., an image, photo, voice or speech capture, or other recording) (collectively “Recordings”), a reasonably conspicuous audio, visual or other indicator must be displayed to the user as part of the Application to indicate that a Recording is taking place.

•

In addition, any form of data, content or information collection, processing, maintenance, uploading, syncing, storage, transmission, sharing, disclosure or use performed by, through or in connection with Your Application must comply with all applicable privacy laws and regulations as well as any related Program Requirements, including but not limited to any notice or consent requirements.

Program Agreement	Page 19

3.3.9    You and Your Applications (and any third party with whom You have contracted to serve advertising) may not collect user or device data without prior user consent, whether such data is obtained directly from the user or through the use of the Apple Software, Apple Services, or Apple SDKs, and then only to provide a service or function that is directly relevant to the use of the Application, or to serve advertising in accordance with Sections 3.3.12. You may not broaden or otherwise change the scope of usage for previously collected user or device data without obtaining prior user consent for such expanded or otherwise changed data collection. You may not use analytics software in Your Application to collect and send device data to a third party. Further, neither You nor Your Application will use any permanent, device-based identifier, or any data derived therefrom, for purposes of uniquely identifying a device.

3.3.10    You must provide clear and complete information to users regarding Your collection, use and disclosure of user or device data, e.g., a description of Your use of user and device data in the App Description on the App Store. Furthermore, You must take appropriate steps to protect such data from unauthorized use, disclosure or access by third parties. If a user ceases to consent or affirmatively revokes consent for Your collection, use or disclosure of such user’s device or user data, You (and any third party with whom You have contracted to serve advertising) must promptly cease all such use. You must provide a privacy policy in Your Application, on the App Store, and/or on Your website explaining Your collection, use, disclosure, sharing, retention, and deletion of user or device data. You agree to notify Your users, in accordance with applicable law, in the event of a data breach in which user data collected from Your Application is compromised (e.g., You will send an email notifying Your users if there has been an unintentional disclosure or misuse of their user data).

3.3.11    Applications must comply with all applicable criminal, civil and statutory laws and regulations, including those in any jurisdictions in which Your Applications may be offered or made available. In addition:

•

You and the Application must comply with all applicable privacy and data collection laws and regulations with respect to any collection, use or disclosure of user or device data (e.g., a user’s IP address, the name of the user’s device, and any installed apps associated with a user);

•

Applications may not be designed or marketed for the purpose of harassing, abusing, spamming, stalking, threatening or otherwise violating the legal rights (such as the rights of privacy and publicity) of others;

•

Neither You nor Your Application may perform any functions or link to any content, services, information or data or use any robot, spider, site search or other retrieval application or device to scrape, mine, retrieve, cache, analyze or index software, data or services provided by Apple or its licensors, or obtain (or try to obtain) any such data, except the data that Apple expressly provides or makes available to You in connection with such services. You agree that You will not collect, disseminate or use any such data for any unauthorized purpose; and

•

If Your Application is intended for human subject research or uses the HealthKit APIs for clinical health-related uses which may involve personal data (e.g., storage of health records), then You agree to inform participants of the intended uses and disclosures of their personally identifiable data as part of such research or clinical health uses and to obtain consent from such participants (or their guardians) who will be using Your Application for such research or clinical health purposes. Further, You shall prohibit third parties to whom You provide any de-identified or coded data from re-identifying (or

Program Agreement	Page 20

attempting to re-identify) any participants using such data without participant consent, and You agree to require that such third parties pass the foregoing restriction on to any other parties who receive such de-identified or coded data.

Advertising Identifier and Preference; Ad Network APIs:

3.3.12    You and Your Applications (and any third party with whom You have contracted to serve advertising) may use the Advertising Identifier, and any information obtained through the use of the Advertising Identifier, only for the purpose of serving advertising. If a user resets the Advertising Identifier, then You agree not to combine, correlate, link or otherwise associate, either directly or indirectly, the prior Advertising Identifier and any derived information with the reset Advertising Identifier. For Applications compiled for any Apple-branded product providing access to the Ad Support APIs, You agree to check a user’s Advertising Preference prior to serving any advertising using the Advertising Identifier, and You agree to abide by a user’s setting in the Advertising Preference in Your use of the Advertising Identifier. In addition, You may request to use the Ad Network APIs to track application advertising conversion events. If You are granted permission to use the Ad Network APIs, You agree not to use such APIs, or any information obtained through the use of the Ad Network APIs, for any purpose other than verifying ad validation information as part of an advertising conversion event. You agree not to combine, correlate, link, or otherwise associate, either directly or indirectly, information that is provided as part of the ad validation through the use of the Ad Network APIs with other information You may have about a user. Apple reserves the right to reject any requests to use the Ad Network APIs, in its sole discretion.

Location and Maps; User Consents:

3.3.13    Applications that use location-based APIs (e.g., Core Location, MapKit API) or otherwise provide location-based services may not be designed or marketed for automatic or autonomous control of vehicle behavior, or for emergency or life-saving purposes.

3.3.14    Applications that offer location-based services or functionality, or that otherwise obtain a user’s location through the use of the Apple Software or Apple Services, must notify and obtain consent from a user before a user’s location data is collected, transmitted or otherwise used by the Application and then such data must be used only as consented to by the user and as permitted herein. For example, if You use the “Always” location option in Your Application for the purpose of continuous collection and use of a user’s location data, You should provide a clearly defined justification and user benefit that is presented to the user at the time of the permission.

3.3.15    If You choose to provide Your own location-based service, data and/or information in conjunction with the Apple maps provided through the Apple Maps Service (e.g., overlaying a map or route You have created on top of an Apple map), You are solely responsible for ensuring that Your service, data and/or information correctly aligns with any Apple maps used. For Applications that use location-based APIs for real-time navigation (including, but not limited to, turn-by-turn route guidance and other routing that is enabled through the use of a sensor), You must have an end-user license agreement that includes the following notice: YOUR USE OF THIS REAL TIME ROUTE GUIDANCE APPLICATION IS AT YOUR SOLE RISK. LOCATION DATA MAY NOT BE ACCURATE.

Program Agreement	Page 21

3.3.16    Applications must not disable, override or otherwise interfere with any Apple-implemented system alerts, warnings, display panels, consent panels and the like, including, but not limited to, those that are intended to notify the user that the user’s location data, address book data, calendar, photos, audio data, and/or reminders are being collected, transmitted, maintained, processed or used, or intended to obtain consent for such use. Further, if You have the ability to add a description in such alerts, warnings, and display panels (e.g., information in the purpose strings for the Camera APIs), any such description must be accurate and not misrepresent the scope of use. If consent is denied or withdrawn, Applications may not collect, transmit, maintain, process or utilize such data or perform any other actions for which the user’s consent has been denied or withdrawn.

3.3.17    If Your Application (or Your website or web application, as applicable) uses or accesses the MapKit API or MapKit JS from a device running iOS version 6 or later, Your Application (or Your website or web application, as applicable) will access and use the Apple Maps Service. All use of the MapKit API, MapKit JS, and Apple Maps Service must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 6 (Additional Terms for the use of the Apple Maps Service).

Content and Materials:

3.3.18    Any master recordings and musical compositions embodied in Your Application must be wholly-owned by You or licensed to You on a fully paid-up basis and in a manner that will not require the payment of any fees, royalties and/or sums by Apple to You or any third party. In addition, if Your Application will be distributed outside of the United States, any master recordings and musical compositions embodied in Your Application (a) must not fall within the repertoire of any mechanical or performing/communication rights collecting or licensing organization now or in the future and (b) if licensed, must be exclusively licensed to You for Your Application by each applicable copyright owner.

3.3.19    If Your Application includes or will include any other content, You must either own all such content or have permission from the content owner to use it in Your Application.

3.3.20    Applications may be rejected if they contain content or materials of any kind (text, graphics, images, photographs, sounds, etc.) that in Apple’s reasonable judgment may be found objectionable or inappropriate, for example, materials that may be considered obscene, pornographic, or defamatory.

3.3.21    Applications must not contain any malware, malicious or harmful code, program, or other internal component (e.g., computer viruses, trojan horses, “backdoors”) which could damage, destroy, or adversely affect the Apple Software, services, Apple-branded products, or other software, firmware, hardware, data, systems, services, or networks.

3.3.22    If Your Application includes any FOSS, You agree to comply with all applicable FOSS licensing terms. You also agree not to use any FOSS in the development of Your Application in such a way that would cause the non-FOSS portions of the Apple Software to be subject to any FOSS licensing terms or obligations.

3.3.23    Your Application may include promotional sweepstake or contest functionality provided that You are the sole sponsor of the promotion and that You and Your Application comply with any applicable laws and fulfill any applicable registration requirements in the country or territory where You make Your Application available and the promotion is open. You agree that You are solely responsible for any promotion and any prize, and also agree to clearly state in binding official rules for each promotion that Apple is not a sponsor of, or responsible for conducting, the promotion.

Program Agreement	Page 22

3.3.24    Your Application may include a direct link to a page on Your web site where You include the ability for an end-user to make a charitable contribution, provided that You comply with any applicable laws (which may include providing a receipt), and fulfill any applicable regulation or registration requirements, in the country or territory where You enable the charitable contribution to be made. You also agree to clearly state that Apple is not the fundraiser.

In-App Purchase API:

3.3.25    All use of the In-App Purchase API and related services must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 2 (Additional Terms for Use of the In-App Purchase API).

Network Extension Framework:

3.3.26    Your Application must not access the Network Extension Framework unless Your Application is primarily designed for providing networking capabilities, and You have received an entitlement from Apple for such access. You agree to the following if You receive such entitlement:

•

You agree to clearly disclose to end-users how You and Your Application will be using their network information and, if applicable, filtering their network data, and You agree to use such data and information only as expressly consented to by the end-user and as expressly permitted herein;

•	You agree to store and transmit network information or data from an end-user in a secure and appropriate manner;

•

You agree not to divert an end-user’s network data or information through any undisclosed, improper, or misleading processes, e.g., to filter it through a website to obtain advertising revenue or spoof a website;

•

You agree not to use any network data or information from end-users to bypass or override any end-user settings, e.g., You may not track an end-user’s WiFi network usage to determine their location if they have disabled location services for Your Application; and

•

Notwithstanding anything to the contrary in Section 3.3.9, You and Your Application may not use the Network Extension Framework, or any data or information obtained through the Network Extension Framework, for any purpose other than providing networking capabilities in connection with Your Application (e.g., not for using an end-user’s Internet traffic to serve advertising or to otherwise build user profiles for advertising).

Apple reserves the right to not provide You with an entitlement to use the Network Extension Framework in its sole discretion and to revoke such entitlement at any time. In addition, if You would like to use the Access WiFi Information APIs (which provide the WiFi network to which a device is connected), then You must request an entitlement from Apple for such use, and, notwithstanding anything to the contrary in Section 3.3.9, You may use such APIs only for providing a service or function that is directly relevant to the Application (e.g., not for serving advertising).

Program Agreement	Page 23

MFi Accessories:

3.3.27    Your Application may interface, communicate, or otherwise interoperate with or control an MFi Accessory (as defined above) through wireless transports or through Apple’s lightning or 30-pin connectors only if (i) such MFi Accessory is licensed under the MFi Program at the time that You initially submit Your Application, (ii) the MFi Licensee has added Your Application to a list of those approved for interoperability with their MFi Accessory, and (iii) the MFi Licensee has received approval from the MFi Program for such addition.

Regulatory Compliance:

3.3.28    You will fulfill any applicable regulatory requirements, including full compliance with all applicable laws, regulations, and policies related to the manufacturing, marketing, sale and distribution of Your Application in the United States, and in particular the requirements of the U.S. Food and Drug Administration (FDA) as well as other U.S. regulatory bodies such as the FAA, HHS, FTC, and FCC, and the laws, regulations and policies of any other applicable regulatory bodies in any countries or territories where You use or make Your Application available, e.g., MHRA, CFDA. However, You agree that You will not seek any regulatory marketing permissions or make any determinations that may result in any Apple products being deemed regulated or that may impose any obligations or limitations on Apple. By submitting Your Application to Apple for selection for distribution, You represent and warrant that You are in full compliance with any applicable laws, regulations, and policies, including but not limited to all FDA laws, regulations and policies, related to the manufacturing, marketing, sale and distribution of Your Application in the United States, as well as in other countries or territories where You plan to make Your Application available. You also represent and warrant that You will market Your Application only for its cleared or approved intended use/indication for use, and only in strict compliance with applicable regulatory requirements. Upon Apple’s request, You agree to promptly provide any such clearance documentation to support the marketing of Your Application. If requested by the FDA or by another government body that has a need to review or test Your Application as part of its regulatory review process, You may provide Your Application to such entity for review purposes. You agree to promptly notify Apple in accordance with the procedures set forth in Section 14.5 of any complaints or threats of complaints regarding Your Application in relation to any such regulatory requirements, in which case Apple may remove Your Application from distribution.

Cellular Network:

3.3.29    If an Application requires or will have access to the cellular network, then additionally such Application:

•	Must comply with Apple’s best practices and other guidelines on how Applications should access and use the cellular network; and

•	Must not in Apple’s reasonable judgment excessively use or unduly burden network capacity or bandwidth.

3.3.30    Because some mobile network operators may prohibit or restrict the use of Voice over Internet Protocol (VoIP) functionality over their network, such as the use of VoIP telephony over a cellular network, and may also impose additional fees, or other charges in connection with VoIP. You agree to inform end-users, prior to purchase, to check the terms of agreement with their operator, for example, by

Program Agreement	Page 24

providing such notice in the marketing text that You provide accompanying Your Application on the App Store. In addition, if Your Application allows end-users to send SMS messages or make cellular voice calls, then You must inform the end-user, prior to use of such functionality, that standard text messaging rates or other carrier charges may apply to such use.

Apple Push Notification Service and Local Notifications:

3.3.31    All use of Push Notifications via the Apple Push Notification Service or Local Notifications must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 1 (Additional Terms for Apple Push Notification Service and Local Notifications).

Game Center:

3.3.32    All use of the Game Center must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 3 (Additional Terms for the Game Center).

iCloud:

3.3.33    All use of the iCloud Storage APIs and CloudKit APIs, as well as Your use of the iCloud service under this Agreement, must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 4 (Additional Terms for the use of iCloud).

Wallet:

3.3.34    Your development of Passes, and use of the Pass Type ID and Wallet under this Agreement, must be in accordance with the terms of this Agreement (including the Program Requirements) and Attachment 5 (Additional Terms for Passes).

Additional Services or End-User Pre-Release Software:

3.3.35    From time to time, Apple may provide access to additional Services or pre-release Apple Software for You to use in connection with Your Applications, or as an end-user for evaluation purposes. Some of these may be subject to separate terms and conditions in addition to this Agreement, in which case Your usage will also be subject to those terms and conditions. Such services or software may not be available in all languages or in all countries, and Apple makes no representation that they will be appropriate or available for use in any particular location. To the extent You choose to access such services or software, You do so at Your own initiative and are responsible for compliance with any applicable laws, including but not limited to applicable local laws. To the extent any such software includes Apple’s FaceTime or Messages feature, You acknowledge and agree that when You use such features, the telephone numbers and device identifiers associated with Your Authorized Test Units, as well as email addresses and/or Apple ID information You provide, may be used and maintained by Apple to provide and improve such software and features. Certain services made accessible to You through the Apple Software may be provided by third parties. You acknowledge that Apple will not have any liability or responsibility to You or any other person (including to any end-user) for any third-party services or for any Apple services. Apple and its licensors reserve the right to change, suspend, remove, or disable access to any services at any time. In no event will Apple be liable for the removal or disabling of access to any such services. Further, upon any commercial release of such software or services, or earlier if requested by Apple, You agree to cease all use of the pre-release Apple Software or Services provided to You as an end-user for evaluation purposes under this Agreement.

Program Agreement	Page 25

3.3.36    If Your Application accesses the Google Safe Browsing service through the Apple Software such access is subject to Google’s terms of service set forth at: https://developers.google.com/safe-browsing/terms. If You do not accept such terms of service, then You may not use the Google Safe Browsing Service in Your Application, and You acknowledge and agree that such use will constitute Your acceptance of such terms of service.

3.3.37    If Your Application accesses data from an end-user’s Address Book through the Address Book API, You must notify and obtain consent from the user before a user’s Address Book data is accessed or used by Your Application. Further, Your Application may not provide an automated mechanism that transfers only the Facebook Data portions of the end-user’s Address Book altogether to a location off of the end-user’s device. For the sake of clarity, this does not prohibit an automated transfer of the user’s entire Address Book as a whole, so long as user notification and consent requirements have been fulfilled; and does not prohibit enabling users to transfer any portion of their Address Book data manually (e.g., by cutting and pasting) or enabling them to individually select particular data items to be transferred.

Extensions:

3.3.38    Applications that include extensions in the Application bundle must provide some functionality beyond just the extensions (e.g., help screens, additional settings), unless an Application includes a WatchKit Extension. In addition:

•	Extensions (excluding WatchKit Extensions) may not include advertising, product promotion, direct marketing, or In-App Purchase offers in their extension view;

•

Extensions may not block the full screen of an iOS Product or Apple TV, or redirect, obstruct or interfere in an undisclosed or unexpected way with a user’s use of another developer’s application or any Apple-provided functionality or service;

•	Extensions may operate only in Apple-designated areas of iOS, watchOS, iPadOS, or tvOS as set forth in the Documentation;

•	Extensions that provide keyboard functionality must be capable of operating independent of any network access and must include Unicode characters (vs. pictorial images only);

•

Any keystroke logging done by any such extension must be clearly disclosed to the end-user prior to any such data being sent from an iOS Product, and notwithstanding anything else in Section 3.3.9, such data may be used only for purposes of providing or improving the keyboard functionality of Your Application (e.g., not for serving advertising);

•

Any message filtering done by an extension must be clearly disclosed to the end-user, and notwithstanding anything else in Section 3.3.9, any SMS or MMS data (whether accessed through a message filtering extension or sent by iOS to a messaging extension’s corresponding server) may be used only for purposes of providing or improving the message experience of the user by reducing spam or messages from unknown sources, and must not be used for serving advertising or for any other purpose. Further, SMS or MMS data from a user that is accessed within the extension may not be exported from the extension’s designated container area in any way; and

Program Agreement	Page 26

•

Your Application must not automate installation of extensions or otherwise cause extensions to be installed without the user’s knowledge, and You must accurately specify to the user the purpose and functionality of the extension.

HealthKit APIs and Motion & Fitness APIs:

3.3.39    Your Application must not access the HealthKit APIs or Motion & Fitness APIs unless the use of such APIs is for health, motion, and/or fitness purposes, and this usage is clearly evident in Your marketing text and user interface. In addition:

•

Notwithstanding anything to the contrary in Section 3.3.9, You and Your Application may not use the HealthKit APIs or the Motion & Fitness APIs, or any information obtained through the HealthKit APIs or the Motion & Fitness APIs, for any purpose other than providing health, motion, and/or fitness services in connection with Your Application (e.g., not for serving advertising);

•

You must not use the HealthKit APIs or the Motion & Fitness APIs, or any information obtained through the HealthKit APIs or the Motion & Fitness APIs, to disclose or provide an end-user’s health, motion, and/or fitness information to a third party without prior express end-user consent, and then only for purposes of enabling the third party to provide health, motion, and/or fitness services as permitted herein. For example, You must not share or sell an end-user’s health information collected through the HealthKit APIs or Motion & Fitness APIs to advertising platforms, data brokers, or information resellers. For clarity, You may allow end-users to consent to share their data with third parties for medical research purposes; and

•

You agree to clearly disclose to end-users how You and Your Application will be using their health, motion, and/or fitness information and to use it only as expressly consented to by the end-user and as expressly permitted herein.

Configuration Profiles:

3.3.40    Configuration Profiles cannot be delivered to consumers other than for the purposes of configuration of WiFi, APN, or VPN settings, or as otherwise expressly permitted by Apple in the then-current Configuration Profile Reference Documentation. You must make a clear declaration of what user data will be collected and how it will be used on an app screen or other notification mechanism prior to any user action to use a Configuration Profile. You may not share or sell user data obtained through a Configuration Profile to advertising platforms, data brokers, or information resellers. In addition, You may not override the consent panel for a Configuration Profile or any other mechanisms of a Configuration Profile.

Program Agreement	Page 27

HomeKit APIs:

3.3.41    Your Application must not access the HomeKit APIs unless it is primarily designed to provide home configuration or home automation services (e.g., turning on a light, lifting a garage door) for Licensed HomeKit Accessories and this usage is clearly evident in Your marketing text and user interface. You agree not to use the HomeKit APIs for any purpose other than interfacing, communicating, interoperating with or otherwise controlling a Licensed HomeKit Accessory or for using the HomeKit Database, and then only for home configuration or home automation purposes in connection with Your Application. In addition:

•

Your Application may use information obtained from the HomeKit APIs and/or the HomeKit Database only on a compatible Apple-branded product and may not export, remotely access or transfer such information off of the applicable product (e.g., a lock password cannot be sent off an end-user’s device to be stored in an external non-Apple database), unless otherwise expressly permitted by Apple in the Documentation; and

•

Notwithstanding anything to the contrary in Section 3.3.9, You and Your Application may not use the HomeKit APIs, or any information obtained through the HomeKit APIs or through the HomeKit Database, for any purpose other than providing or improving home configuration or home automation services in connection with Your Application (e.g., not for serving advertising).

Apple Pay APIs:

3.3.42    Your Application may use the Apple Pay APIs solely for the purpose of facilitating payment transactions that are made by or through Your Application, and only for the purchase of goods and services that are to be used outside of any iOS Product or Apple Watch, unless otherwise permitted by Apple in writing. For clarity, nothing in this Section 3.3.42 supplants any of the rules or requirements for the use of the In-App Purchase API, including but not limited to Section 3.3.3 and the guidelines. In addition:

•

You acknowledge and agree that Apple is not a party to any payment transactions facilitated through the use of the Apple Pay APIs and is not responsible for any such transactions, including but not limited to the unavailability of any end-user payment cards or payment fraud. Such payment transactions are between You and Your bank, acquirer, card networks, or other parties You utilize for transaction processing, and You are responsible for complying with any agreements You have with such third parties. In some cases, such agreements may contain terms specifying specific rights, obligations or limitations that You accept and assume in connection with Your decision to utilize the functionality of the Apple Pay APIs;

•

You agree to store any private keys provided to You as part of Your use of the Apple Pay APIs in a secure manner (e.g., encrypted on a server) and in accordance with the Documentation. You agree not to store any end-user payment information in an unencrypted manner on an iOS Product. For clarity, You may not decrypt any such end-user payment information on an iOS Product;

•	You agree not to call the Apple Pay APIs or otherwise attempt to gain information through the Apple Pay APIs for purposes unrelated to facilitating end-user payment transactions; and

Program Agreement	Page 28

•

If You use Apple Pay APIs in Your Application, then You agree to use commercially reasonable efforts to include Apple Pay Cash as a payment option with Your use of the Apple Pay APIs in accordance with the Documentation and provided that Apple Pay Cash is available in the jurisdiction in which the Application is distributed.

3.3.43    As part of facilitating an end-user payment transaction through the Apple Pay APIs, Apple may provide You (whether You are acting as the Merchant or as an Intermediary Party) with an Apple Pay Payload. If You receive an Apple Pay Payload, then You agree to the following:

•

If You are acting as the Merchant, then You may use the Apple Pay Payload to process the end-user payment transaction and for other uses that You disclose to the end-user, and only in accordance with applicable law; and

•	If You are acting as an Intermediary Party, then:

(a)    You may use the Apple Pay Payload only for purposes of facilitating the payment transaction between the Merchant and the end-user and for Your own order management purposes (e.g., customer service) as part of such transaction;

(b)    You agree that You will not hold the Apple Pay Payload data for any longer than necessary to fulfill the payment transaction and order management purposes for which it was collected;

(c)    You agree not to combine data obtained through the Apple Pay APIs, including but not limited to, the Apple Pay Payload with any other data that You may have about such end-user (except to the limited extent necessary for order management purposes). For clarity, an Intermediary Party may not use data obtained through the Apple Pay APIs for advertising or marketing purposes, for developing or enhancing a user profile, or to otherwise target end-users;

(d)    You agree to disclose to end-users that You are an Intermediary Party to the transaction and to provide the identity of the Merchant for a particular transaction on the Apple Pay Payment Sheet (in addition to including Your name as an Intermediary Party); and

(e)    If You use a Merchant, then You will be responsible for ensuring that the Merchant You select uses the Apple Pay Payload provided by You only for purposes of processing the end-user payment transaction and for other uses they have disclosed to the end-user, and only in accordance with applicable law. You agree to have a binding written agreement with such Merchant with terms at least as restrictive and protective of Apple as those set forth herein. Any actions undertaken by any such Merchant in relation to such Apple Pay Payload or the payment transaction shall be deemed to have been taken by You, and You (in addition to such Merchant) shall be responsible to Apple for all such actions (or any inactions). In the event of any actions or inactions by such Merchant that would constitute a violation of this Agreement or otherwise cause any harm, Apple reserves the right to require You to cease using such Merchant.

SiriKit:

3.3.44    Your Application may register as a destination to use the Apple-defined SiriKit domains, but only if Your Application is designed to provide relevant responses to a user, or otherwise carry out the user’s request or intent, in connection with the applicable SiriKit domain (e.g., ride sharing) that is supported by

Program Agreement	Page 29

Your Application and this usage is clearly evident in Your marketing text and user interface. In addition, Your Application may contribute actions to SiriKit, but only if such actions are tied to user behavior or activity within Your Application and for which You can provide a relevant response to the user. You agree not to submit false information through SiriKit about any such user activity or behavior or otherwise interfere with the predictions provided by SiriKit (e.g., SiriKit donations should be based on actual user behavior).

3.3.45    Your Application may use information obtained through SiriKit only on supported Apple products and may not export, remotely access or transfer such information off a device except to the extent necessary to provide or improve relevant responses to a user or carry out a user’s request or in connection with Your Application. Notwithstanding anything to the contrary in Section 3.3.9, You and Your Application may not use SiriKit, or any information obtained through SiriKit, for any purpose other than providing relevant responses to a user or otherwise carrying out a user’s request or intent in connection with an SiriKit domain, intent, or action supported by Your Application and/or for improving Your Application’s responsiveness to user requests (e.g., not for serving advertising).

3.3.46    If Your Application uses SiriKit to enable audio data to be processed by Apple, You agree to clearly disclose to end-users that You and Your Application will be sending their recorded audio data to Apple for speech recognition, processing and/or transcription purposes, and that such audio data may be used to improve and provide Apple products and services. You further agree to use such audio data, and recognized text that may be returned from SiriKit, only as expressly consented to by the end-user and as expressly permitted herein.

Single Sign-On API:

3.3.47    You must not access or use the Single Sign-On API unless You are a Multi-channel Video Programming Distributor (MVPD) or unless Your Application is primarily designed to provide authenticated video programming via a subscription-based MVPD service, and You have received an entitlement from Apple to use the Single Sign-On API. If You have received such an entitlement, You are permitted to use the Single Sign-On API solely for the purpose of authenticating a user’s entitlement to access Your MVPD content for viewing on an Apple Product, in accordance with the Single Sign-on Specification. Any such use must be in compliance with the Documentation for the Single Sign-On Specification. You acknowledge that Apple reserves the right to not provide You such an entitlement, and to revoke such entitlement, at any time, in its sole discretion.

If You use the Single Sign-On API, You will be responsible for providing the sign-in page accessed by users via the Single Sign-On API where users sign in to authenticate their right to access Your MVPD content. You agree that such sign-in page will not display advertising, and that the content and appearance of such page will be subject to Apple’s prior review and approval. If You use the Single Sign-On API and Apple provides an updated version of such API and/or the Single Sign-on Specification, You agree to update Your implementation to conform with the newer version and specification within 3 months after receiving the update from Apple.

You authorize Apple to use, reproduce, and display the trademarks provided by You for use in connection with the Single-Sign-On feature, including use in the user interface screens in Apple products where the user selects the provider and authenticates through Single Sign-on, and/or to provide the user with a list of apps that are accessible to such user through Single Sign-On. You also grant Apple the right to use

Program Agreement	Page 30

screenshots and images of such user interface, including but not limited to use in instructional materials, training materials, marketing materials, and advertising in any medium. Data provided via the Single Sign-On API will be considered Licensed Application Information hereunder, but will be subject to the use limitations set forth in this Section.

You must not collect, store or use data provided via the Single Sign-On API for any purpose other than to authenticate a user’s entitlement to access Your MVPD content on an Apple product, to provide the user access to Your MVPD content, and/or to address performance and technical problems with Your MVPD service. You will not provide or disclose data, content or information obtained from use of the Single Sign-On API to any other party except for authentication information provided to a video programming provider whose programming is offered as part of an MVPD subscription offered by You, and solely for the purpose of authenticating the user’s entitlement to access such video programming on an Apple product under the user’s MVPD subscription.

TV App API:

3.3.48    You may not use the TV App API unless (a) Your Application is primarily designed to provide video programming, (b) You have received an entitlement from Apple, and (c) Your use is in accordance with the TV App Specification. To the extent that You provide TV App Data to Apple, Apple may store, use, reproduce and display such data solely for the purposes of: (a) providing information and recommendations to users of TV App Features, (b) enabling users to link from such recommendations and/or information to content for viewing via Your Licensed Application, and/or (c) servicing, maintenance, and optimization of TV App Features. With respect to any TV App Data that has been submitted by You prior to termination of this Agreement, Apple may continue to use such data in accordance with this Section 3.3.48 after termination of this Agreement. TV App Data will be considered Licensed Application Information under this Agreement, but will be subject to the use limitations set forth in this Section. You acknowledge that Apple reserves the right to not include Your Licensed Application in the TV App Features, in its sole discretion.

Apple will obtain user consent based on the user’s Apple ID before including Your Licensed Application in the TV App Features displayed under that Apple ID. Apple will also provide users with the ability to withdraw such consent at any time thereafter and to delete their TV App Data from Apple’s systems. In addition, You may solicit user consent based upon Your own subscriber ID system. You are responsible for Your compliance with all applicable laws, including any applicable local laws for obtaining user consent with respect to Your provision of TV App Data to Apple.

Spotlight-Image-Search Service:

3.3.49    To the extent that You provide Apple’s spotlight-image-search service with access to any of Your domains that are associated with Your Licensed Applications (the “Associated Domain(s)”), You hereby grant Apple permission to crawl, scrape, copy, transmit and/or cache the content found in the Associated Domain(s) (the “Licensed Content”) for the purposes set forth in this section. The Licensed Content shall be considered Licensed Application Information under this Agreement. You hereby further grant Apple a license to use, make, have made, reproduce, crop and/or modify the file format, resolution and appearance of the Licensed Content (for the purposes of reducing file size, converting to a supported file type and/or displaying thumbnails), and to publicly display, publicly perform, integrate, incorporate and distribute the Licensed Content to enhance search, discovery, and end-user distribution of the Licensed

Program Agreement	Page 31

Content in Apple’s Messages feature. Upon the termination of this Agreement for any reason, end users of Apple-branded products will be permitted to continue using and distributing all Licensed Content that they obtained through the use of Apple-branded products prior to such termination.

MusicKit:

3.3.50    You agree not to call the MusicKit APIs or use MusicKit JS (or otherwise attempt to gain information through the MusicKit APIs or MusicKit JS) for purposes unrelated to facilitating access to Your end users’ Apple Music subscriptions. If You access the MusicKit APIs or MusicKit JS, then You must follow the Apple Music Identity Guidelines. You agree not to require payment for or indirectly monetize access to the Apple Music service (e.g. in-app purchase, advertising, requesting user info) through Your use of the MusicKit APIs, MusicKit JS, or otherwise in any way. In addition:

•

If You choose to offer music playback through the MusicKit APIs or MusicKit JS, full songs must be enabled for playback, and users must initiate playback and be able to navigate playback using standard media controls such as “play,” “pause,” and “skip”, and You agree to not misrepresent the functionality of these controls;

•

You may not, and You may not permit Your end users to, download, upload, or modify any MusicKit Content and MusicKit Content cannot be synchronized with any other content, unless otherwise permitted by Apple in the Documentation;

•

You may play MusicKit Content only as rendered by the MusicKit APIs or MusicKit JS and only as permitted in the Documentation (e.g., album art and music-related text from the MusicKit API may not be used separately from music playback or managing playlists);

•

Metadata from users (such as playlists and favorites) may be used only to provide a service or function that is clearly disclosed to end users and that is directly relevant to the use of Your Application, website, or web application, as determined in Apple’s sole discretion; and

•

You may use MusicKit JS only as a stand-alone library in Your Application, website, or web application and only as permitted in the Documentation (e.g., You agree not to recombine MusicKit JS with any other JavaScript code or separately download and re-host it).

DeviceCheck APIs:

3.3.51    If You use DeviceCheck APIs to store DeviceCheck Data, then You must provide a mechanism for customers to contact You to reset those values, if applicable (e.g. resetting a trial subscription or re-authorizing certain usage when a new user acquires the device). You may not rely on the DeviceCheck Data as a single identifier of fraudulent conduct and must use the DeviceCheck Data only in connection with other data or information, e.g., the DeviceCheck Data cannot be the sole data point since a device may have been transferred or resold. Apple reserves the right to delete any DeviceCheck Data at any time in its sole discretion, and You agree not to rely on any such Data. Further, You agree not to share the DeviceCheck tokens You receive from Apple with any third party, except a Service Provider acting on Your behalf.

Program Agreement	Page 32

Face Data:

3.3.52    If Your Application accesses Face Data, then You must do so only to provide a service or function that is directly relevant to the use of the Application, and You agree to inform users of Your intended uses and disclosures of Face Data by Your Application and to obtain clear and conspicuous consent from such users before any collection or use of Face Data. Notwithstanding anything to the contrary in Section 3.3.9, neither You nor Your Application (nor any third party with whom You have contracted to serve advertising) may use Face Data for serving advertising or for any other unrelated purposes. In addition:

•

You may not use Face Data in a manner that will violate the legal rights of Your users (or any third parties) or to provide an unlawful, unfair, misleading, fraudulent, improper, exploitative, or objectionable user experience and then only in accordance with the Documentation;

•	You may not use Face Data for authentication, advertising, or marketing purposes, or to otherwise target an end-user in a similar manner;

•	You may not use Face Data to build a user profile, or otherwise attempt, facilitate, or encourage third parties to identify anonymous users or reconstruct user profiles based on Face Data;

•	You agree not to transfer, share, sell, or otherwise provide Face Data to advertising platforms, analytics providers, data brokers, information resellers or other such parties; and

•

Face Data may not be shared or transferred off the user’s device unless You have obtained clear and conspicuous consent for the transfer and the Face Data is used only in fulfilling a specific service or function for Your Application (e.g., a face mesh is used to display an image of the user within the Application) and only in accordance with these terms and the Documentation. You agree to require that Your service providers use Face Data only to the limited extent consented to by the user and only in accordance with these terms.

ClassKit APIs:

3.3.53    Your Application must not include the ClassKit APIs unless it is primarily designed to provide educational services, and this usage is clearly evident in Your marketing text and user interface. You agree not to submit false or inaccurate data through the ClassKit APIs or to attempt to redefine the assigned data categories for data submitted through the ClassKit APIs (e.g., student location data is not a supported data type and should not be submitted).

Sign In with Apple:

3.3.54    You may use Sign In with Apple in Your Corresponding Products only so long as Your use is comparable to including Sign In with Apple in Your Application. You may not share or sell user data obtained through Sign In with Apple to advertising platforms, data brokers, or information resellers. If a user has chosen to anonymize their user data as part of Sign In with Apple, You agree not to attempt to link such anonymized data with information that directly identifies the individual and that is obtained outside of Sign In with Apple without first obtaining user consent.

Program Agreement	Page 33

ShazamKit:

3.3.55    All use of the ShazamKit APIs must be in accordance with the terms of this Agreement (including the Apple Music Identity Guidelines and Program Requirements) and the Documentation. If You choose to display ShazamKit Content corresponding to songs available on Apple Music, then You must provide a link to the respective content within Apple Music in accordance with the Apple Music Identity Guidelines. Except to the extent expressly permitted herein, You agree not to copy, modify, translate, create a derivative work of, publish or publicly display ShazamKit Content in any way. Further, You may not use or compare the data provided by the ShazamKit APIs for the purpose of improving or creating another audio recognition service. Applications that use the ShazamKit APIs may not be designed or marketed for compliance purposes (e.g., music licensing and royalty auditing).

Xcode Cloud:

3.3.56    To the extent that You use the Xcode Cloud Service to manage Your Xcode Cloud Content and build Your Applications, You hereby grant to Apple, its affiliates and agents, a non-exclusive, worldwide, fully paid-up, royalty-free license to reproduce, host, process, display, transmit, modify, create derivative works of, and otherwise use Your Xcode Cloud Content solely in order for Apple to provide the Xcode Cloud Service. You acknowledge and agree that: (a) You are solely responsible for such Xcode Cloud Content, in which Apple has no ownership rights, (b) if You choose to use a third party service (e.g., source code hosting, artifact storage, messaging, or testing services) with the Xcode Cloud Service, You are responsible for Your compliance with the terms and conditions governing such third party service, (c) the provision of user generated content (e.g., builds) by the Xcode Cloud Service shall not be considered a distribution for contractual or licensing obligations, (d) any execution of Your Xcode Cloud Content within Xcode Cloud shall be limited to testing of Your Xcode Cloud Content, (e) You shall not mine cryptocurrencies using Xcode Cloud, and (f) Your Xcode Cloud Content complies with the requirements set forth for Applications in 3.3.21 and 3.3.22.

3.3.57    While in no way limiting Apple’s other rights under this Agreement, Apple reserves the right to take action if in its sole discretion, Apple determines or has reason to believe You have violated a term of this Agreement. These actions may include limiting, suspending, or revoking your access to the Xcode Cloud Service, or terminating your build.

4.	Changes to Program Requirements or Terms

Apple may change the Program Requirements or the terms of this Agreement at any time. New or modified Program Requirements will not retroactively apply to Applications already in distribution via the App Store or Custom App Distribution; provided however that You agree that Apple reserves the right to remove Applications from the App Store or Custom App Distribution that are not in compliance with the new or modified Program Requirements at any time. In order to continue using the Apple Software, Apple Certificates or any Services, You must accept and agree to the new Program Requirements and/or new terms of this Agreement. If You do not agree to new Program Requirements or new terms, Your use of the Apple Software, Apple Certificates and any Services will be suspended or terminated by Apple. You agree that Your acceptance of such new Agreement terms or Program Requirements may be signified electronically, including without limitation, by Your checking a box or clicking on an “agree” or similar button. Nothing in this Section shall affect Apple’s rights under Section 5 (Apple Certificates; Revocation).

Program Agreement	Page 34

5.	Apple Certificates; Revocation

5.1	Certificate Requirements

All Applications must be signed with an Apple Certificate in order to be installed on Authorized Test Units, Registered Devices, or submitted to Apple for distribution via the App Store, Custom App Distribution, or TestFlight. Similarly, all Passes must be signed with an Apple Certificate to be recognized and accepted by Wallet. Safari Extensions must be signed with an Apple Certificate to run in Safari on macOS. You must use a Website ID to send Safari Push Notifications to the macOS desktop of users who have opted in to receive such Notifications for Your Site through Safari on macOS. You may also obtain other Apple Certificates and keys for other purposes as set forth herein and in the Documentation.

In relation to this, You represent and warrant to Apple that:

(a)    You will not take any action to interfere with the normal operation of any Apple Certificates, keys, or Provisioning Profiles;

(b)    You are solely responsible for preventing any unauthorized person or organization from having access to Your Apple Certificates and keys, and You will use Your best efforts to safeguard Your Apple Certificates and keys from compromise (e.g., You will not upload Your Apple Certificate for App Store distribution to a cloud repository for use by a third-party);

(c)    You agree to immediately notify Apple in writing if You have any reason to believe there has been a compromise of any of Your Apple Certificates or keys;

(d)    You will not provide or transfer Apple Certificates or keys provided under this Program to any third party (except for a Service Provider who is using them on Your behalf in compliance with this Agreement and only to the limited extent expressly permitted by Apple in the Documentation or this Agreement (e.g., You are prohibited from providing or transferring Your Apple Certificates that are used for distribution or submission to the App Store to a Service Provider), and You will not use Your Apple Certificates to sign any third party’s application, pass, extension, notification, implementation, or site;

(e)    You will use any Apple Certificates or keys provided under this Agreement solely as permitted by Apple and in accordance with the Documentation; and

(f)    You will use Apple Certificates provided under this Program exclusively for the purpose of signing Your Passes, signing Your Safari Extensions, signing Your Site’s registration bundle, accessing the APN service, and/or signing Your Applications for testing, submission to Apple and/or for limited distribution for use on Registered Devices or Authorized Test Units as contemplated under this Program, or as otherwise permitted by Apple, and only in accordance with this Agreement. As a limited exception to the foregoing, You may provide versions of Your Applications to Your Service Providers to sign with their Apple-issued development certificates, but solely for purposes of having them perform testing on Your behalf of Your Applications on Apple-branded products running iOS, watchOS, iPadOS, and/or tvOS and provided that all such testing is conducted internally by Your Service Providers (e.g., no outside distribution of Your Applications) and that Your Applications are deleted within a reasonable period of time after such testing is performed. Further, You agree that Your Service Provider may use the data obtained from performing such testing services only for purposes of providing You with information about the performance of Your Applications (e.g., Your Service Provider is prohibited from aggregating Your Applications’ test results with other developers’ test results).

Program Agreement	Page 35

You further represent and warrant to Apple that the licensing terms governing Your Application, Your Safari Extension, Your Site’s registration bundle, and/or Your Pass, or governing any third party code or FOSS included in Your Covered Products, will be consistent with and not conflict with the digital signing or content protection aspects of the Program or any of the terms, conditions or requirements of the Program or this Agreement. In particular, such licensing terms will not purport to require Apple (or its agents) to disclose or make available any of the keys, authorization codes, methods, procedures, data or other information related to the Security Solution, digital signing or digital rights management mechanisms or security utilized as part of any Apple software, including the App Store. If You discover any such inconsistency or conflict, You agree to immediately notify Apple of it and will cooperate with Apple to resolve such matter. You acknowledge and agree that Apple may immediately cease distribution of any affected Licensed Applications or Passes, and may refuse to accept any subsequent Application or Pass submissions from You until such matter is resolved to Apple’s reasonable satisfaction.

5.2	Relying Party Certificates

The Apple Software and Services may also contain functionality that permits digital certificates, either Apple Certificates or other third-party certificates, to be accepted by the Apple Software or Services (e.g., Apple Pay) and/or to be used to provide information to You (e.g., transaction receipts, App Attest receipts). It is Your responsibility to verify the validity of any certifications or receipts You may receive from Apple prior to relying on them (e.g., You should verify that the receipt came from Apple prior to any delivery of content to an end-user through the use of the In-App Purchase API). You are solely responsible for Your decision to rely on any such certificates and receipts, and Apple will not be liable for Your failure to verify that any such certificates or receipts came from Apple (or third parties) or for Your reliance on Apple Certificates or other digital certificates.

5.3	Notarized Applications for macOS

To have Your macOS Application notarized, You may request a digital file for authentication of Your Application from Apple’s digital notary service (a “Ticket”). You can use this Ticket with Your Apple Certificate to receive an improved developer signing and user experience for Your Application on macOS. To request this Ticket from Apple’s digital notary service, You must upload Your Application to Apple through Apple’s developer tools (or other requested mechanisms) for purposes of continuous security checking. This continuous security checking will involve automated scanning, testing, and analysis of Your Application by Apple for malware or other harmful or suspicious code or components or security flaws, and, in limited cases, a manual, technical investigation of Your Application by Apple for such purposes. By uploading Your Application to Apple for this digital notary service, You agree that Apple may perform such security checks on Your Application for purposes of detecting malware or other harmful or suspicious code or components, and You agree that Apple may retain and use Your Application for subsequent security checks for the same purposes.

If Apple authenticates Your developer signature and Your Application passes the initial security checks, Apple may provide You with a Ticket to use with Your Apple Certificate. Apple reserves the right to issue Tickets in its sole discretion, and Apple may revoke Tickets at any time in its sole discretion in the event

Program Agreement	Page 36

that Apple has reason to believe, or has reasonable suspicions, that Your Application contains malware or malicious, suspicious or harmful code or components or that Your developer identity signature has been compromised. You may request that Apple revoke Your Ticket at any time by emailing: product-security@apple.com. If Apple revokes Your Ticket or Your Apple Certificate, then Your Application may no longer run on macOS.

You agree to cooperate with Apple regarding Your Ticket requests and to not hide, attempt to bypass, or misrepresent any part of Your Application from Apple’s security checks or otherwise hinder Apple from being able to perform such security checks. You agree not to represent that Apple has performed a security check or malware detection for Your Application or that Apple has reviewed or approved Your Application for purposes of issuing a Ticket to You from Apple’s digital notary service. You acknowledge and agree that Apple is performing security checks solely in connection with Apple’s digital notary service and that such security checks should not be relied upon for malware detection or security verification of any kind. You are fully responsible for Your own Application and for ensuring that Your Application is safe, secure, and operational for Your end-users (e.g., informing Your end-users that Your Application may cease to run if there is an issue with malware). You agree to comply with export requirements in Your jurisdiction when uploading Your Application to Apple, and You agree not to upload any Application that is: (a) subject to the United States Export Administration Regulations, 15 C.F.R. Parts 730-774 or to the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130; or (b) that cannot be exported without prior written government authorization, including, but not limited to, certain types of encryption software and source code, without first obtaining that authorization. Apple will not be liable to You or any third-party for any inability or failure to detect any malware or other suspicious, harmful code or components in Your Application or other security issues, or for any ticket issuance or revocation. Apple shall not be responsible for any costs, expenses, damages, losses or other liabilities You may incur as a result of Your Application development, use of the Apple Software, Apple Services (including this digital notary service), or Apple Certificates, tickets, or participation in the Program, including without limitation the fact that Apple performs security checks on Your Application.

5.4	Certificate Revocation

Except as otherwise set forth herein, You may revoke Apple Certificates issued to You at any time. If You want to revoke the Apple Certificates used to sign Your Passes and/or issued to You for use with Your macOS Applications distributed outside of the App Store, You may request that Apple revoke these Apple Certificates at any time by emailing: product-security@apple.com.

Apple also reserves the right to revoke any Apple Certificates at any time, in its sole discretion. By way of example only, Apple may choose to do this if: (a) any of Your Apple Certificates or corresponding private keys have been compromised or Apple has reason to believe that either have been compromised; (b) Apple has reason to believe or has reasonable suspicions that Your Covered Products contain malware or malicious, suspicious or harmful code or components (e.g., a software virus); (c) Apple has reason to believe that Your Covered Products adversely affect the security of Apple-branded products, or any other software, firmware, hardware, data, systems, or networks accessed or used by such products; (d) Apple’s certificate issuance process is compromised or Apple has reason to believe that such process has been compromised; (e) You breach any term or condition of this Agreement; (f) Apple ceases to issue the Apple Certificates for the Covered Product under the Program; (g) Your Covered Product misuses or overburdens any Services provided hereunder; or (h) Apple has reason to believe that such action is prudent or necessary. Further, You understand and agree that Apple may notify end-users of

Program Agreement	Page 37

Covered Products that are signed with Apple Certificates when Apple believes such action is necessary to protect the privacy, safety or security of end-users, or is otherwise prudent or necessary as determined in Apple’s reasonable judgment. Apple’s Certificate Policy and Certificate Practice Statements may be found at: http://www.apple.com/certificateauthority.

6.	Application Submission and Selection

6.1	Submission to Apple for App Store or Custom App Distribution

You may submit Your Application for consideration by Apple for distribution via the App Store or Custom App Distribution once You decide that Your Application has been adequately tested and is complete. By submitting Your Application, You represent and warrant that Your Application complies with the Documentation and Program Requirements then in effect as well as with any additional guidelines that Apple may post on the Program web portal or in App Store Connect. You further agree that You will not attempt to hide, misrepresent or obscure any features, content, services or functionality in Your submitted Applications from Apple’s review or otherwise hinder Apple from being able to fully review such Applications. In addition, You agree to inform Apple in writing through App Store Connect if Your Application connects to a physical device, including but not limited to an MFi Accessory, and, if so, to disclose the means of such connection (whether iAP, Bluetooth Low Energy (BLE), the headphone jack, or any other communication protocol or standard) and identify at least one physical device with which Your Application is designed to communicate. If requested by Apple, You agree to provide access to or samples of any such devices at Your expense (samples will not be returned). You agree to cooperate with Apple in this submission process and to answer questions and provide information and materials reasonably requested by Apple regarding Your submitted Application, including insurance information You may have relating to Your Application, the operation of Your business, or Your obligations under this Agreement. Apple may require You to carry certain levels of insurance for certain types of Applications and name Apple as an additional insured. If You make any changes to an Application (including to any functionality made available through use of the In-App Purchase API) after submission to Apple, You must resubmit the Application to Apple. Similarly all bug fixes, updates, upgrades, modifications, enhancements, supplements to, revisions, new releases and new versions of Your Application must be submitted to Apple for review in order for them to be considered for distribution via the App Store or Custom App Distribution, except as otherwise permitted by Apple.

6.2	App Thinning and Bundled Resources

As part of Your Application submission to the App Store or Custom App Distribution, Apple may optimize Your Application to target specific devices by repackaging certain functionality and delivered resources (as described in the Documentation) in Your Application so that it will run more efficiently and use less space on target devices (“App Thinning”). For example, Apple may deliver only the 32-bit or 64-bit version of Your Application to a target device, and Apple may not deliver icons or launch screens that would not render on the display of a target device. You agree that Apple may use App Thinning to repackage Your Application in order to deliver a more optimized version of Your Application to target devices.

As part of App Thinning, You can also request that Apple deliver specific resources for Your Application (e.g., GPU resources) to target devices by identifying such bundled resources as part of Your code submission (“Bundled Resources”). You can define such Bundled Resources to vary the timing or

Program Agreement	Page 38

delivery of assets to a target device (e.g., when a user reaches a certain level of a game, then the content is delivered on-demand to the target device). App Thinning and Bundled Resources are not available for all Apple operating systems, and Apple may continue to deliver full Application binaries to some target devices.

6.3	iOS and iPadOS apps on Mac

If You compile Your Application for iOS or iPadOS (collectively “iOS” for purposes of this Section 6.3) and submit such Application for distribution on the App Store, You agree that Apple will make Your Application available on both iOS and macOS via the App Store, unless You choose to opt out of making Your Application available on macOS by following the opt out process in App Store Connect. You agree that the foregoing applies to an Application for iOS submitted by You and currently available on the App Store and to any future Application compiled for iOS and submitted by You to the App Store. Notwithstanding the foregoing, such availability on the App Store will apply only if such Application has been selected by Apple for distribution on the App Store pursuant to Section 7 and only if such Application can function appropriately on, and be compatible with, macOS, as determined in Apple’s sole discretion. You are responsible for obtaining and determining if You have appropriate rights for Your Application to operate on macOS. If You do not have such rights, You agree to opt out of making such Application available on macOS. You are responsible for testing such Application on macOS.

6.4	Bitcode Submissions

For Application submissions to the App Store or Custom App Distribution for some Apple operating systems (e.g., for watchOS), Apple may require You to submit an intermediate representation of Your Application in binary file format for the LLVM compiler (“Bitcode”). You may also submit Bitcode for other supported Apple operating systems. Such Bitcode submission will allow Apple to compile Your Bitcode to target specific Apple-branded devices and to recompile Your Bitcode for subsequent releases of Your Application for new Apple hardware, software, and/or compiler changes. When submitting Bitcode, You may choose whether or not to include symbols for Your Application in the Bitcode; however, if You do not include symbols, then Apple will not be able to provide You with symbolicated crash logs or other diagnostic information as set forth in Section 6.6 (Improving Your Application) below. Further, You may be required to submit a compiled binary of Your Application with Your Bitcode.

By submitting Bitcode to Apple, You authorize Apple to compile Your Bitcode into a resulting binary that will be targeted for specific Apple-branded devices and to recompile Your Bitcode for subsequent rebuilding and recompiling of Your Application for updated hardware, software, and/or compiler changes (e.g., if Apple releases a new device, then Apple may use Your Bitcode to update Your Application without requiring resubmission). You agree that Apple may compile such Bitcode for its own internal use in testing and improving Apple’s developer tools, and for purposes of analyzing and improving how applications can be optimized to run on Apple’s operating systems (e.g., which frameworks are used most frequently, how a certain framework consumes memory, etc.). You may use Apple’s developer tools to view and test how Apple may process Your Bitcode into machine code binary form. Bitcode is not available for all Apple operating systems.

6.5	TestFlight Submission

If You would like to distribute Your Application to Beta Testers outside of Your company or organization through TestFlight, You must first submit Your Application to Apple for review. By submitting such

Program Agreement	Page 39

Application, You represent and warrant that Your Application complies with the Documentation and Program Requirements then in effect as well as with any additional guidelines that Apple may post on the Program web portal or in App Store Connect. Thereafter, Apple may permit You to distribute updates to such Application directly to Your Beta Testers without Apple’s review, unless such an update includes significant changes, in which case You agree to inform Apple in App Store Connect and have such Application re-reviewed. Apple reserves the right to require You to cease distribution of Your Application through TestFlight, and/or to any particular Beta Tester, at any time in its sole discretion.

6.6	Improving Your Application

Further, if Your Application is submitted for distribution via the App Store, Custom App Distribution or TestFlight, You agree that Apple may use Your Application for the limited purpose of compatibility testing of Your Application with Apple products and services, for finding and fixing bugs and issues in Apple products and services and/or Your Applications, for internal use in evaluating iOS, watchOS, tvOS, iPadOS, and/or macOS performance issues in or with Your Application, for security testing, and for purposes of providing other information to You (e.g., crash logs). Except as otherwise set forth herein, You may opt in to send app symbol information for Your Application to Apple, and if You do so, then You agree that Apple may use such symbols to symbolicate Your Application for purposes of providing You with symbolicated crash logs and other diagnostic information, compatibility testing of Your Application with Apple products and services, and for finding and fixing bugs and issues in Apple products and services and/or Your Application. In the event that Apple provides You with crash logs or other diagnostic information for Your Application, You agree to use such crash logs and information only for purposes of fixing bugs and improving the performance of Your Application and related products. You may also collect numeric strings and variables from Your Application when it crashes, so long as You collect such information only in an anonymous, non-personal manner and do not recombine, correlate, or use such information to attempt to identify or derive information about any particular end-user or device.

6.7	App Analytics

To the extent that Apple provides an Analytics service through App Store Connect for Applications distributed through the App Store, You agree to use any data provided through such App Analytics service solely for purposes of improving Your Applications and related products. Further, You agree not to provide such information to any third parties, except for a Service Provider who is assisting You in processing and analyzing such data on Your behalf and who is not permitted to use it for any other purpose or disclose it to any other party. For clarity, You must not aggregate (or permit any third-party to aggregate) analytics information provided to You by Apple for Your Applications as part of this App Analytics service with other developers’ analytics information, or contribute such information to a repository for cross-developer analytics. You must not use the App Analytics service or any analytics data to attempt to identify or derive information about any particular end-user or device.

6.8	Compatibility Requirement with Current Shipping OS Version

Applications that are selected for distribution via the App Store must be compatible with the currently shipping version of Apple’s applicable operating system (OS) software at the time of submission to Apple, and such Applications must stay current and maintain compatibility with each new release of the applicable OS version so long as such Applications are distributed through the App Store. You understand and agree that Apple may remove Applications from the App Store when they are not compatible with the then-current shipping release of the OS at any time in its sole discretion.

Program Agreement	Page 40

6.9	Selection by Apple for Distribution

You understand and agree that if You submit Your Application to Apple for distribution via the App Store, Custom App Distribution, or TestFlight, Apple may, in its sole discretion:

(a)    determine that Your Application does not meet all or any part of the Documentation or Program Requirements then in effect;

(b)    reject Your Application for distribution for any reason, even if Your Application meets the Documentation and Program Requirements; or

(c)    select and digitally sign Your Application for distribution via the App Store, Custom App Distribution, or TestFlight.

Apple shall not be responsible for any costs, expenses, damages, losses (including without limitation lost business opportunities or lost profits) or other liabilities You may incur as a result of Your Application development, use of the Apple Software, Apple Services, or Apple Certificates or participation in the Program, including without limitation the fact that Your Application may not be selected for distribution via the App Store or Custom App Distribution. You will be solely responsible for developing Applications that are safe, free of defects in design and operation, and comply with applicable laws and regulations. You will also be solely responsible for any documentation and end-user customer support and warranty for such Applications. The fact that Apple may have reviewed, tested, approved or selected an Application will not relieve You of any of these responsibilities.

7.	Distribution of Applications and Libraries

Applications:

Applications developed under this Agreement for iOS, watchOS, iPadOS, or tvOS may be distributed in four ways: (1) through the App Store, if selected by Apple, (2) through the Custom App Distribution, if selected by Apple, (3) through Ad Hoc distribution in accordance with Section 7.3, and (4) for beta testing through TestFlight in accordance with Section 7.4. Applications for macOS may be distributed: (a) through the App Store, if selected by Apple, (b) separately distributed under this Agreement, and (c) for beta testing through TestFlight in accordance with Section 7.4.

7.1	Delivery of Free Licensed Applications via the App Store or Custom App Distribution

If Your Application qualifies as a Licensed Application, it is eligible for delivery to end-users via the App Store or Custom App Distribution by Apple and/or an Apple Subsidiary. If You would like Apple and/or an Apple Subsidiary to deliver Your Licensed Application or authorize additional content, functionality or services You make available in Your Licensed Application through the use of the In-App Purchase API to end-users for free (no charge) via the App Store or Custom App Distribution, then You appoint Apple and Apple Subsidiaries as Your legal agent and/or commissionaire pursuant to the terms of Schedule 1 for Licensed Applications designated by You as free-of-charge applications.

Program Agreement	Page 41

7.2	Schedule 2 and Schedule 3 for Fee-Based Licensed Applications; Receipts

If Your Application qualifies as a Licensed Application and You intend to charge end-users a fee of any kind for Your Licensed Application or within Your Licensed Application through the use of the In-App Purchase API, You must enter into a separate agreement (Schedule 2) with Apple and/or an Apple Subsidiary before any such commercial distribution of Your Licensed Application may take place via the App Store or before any such commercial delivery of additional content, functionality or services for which You charge end-users a fee may be authorized through the use of the In-App Purchase API in Your Licensed Application. If You would like Apple to sign and distribute Your Application for a fee through Custom App Distribution, then You must enter into a separate agreement (Schedule 3) with Apple and/or an Apple Subsidiary before any such distribution may take place. To the extent that You enter (or have previously entered) into Schedule 2 or Schedule 3 with Apple and/or an Apple Subsidiary, the terms of Schedule 2 or 3 will be deemed incorporated into this Agreement by this reference.

When an end-user installs Your Licensed Application, Apple will provide You with a transaction receipt signed with an Apple Certificate. It is Your responsibility to verify that such certificate and receipt were issued by Apple, as set forth in the Documentation. You are solely responsible for Your decision to rely on any such certificates and receipts. YOUR USE OF OR RELIANCE ON SUCH CERTIFICATES AND RECEIPTS IN CONNECTION WITH A PURCHASE OF A LICENSED APPLICATION IS AT YOUR SOLE RISK. APPLE MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, RELIABILITY, SECURITY, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS WITH RESPECT TO SUCH APPLE CERTIFICATES AND RECEIPTS. You agree that You will only use such receipts and certificates in accordance with the Documentation, and that You will not interfere or tamper with the normal operation of such digital certificates or receipts, including but not limited to any falsification or other misuse.

7.3	Distribution on Registered Devices (Ad Hoc Distribution)

Subject to the terms and conditions of this Agreement, You may also distribute Your Applications for iOS, watchOS, iPadOS, and tvOS to individuals within Your company, organization, educational institution, group, or who are otherwise affiliated with You for use on a limited number of Registered Devices (as specified in the Program web portal), if Your Application has been digitally signed using Your Apple Certificate as described in this Agreement. By distributing Your Application in this manner on Registered Devices, You represent and warrant to Apple that Your Application complies with the Documentation and Program Requirements then in effect and You agree to cooperate with Apple and to answer questions and provide information about Your Application, as reasonably requested by Apple. You also agree to be solely responsible for determining which individuals within Your company, organization, educational institution or affiliated group should have access to and use of Your Applications and Registered Devices, and for managing such Registered Devices. Apple shall not be responsible for any costs, expenses, damages, losses (including without limitation lost business opportunities or lost profits) or other liabilities You may incur as a result of distributing Your Applications in this manner, or for Your failure to adequately manage, limit or otherwise control the access to and use of Your Applications and Registered Devices. You will be responsible for attaching or otherwise including, at Your discretion, any relevant usage terms with Your Applications. Apple will not be responsible for any violations of Your usage terms. You will be solely responsible for all user assistance, warranty and support of Your Applications.

Program Agreement	Page 42

7.4	TestFlight Distribution

A.	Internal Distribution to Authorized Developers and App Store Connect users

You may use TestFlight for internal distribution of pre-release versions of Your Applications to a limited number (as specified on the TestFlight developer website) of Your Authorized Developers or Your App Store Connect users who are members of Your company or organization, but solely for their internal use in testing, evaluating and/or developing Your Applications. Apple reserves the right to require You to cease distribution of such Applications to Your Authorized Developers or Your App Store Connect users through TestFlight, or to any particular Authorized Developer or App Store Connect user, at any time in its sole discretion.

B.	External Distribution to Beta Testers

You may also use TestFlight for external distribution of pre-release versions of Your Applications to a limited number of Beta Testers (as specified on the TestFlight developer website), but solely for their testing and evaluation of such pre-release versions of Your Applications and only if Your Application has been approved for such distribution by Apple as set forth in Section 6.5 (TestFlight Submission). You may not charge Your Beta Testers fees of any kind to participate in Apple’s TestFlight or for the use of any such pre-release versions. You may not use TestFlight for purposes that are not related to improving the quality, performance, or usability of pre-release versions of Your Application (e.g., continuous distribution of demo versions of Your Application in an attempt to circumvent the App Store or providing trial versions of Your Applications for purposes of soliciting favorable App Store ratings are prohibited uses). Further, if Your Application is primarily intended for children, You must verify that Your Beta Testers are of the age of majority in their jurisdiction. If You choose to add Beta Testers to TestFlight, then You are assuming responsibility for any invitations sent to such end-users and for obtaining their consent to contact them. Apple will use the email addresses that You provide through TestFlight only for purposes of sending invitations to such end-users via TestFlight. By uploading email addresses for the purposes of sending invites to Beta Testers, You warrant that You have an appropriate legal basis for using such emails addresses for the purposes of sending invites. If a Beta Tester requests that You stop contacting them (either through TestFlight or otherwise), then You agree to promptly do so.

C.	Use of TestFlight Information

To the extent that TestFlight provides You with beta analytics information about Your end-user’s use of pre-release versions of Your Application (e.g., installation time, frequency of an individual’s use of an App, etc.) and/or other related information (e.g. tester suggestions, feedback, screenshots), You agree to use such data solely for purposes of improving Your Applications and related products. You agree not to provide such information to any third parties, except for a Service Provider who is assisting You in processing and analyzing such data on Your behalf and who is not permitted to use it for any other purpose or disclose it to any other party (and then only to the limited extent not prohibited by Apple). For clarity, You must not aggregate (or permit any third-party to aggregate) beta analytics information provided to You by Apple for Your Applications as part of TestFlight with other developers’ beta analytics information, or contribute such information to a repository for cross-developer beta analytics information. Further, You must not use any beta analytics information provided through TestFlight for purposes of de-anonymizing information obtained from or regarding a particular device or end-user outside of TestFlight (e.g., You may not attempt to connect data gathered through TestFlight for a particular end-user with information that is provided in an anonymized form through Apple’s analytics service).

Program Agreement	Page 43

Libraries:

7.5	Distribution of Libraries

You can develop Libraries using the Apple Software. Notwithstanding anything to the contrary in the Xcode and Apple SDKs Agreement or the Swift Playgrounds Agreement, under this Agreement You may develop Libraries for iOS, watchOS, iPadOS, and tvOS using the applicable Apple SDKs that are provided as part of the Xcode and Apple SDKs license or Swift Playgrounds license, provided that any such Libraries are developed and distributed solely for use with an iOS Product, Apple Watch, or Apple TV and that You limit use of such Libraries only to use with such products. If Apple determines that Your Library is not designed for use with an iOS Product, Apple Watch, or Apple TV, then Apple may require You to cease distribution of Your Library at any time, and You agree to promptly cease all distribution of such Library upon notice from Apple and cooperate with Apple to remove any remaining copies of such Library. For clarity, the foregoing limitation is not intended to prohibit the development of libraries for macOS.

7.6	No Other Distribution Authorized Under this Agreement

Except for the distribution of freely available Licensed Applications through the App Store or Custom App Distribution in accordance with Sections 7.1 and 7.2, the distribution of Applications for use on Registered Devices as set forth in Section 7.2 (Ad Hoc Distribution), the distribution of Applications for beta testing through TestFlight as set forth in Section 7.4, the distribution of Libraries in accordance with Section 7.5, the distribution of Passes in accordance with Attachment 5, the delivery of Safari Push Notifications on macOS, the distribution of Safari Extensions on macOS, the distribution of Applications and libraries developed for macOS, and/or as otherwise permitted herein, no other distribution of programs or applications developed using the Apple Software is authorized or permitted hereunder. In the absence of a separate agreement with Apple, You agree not to distribute Your Application for iOS Products, Apple Watch, or Apple TV to third parties via other distribution methods or to enable or permit others to do so. You agree to distribute Your Covered Products only in accordance with the terms of this Agreement.

8.	Program Fees

As consideration for the rights and licenses granted to You under this Agreement and Your participation in the Program, You agree to pay Apple the annual Program fee set forth on the Program website, unless You have received a valid fee waiver from Apple. Such fee is non-refundable, and any taxes that may be levied on the Apple Software, Apple Services or Your use of the Program shall be Your responsibility. Your Program fees must be paid up and not in arrears at the time You submit (or resubmit) Applications to Apple under this Agreement, and Your continued use of the Program web portal and Services is subject to Your payment of such fees, where applicable. If You opt-in to have Your annual Program fees paid on an auto-renewing basis, then You agree that Apple may charge the credit card that You have on file with Apple for such fees, subject to the terms You agree to on the Program web portal when You choose to enroll in an auto-renewing membership.

Program Agreement	Page 44

9.	Confidentiality

9.1	Information Deemed Apple Confidential

You agree that all pre-release versions of the Apple Software and Apple Services (including pre-release Documentation), pre-release versions of Apple hardware, the FPS Deployment Package, and any terms and conditions contained herein that disclose pre-release features will be deemed “Apple Confidential Information”; provided however that upon the commercial release of the Apple Software the terms and conditions that disclose pre-release features of the Apple Software or services will no longer be confidential. Notwithstanding the foregoing, Apple Confidential Information will not include: (i) information that is generally and legitimately available to the public through no fault or breach of Yours, (ii) information that is generally made available to the public by Apple, (iii) information that is independently developed by You without the use of any Apple Confidential Information, (iv) information that was rightfully obtained from a third party who had the right to transfer or disclose it to You without limitation, or (v) any FOSS included in the Apple Software and accompanied by licensing terms that do not impose confidentiality obligations on the use or disclosure of such FOSS. Further, Apple agrees that You will not be bound by the foregoing confidentiality terms with regard to technical information about pre-release Apple Software and services disclosed by Apple at WWDC (Apple’s Worldwide Developers Conference), except that You may not post screenshots of, write public reviews of, or redistribute any pre-release Apple Software, Apple Services or hardware.

9.2	Obligations Regarding Apple Confidential Information

You agree to protect Apple Confidential Information using at least the same degree of care that You use to protect Your own confidential information of similar importance, but no less than a reasonable degree of care. You agree to use Apple Confidential Information solely for the purpose of exercising Your rights and performing Your obligations under this Agreement and agree not to use Apple Confidential Information for any other purpose, for Your own or any third party’s benefit, without Apple’s prior written consent. You further agree not to disclose or disseminate Apple Confidential Information to anyone other than: (i) those of Your employees and contractors, or those of Your faculty and staff if You are an educational institution, who have a need to know and who are bound by a written agreement that prohibits unauthorized use or disclosure of the Apple Confidential Information; or (ii) except as otherwise agreed or permitted in writing by Apple. You may disclose Apple Confidential Information to the extent required by law, provided that You take reasonable steps to notify Apple of such requirement before disclosing the Apple Confidential Information and to obtain protective treatment of the Apple Confidential Information. You acknowledge that damages for improper disclosure of Apple Confidential Information may be irreparable; therefore, Apple is entitled to seek equitable relief, including injunction and preliminary injunction, in addition to all other remedies.

9.3	Information Submitted to Apple Not Deemed Confidential

Apple works with many application and software developers and some of their products may be similar to or compete with Your Applications. Apple may also be developing its own similar or competing applications and products or may decide to do so in the future. To avoid potential misunderstandings and except as otherwise expressly set forth herein, Apple cannot agree, and expressly disclaims, any confidentiality obligations or use restrictions, express or implied, with respect to any information that You may provide in connection with this Agreement or the Program, including but not limited to information

Program Agreement	Page 45

about Your Application, Licensed Application Information, and metadata (such disclosures will be referred to as “Licensee Disclosures”). You agree that any such Licensee Disclosures will be non-confidential. Except as otherwise expressly set forth herein, Apple will be free to use and disclose any Licensee Disclosures on an unrestricted basis without notifying or compensating You. You release Apple from all liability and obligations that may arise from the receipt, review, use, or disclosure of any portion of any Licensee Disclosures. Any physical materials You submit to Apple will become Apple property and Apple will have no obligation to return those materials to You or to certify their destruction.

9.4	Press Releases and Other Publicity

You may not issue any press releases or make any other public statements regarding this Agreement, its terms and conditions, or the relationship of the parties without Apple’s express prior written approval, which may be withheld at Apple’s discretion.

10.	Indemnification

To the extent permitted by applicable law, You agree to indemnify and hold harmless, and upon Apple’s request, defend, Apple, its directors, officers, employees, independent contractors and agents (each an “Apple Indemnified Party”) from any and all claims, losses, liabilities, damages, taxes, expenses and costs, including without limitation, attorneys’ fees and court costs (collectively, “Losses”), incurred by an Apple Indemnified Party and arising from or related to any of the following (but excluding for purposes of this Section, any Application for macOS that is distributed outside of the App Store and does not use any Apple Services or Certificates): (i) Your breach of any certification, covenant, obligation, representation or warranty in this Agreement, including Schedule 2 and Schedule 3 (if applicable); (ii) any claims that Your Covered Product or the distribution, sale, offer for sale, use or importation of Your Covered Product (whether alone or as an essential part of a combination), Licensed Application Information, metadata, or Pass Information violate or infringe any third party intellectual property or proprietary rights; (iii) Your breach of any of Your obligations under the EULA (as defined in Schedule 1 or Schedule 2 or Schedule 3 (if applicable)) for Your Licensed Application; (iv) Apple’s permitted use, promotion or delivery of Your Licensed Application, Licensed Application Information, Safari Push Notification, Safari Extension (if applicable), Pass, Pass Information, metadata, related trademarks and logos, or images and other materials that You provide to Apple under this Agreement, including Schedule 2 or Schedule 3 (if applicable); (v) any claims, including but not limited to any end-user claims, regarding Your Covered Products, Licensed Application Information, Pass Information, or related logos, trademarks, content or images; or (vi) Your use (including Your Authorized Developers’ use) of the Apple Software or services, Your Licensed Application Information, Pass Information, metadata, Your Authorized Test Units, Your Registered Devices, Your Covered Products, or Your development and distribution of any of the foregoing.

You acknowledge that neither the Apple Software nor any Services are intended for use in the development of Covered Products in which errors or inaccuracies in the content, functionality, services, data or information provided by any of the foregoing or the failure of any of the foregoing, could lead to death, personal injury, or severe physical or environmental damage, and, to the extent permitted by law, You hereby agree to indemnify, defend and hold harmless each Apple Indemnified Party from any Losses incurred by such Apple Indemnified Party by reason of any such use.

Program Agreement	Page 46

In no event may You enter into any settlement or like agreement with a third party that affects Apple’s rights or binds Apple in any way, without the prior written consent of Apple.

11.	Term and Termination

11.1	Term

The Term of this Agreement shall extend until the one (1) year anniversary of the original activation date of Your Program account. Thereafter, subject to Your payment of annual renewal fees and compliance with the terms of this Agreement, the Term will automatically renew for successive one (1) year terms, unless sooner terminated in accordance with this Agreement.

11.2	Termination

This Agreement and all rights and licenses granted by Apple hereunder and any services provided hereunder will terminate, effective immediately upon notice from Apple:

(a)    if You or any of Your Authorized Developers fail to comply with any term of this Agreement other than those set forth below in this Section 11.2 and fail to cure such breach within 30 days after becoming aware of or receiving notice of such breach;

(b)    if You or any of Your Authorized Developers fail to comply with the terms of Section 9 (Confidentiality);

(c)    in the event of the circumstances described in the subsection entitled “Severability” below;

(d)    if You, at any time during the Term, commence an action for patent infringement against Apple;

(e)    if You become insolvent, fail to pay Your debts when due, dissolve or cease to do business, file for bankruptcy, or have filed against You a petition in bankruptcy;

(f)    if You or any entity or person that directly or indirectly controls You, or is under common control with You (where “control” has the meaning defined in Section 14.8), are or become subject to sanctions or other restrictions in the countries available in App Store Connect; or

(g)    if You engage, or encourage others to engage, in any misleading, fraudulent, improper, unlawful or dishonest act relating to this Agreement, including, but not limited to, misrepresenting the nature of Your Application (e.g., hiding or trying to hide functionality from Apple’s review, falsifying consumer reviews for Your Application, engaging in payment fraud, etc.).

Apple may also terminate this Agreement, or suspend Your rights to use the Apple Software or services, if You fail to accept any new Program Requirements or Agreement terms as described in Section 4. Either party may terminate this Agreement for its convenience, for any reason or no reason, effective 30 days after providing the other party with written notice of its intent to terminate.

11.3	Effect of Termination

Upon the termination of this Agreement for any reason, You agree to immediately cease all use of the Apple Software and services and erase and destroy all copies, full or partial, of the Apple Software and

Program Agreement	Page 47

any information pertaining to the services (including Your Push Application ID) and all copies of Apple Confidential Information in Your and Your Authorized Developers’ possession or control. At Apple’s request, You agree to provide written certification of such destruction to Apple. Upon the expiration of the Delivery Period defined and set forth in Schedule 1, all Licensed Applications and Licensed Application Information in Apple’s possession or control shall be deleted or destroyed within a reasonable time thereafter, excluding any archival copies maintained in accordance with Apple’s standard business practices or required to be maintained by applicable law, rule or regulation. The following provisions shall survive any termination of this Agreement: Sections 1, 2.3, 2.5, 2.6, 3.1(d), 3.1(e), 3.1(f), 3.2(d), 3.2(e), 3.2(f), 3.2(g), and 3.3, the second paragraph of Section 5.1 (excluding the last two sentences other than the restrictions, which shall survive), the third paragraph of Section 5.1, the last sentence of the first paragraph of Section 5.3 and the limitations and restrictions of Section 5.3, Section 5.4, the first sentence of and the restrictions of Section 6.6, the restrictions of Section 6.7, the second paragraph of Section 6.9, Section 7.1 (Schedule 1 for the Delivery Period), the restrictions of Section 7.3, 7.4, and 7.5, Section 7.6, Section 9 through 14 inclusive; within Attachment 1, the last sentence of Section 1.1, Section 2, Section 3.2 (but only for existing promotions), the second and third sentences of Section 4, Section 5, and Section 6; within Attachment 2, Sections 1.3, 2, 3, 4, 5, 6, and 7; within Attachment 3, Sections 1, 2 (except the second sentence of Section 2.1), 3 and 4; within Attachment 4, Sections 1.2, 1.5, 1.6, 2, 3, and 4; within Attachment 5, Sections 2.2, 2.3, 2.4 (but only for existing promotions), 3.3, and 5; within Attachment 6, Sections 1.2, 1.3, 2, 3, and 4; and within Attachment 7, Section 1.1 and Section 1.2. Apple will not be liable for compensation, indemnity, or damages of any sort as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement will be without prejudice to any other right or remedy Apple may have, now or in the future.

12.	NO WARRANTY

The Apple Software or Services may contain inaccuracies or errors that could cause failures or loss of data and it may be incomplete. Apple and its licensors reserve the right to change, suspend, remove, or disable access to any Services (or any part thereof) at any time without notice. In no event will Apple or its licensors be liable for the removal of or disabling of access to any such Services. Apple or its licensors may also impose limits on the use of or access to certain Services, or may remove the Services for indefinite time periods, or cancel the Services at any time, and in any case and without notice or liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, YOU EXPRESSLY ACKNOWLEDGE AND AGREE THAT USE OF THE APPLE SOFTWARE, SECURITY SOLUTION, AND ANY SERVICES IS AT YOUR SOLE RISK AND THAT THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY AND EFFORT IS WITH YOU. THE APPLE SOFTWARE, SECURITY SOLUTION, AND ANY SERVICES ARE PROVIDED “AS IS” AND “AS AVAILABLE”, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, AND APPLE, APPLE’S AGENTS AND APPLE’S LICENSORS (COLLECTIVELY REFERRED TO AS “APPLE” FOR THE PURPOSES OF SECTIONS 12 AND 13) HEREBY DISCLAIM ALL WARRANTIES AND CONDITIONS WITH RESPECT TO THE APPLE SOFTWARE, SECURITY SOLUTION, AND SERVICES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, TIMELINESS, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. APPLE DOES NOT WARRANT AGAINST INTERFERENCE WITH YOUR ENJOYMENT OF THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES, THAT THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES WILL MEET YOUR REQUIREMENTS, THAT THE OPERATION OF THE APPLE SOFTWARE, SECURITY SOLUTION, OR THE PROVISION OF SERVICES WILL BE

Program Agreement	Page 48

UNINTERRUPTED, TIMELY, SECURE OR ERROR-FREE, THAT DEFECTS OR ERRORS IN THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES WILL BE CORRECTED, OR THAT THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES WILL BE COMPATIBLE WITH FUTURE APPLE PRODUCTS, SERVICES OR SOFTWARE OR ANY THIRD PARTY SOFTWARE, APPLICATIONS, OR SERVICES, OR THAT ANY INFORMATION STORED OR TRANSMITTED THROUGH ANY APPLE SOFTWARE OR SERVICES WILL NOT BE LOST, CORRUPTED OR DAMAGED. YOU ACKNOWLEDGE THAT THE APPLE SOFTWARE AND SERVICES ARE NOT INTENDED OR SUITABLE FOR USE IN SITUATIONS OR ENVIRONMENTS WHERE ERRORS, DELAYS, FAILURES OR INACCURACIES IN THE TRANSMISSION OR STORAGE OF DATA OR INFORMATION BY OR THROUGH THE APPLE SOFTWARE OR SERVICES COULD LEAD TO DEATH, PERSONAL INJURY, OR FINANCIAL, PHYSICAL, PROPERTY OR ENVIRONMENTAL DAMAGE, INCLUDING WITHOUT LIMITATION THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, LIFE SUPPORT OR WEAPONS SYSTEMS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY APPLE OR AN APPLE AUTHORIZED REPRESENTATIVE WILL CREATE A WARRANTY NOT EXPRESSLY STATED IN THIS AGREEMENT. SHOULD THE APPLE SOFTWARE, SECURITY SOLUTION, OR SERVICES PROVE DEFECTIVE, YOU ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION. Location data as well as any maps data provided by any Services or software is for basic navigational purposes only and is not intended to be relied upon in situations where precise location information is needed or where erroneous, inaccurate or incomplete location data may lead to death, personal injury, property or environmental damage. Neither Apple nor any of its licensors guarantees the availability, accuracy, completeness, reliability, or timeliness of location data or any other data or information displayed by any Services or software.

13.	LIMITATION OF LIABILITY

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, IN NO EVENT WILL APPLE BE LIABLE FOR PERSONAL INJURY, OR ANY INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF DATA, BUSINESS INTERRUPTION OR ANY OTHER COMMERCIAL DAMAGES OR LOSSES, ARISING OUT OF OR RELATED TO THIS AGREEMENT, YOUR USE OR INABILITY TO USE THE APPLE SOFTWARE, SECURITY SOLUTION, SERVICES, APPLE CERTIFICATES, OR YOUR DEVELOPMENT EFFORTS OR PARTICIPATION IN THE PROGRAM, HOWEVER CAUSED, WHETHER UNDER A THEORY OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCTS LIABILITY, OR OTHERWISE, EVEN IF APPLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. In no event shall Apple’s total liability to You under this Agreement for all damages (other than as may be required by applicable law in cases involving personal injury) exceed the amount of fifty dollars ($50.00).

14.	General Legal Terms

14.1	Third Party Notices

Portions of the Apple Software or Services may utilize or include third party software and other copyrighted material. Acknowledgements, licensing terms and disclaimers for such material are contained in the electronic documentation for the Apple Software and Services, and Your use of such material is governed by their respective terms.

Program Agreement	Page 49

14.2	Consent to Collection and Use of Data

A.	Pre-Release Versions of iOS, watchOS, tvOS, iPadOS, and macOS

In order to provide, test and help Apple, its partners, and third party developers improve their products and services, and unless You or Your Authorized Developers opt out in the pre-release versions of iOS, watchOS, tvOS, iPadOS, or macOS, as applicable, You acknowledge that Apple and its subsidiaries and agents will be collecting, using, storing, transmitting, processing and analyzing (collectively, “Collecting”) diagnostic, technical, and usage logs and information from Your Authorized Test Units (that are running pre-release versions of the Apple Software and services) as part of the developer seeding process. This information will be Collected in a form that does not personally identify You or Your Authorized Developers and may be Collected from Your Authorized Test Units at any time. The information that would be Collected includes, but is not limited to, general diagnostic and usage data, various unique device identifiers, various unique system or hardware identifiers, details about hardware and operating system specifications, performance statistics, and data about how You use Your Authorized Test Unit, system and application software, and peripherals, and, if Location Services is enabled, certain location information. You agree that Apple may share such diagnostic, technical, and usage logs and information with partners and third-party developers for purposes of allowing them to improve their products and services that operate on or in connection with Apple-branded products. By installing or using pre-release versions of iOS, watchOS, tvOS, iPadOS, or macOS on Your Authorized Test Units, You acknowledge and agree that Apple and its subsidiaries and agents have Your permission to Collect all such information and use it as set forth above in this Section.

B.	Other Pre-Release Apple Software and Services

In order to test, provide and improve Apple’s products and services, and only if You choose to install or use other pre-release Apple Software or Services provided as part of the developer seeding process or Program, You acknowledge that Apple and its subsidiaries and agents may be Collecting diagnostic, technical, usage and related information from other pre-release Apple Software and Services. Apple will notify You about the Collection of such information on the Program web portal, and You should carefully review the release notes and other information disclosed by Apple in such location prior to choosing whether or not to install or use any such pre-release Apple Software or Services. By installing or using such pre-release Apple Software and Services, You acknowledge and agree that Apple and its subsidiaries and agents have Your permission to Collect any and all such information and use it as set forth above.

C.	Device Deployment Services

In order to set up and use the device provisioning, account authentication, and deployment features of the Apple Software and Services, certain unique identifiers for Your computer, iOS Products, watchOS devices, tvOS devices, and account information may be needed. These unique identifiers may include Your email address, Your Apple ID, a hardware identifier for Your computer, and device identifiers entered by You into the Apple Software or Services for such Apple-branded products. Such identifiers may be logged in association with Your interaction with the Service and Your use of these features and the Apple Software and Services. By using these features, You agree that Apple and its subsidiaries

Program Agreement	Page 50

and agents may Collect this information for the purpose of providing the Apple Software and Services, including using such identifiers for account verification and anti-fraud measures. If You do not want to provide this information, do not use the provisioning, deployment or authentication features of the Apple Software or Services.

D.	Apple Services

In order to test, provide and improve Apple’s products and services, and only if You choose to use the Services provided hereunder (and except as otherwise provided herein), You acknowledge that Apple and its subsidiaries and agents may be Collecting diagnostic, technical, usage and related information from the Apple Services. Some of this information will be Collected in a form that does not personally identify You. However, in some cases, Apple may need to Collect information that would personally identify You, but only if Apple has a good faith belief that such Collection is reasonably necessary to: (a) provide the Apple Services; (b) comply with legal process or request; (c) verify compliance with the terms of this Agreement; (d) prevent fraud, including investigating any potential technical issues or violations; or (e) protect the rights, property, security or safety of Apple, its developers, customers or the public as required or permitted by law. By installing or using such Apple Services, You acknowledge and agree that Apple and its subsidiaries and agents have Your permission to Collect any and all such information and use it as set forth in this Section. Further, You agree that Apple may share the diagnostic, technical, and usage logs and information (excluding personally identifiable information) with partners and third-party developers for purposes of allowing them to improve their products and services that operate on or in connection with Apple-branded products.

E.	Privacy Policy

Data collected pursuant to this Section 14.2 will be treated in accordance with Apple’s Privacy Policy which can be viewed at http://www.apple.com/legal/privacy.

14.3	Assignment; Relationship of the Parties

This Agreement may not be assigned, nor may any of Your obligations under this Agreement be delegated, in whole or in part, by You by operation of law, merger, or any other means without Apple’s express prior written consent and any attempted assignment without such consent will be null and void. To submit a request for Apple’s consent to assignment, please log into your account at developer.apple.com and follow the steps under Membership. Except for the agency appointment as specifically set forth in Schedule 1 (if applicable), this Agreement will not be construed as creating any other agency relationship, or a partnership, joint venture, fiduciary duty, or any other form of legal association between You and Apple, and You will not represent to the contrary, whether expressly, by implication, appearance or otherwise. This Agreement is not for the benefit of any third parties.

14.4	Independent Development

Nothing in this Agreement will impair Apple’s right to develop, acquire, license, market, promote, or distribute products or technologies that perform the same or similar functions as, or otherwise compete with, Licensed Applications, Covered Products, or any other products or technologies that You may develop, produce, market, or distribute.

Program Agreement	Page 51

14.5	Notices

Any notices relating to this Agreement shall be in writing, except as otherwise set forth in Section 14.3. Notices will be deemed given by Apple when sent to You at the email address or mailing address You provided during the sign-up process. Except as set forth in Section 14.3, all notices to Apple relating to this Agreement will be deemed given (a) when delivered personally, (b) three business days after having been sent by commercial overnight carrier with written proof of delivery, and (c) five business days after having been sent by first class or certified mail, postage prepaid, to this Apple address: Developer Relations Legal, Apple Inc., One Apple Park Way, 37-2ISM, Cupertino, California, 95014 U.S.A. You consent to receive notices by email and agree that any such notices that Apple sends You electronically will satisfy any legal communication requirements. A party may change its email or mailing address by giving the other written notice as described above.

14.6	Severability

If a court of competent jurisdiction finds any clause of this Agreement to be unenforceable for any reason, that clause of this Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect. However, if applicable law prohibits or restricts You from fully and specifically complying with, or appointing Apple and Apple Subsidiaries as Your agent under Schedule 1 or the Sections of this Agreement entitled “Internal Use License and Restrictions”, “Your Obligations” or “Apple Certificates; Revocation”, or prevents the enforceability of any of those Sections or Schedule 1, this Agreement will immediately terminate and You must immediately discontinue any use of the Apple Software as described in the Section entitled “Term and Termination.”

14.7	Waiver and Construction

Failure by Apple to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision. Any laws or regulations that provide that the language of a contract will be construed against the drafter will not apply to this Agreement. Section headings are for convenience only and are not to be considered in construing or interpreting this Agreement.

14.8	Export Control

A.    You may not use, export, re-export, import, sell, release, or transfer the Apple Software, Services, or Documentation except as authorized by United States law, the laws of the jurisdiction in which You obtained the Apple Software, and any other applicable laws and regulations. In particular, but without limitation, the Apple Software, Services, source code, technology, and Documentation (collectively referred to as “Apple Technology” for purposes of this Section 14.8) may not be exported, or re-exported, transferred, or released (a) into any U.S. embargoed countries or (b) to anyone on the U.S. Treasury Department’s list of Specially Designated Nationals or the U.S. Department of Commerce’s Denied Persons List or on any other restricted party lists. By using the Apple Technology, You represent and warrant that You are not located in any such country or on any such list. You also agree that You will not use the Apple Technology, including any pre-release versions thereof, for any purposes prohibited by United States law, including, without limitation, the development, design, manufacture or production of nuclear, missile, chemical or biological weapons or any other military end uses as defined in 15 C.F.R. § 744. You certify that pre-release versions of the Apple Technology will only be used for development and testing purposes, and will not be rented, sold, leased, sublicensed, assigned, or otherwise transferred. Further, You certify that You will not sell, transfer or export any product, process or service that is a direct product of such pre-release Apple Technology.

Program Agreement	Page 52

B.    You represent and warrant that You and any entity or person that directly or indirectly controls You, or is under common control with You, are not: (a) on any sanctions lists in the countries available in App Store Connect, (b) doing business in any of the US embargoed countries, and (c) a military end user as defined and scoped in 15 C.F.R § 744. As used in this Section 14.8, “control” means that an entity or person possesses, directly or indirectly, the power to direct or cause the direction of the management policies of the other entity, whether through ownership of voting securities, an interest in registered capital, by contract, or otherwise.

14.9	Government End-users

The Apple Software and Documentation are “Commercial Items”, as that term is defined at 48 C.F.R. §2.101, consisting of “Commercial Computer Software” and “Commercial Computer Software Documentation”, as such terms are used in 48 C.F.R. §12.212 or 48 C.F.R. §227.7202, as applicable. Consistent with 48 C.F.R. §12.212 or 48 C.F.R. §227.7202-1 through 227.7202-4, as applicable, the Commercial Computer Software and Commercial Computer Software Documentation are being licensed to U.S. Government end-users (a) only as Commercial Items and (b) with only those rights as are granted to all other end-users pursuant to the terms and conditions herein. Unpublished-rights reserved under the copyright laws of the United States.

14.10	Dispute Resolution; Governing Law

Any litigation or other dispute resolution between You and Apple arising out of or relating to this Agreement, the Apple Software, or Your relationship with Apple will take place in the Northern District of California, and You and Apple hereby consent to the personal jurisdiction of and exclusive venue in the state and federal courts within that District with respect any such litigation or dispute resolution. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California, except that body of California law concerning conflicts of law. Notwithstanding the foregoing:

(a) If You are an agency, instrumentality or department of the federal government of the United States, then this Agreement shall be governed in accordance with the laws of the United States of America, and in the absence of applicable federal law, the laws of the State of California will apply. Further, and notwithstanding anything to the contrary in this Agreement (including but not limited to Section 10 (Indemnification)), all claims, demands, complaints and disputes will be subject to the Contract Disputes Act (41 U.S.C. §§601-613), the Tucker Act (28 U.S.C. § 1346(a) and § 1491), or the Federal Tort Claims Act (28 U.S.C. §§ 1346(b), 2401-2402, 2671-2672, 2674-2680), as applicable, or other applicable governing authority. For the avoidance of doubt, if You are an agency, instrumentality, or department of the federal, state or local government of the U.S. or a U.S. public and accredited educational institution, then Your indemnification obligations are only applicable to the extent they would not cause You to violate any applicable law (e.g., the Anti-Deficiency Act), and You have any legally required authorization or authorizing statute; (b) If You (as an entity entering into this Agreement) are a U.S. public and accredited educational institution or an agency, instrumentality, or department of a state or local government within the United States, then (a) this Agreement will be governed and construed in accordance with the laws of the state (within the U.S.) in which Your entity is domiciled, except that body of state law concerning

Program Agreement	Page 53

conflicts of law; and (b) any litigation or other dispute resolution between You and Apple arising out of or relating to this Agreement, the Apple Software, or Your relationship with Apple will take place in federal court within the Northern District of California, and You and Apple hereby consent to the personal jurisdiction of and exclusive venue of such District unless such consent is expressly prohibited by the laws of the state in which Your entity is domiciled; and (c) If You are an international, intergovernmental organization that has been conferred immunity from the jurisdiction of national courts through Your intergovernmental charter or agreement, then any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. The place of arbitration shall be London, England; the language shall be English; and the number of arbitrators shall be three. Upon Apple’s request, You agree to provide evidence of Your status as an intergovernmental organization with such privileges and immunities.

This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded.

14.11	Entire Agreement; Governing Language

This Agreement constitutes the entire agreement between the parties with respect to the use of the Apple Software, Apple Services and Apple Certificates licensed hereunder and, except as otherwise set forth herein, supersedes all prior understandings and agreements regarding its subject matter. Notwithstanding the foregoing, to the extent that You are provided with pre-release materials under the Program and such pre-release materials are subject to a separate license agreement, You agree that the license agreement accompanying such materials in addition to Section 9 (Confidentiality) of this Agreement shall also govern Your use of such materials. If You have entered or later enter into the Xcode and Apple SDKs Agreement, this Apple Developer Program License Agreement will govern in the event of any inconsistencies between the two with respect to the same subject matter; provided, however, that this Apple Developer Program License Agreement is not intended to prevent You from exercising any rights granted to You in the Xcode and Apple SDKs Agreement in accordance with the terms and conditions set forth therein. If You have entered or later enter into the Swift Playgrounds Agreement, this Apple Developer Program License Agreement will govern in the event of any inconsistencies between the two with respect to the same subject matter; provided, however, that this Apple Developer Program License Agreement is not intended to prevent You from exercising any rights granted to You in the Swift Playgrounds Agreement in accordance with the terms and conditions set forth therein. This Agreement may be modified only: (a) by a written amendment signed by both parties, or (b) to the extent expressly permitted by this Agreement (for example, by Apple by written or email notice to You). Any translation is provided as a courtesy to You, and in the event of a dispute between the English and any non-English version, the English version of this Agreement shall govern, to the extent not prohibited by local law in Your jurisdiction. If You are located in the province of Quebec, Canada or are a government organization within France, then the following clause applies to You: The parties hereby confirm that they have requested that this Agreement and all related documents be drafted in English. Les parties ont exigé que le présent contrat et tous les documents connexes soient rédigés en anglais.

Program Agreement	Page 54

Attachment 1

(to the Agreement)

Additional Terms for Apple Push Notification Service and Local Notifications

The following terms are in addition to the terms of the Agreement and apply to any use of the APN (Apple Push Notification Service):

1.	Use of the APN and Local Notifications

1.1    You may use the APN only in Your Applications, Your Passes, and/or in sending Safari Push Notifications to the macOS desktop of users of Your Site who have opted in to receive Notifications through Safari on macOS. You, Your Application and/or Your Pass may access the APN only via the APN API and only if You have been assigned a Push Application ID by Apple. Except for a Service Provider who is assisting You with using the APN, You agree not to share Your Push Application ID with any third party. You understand that You will not be permitted to access or use the APN after expiration or termination of Your Agreement.

1.2    You are permitted to use the APN and the APN APIs only for the purpose of sending Push Notifications to Your Application, Your Pass, and/or to the macOS desktop of users of Your Site who have opted in to receive Notifications through Safari on macOS as expressly permitted by the Agreement, the APN Documentation and all applicable laws and regulations (including all intellectual property laws). You further agree that You must disclose to Apple any use of the APN as part of the submission process for Your Application.

1.3    You understand that before You send an end-user any Push Notifications through the APN, the end-user must consent to receive such Notifications. You agree not to disable, override or otherwise interfere with any Apple-implemented consent panels or any Apple system preferences for enabling or disabling Notification functionality. If the end-user’s consent to receive Push Notifications is denied or later withdrawn, You may not send the end-user Push Notifications.

2.	Additional Requirements

2.1    You may not use the APN or Local Notifications for the purpose of sending unsolicited messages to end-users or for the purpose of phishing or spamming, including, but not limited to, engaging in any types of activities that violate anti-spamming laws and regulations, or that are otherwise improper, inappropriate or illegal. The APN and Local Notifications should be used for sending relevant messages to a user that provide a benefit (e.g., a response to an end-user request for information, provision of pertinent information relevant to the Application).

2.2    You may not use the APN or Local Notifications for the purposes of advertising, product promotion, or direct marketing of any kind (e.g., up-selling, cross-selling, etc.), including, but not limited to, sending any messages to promote the use of Your Application or advertise the availability of new features or versions. Notwithstanding the foregoing, You may use the APN or Local Notifications for promotional purposes in connection with Your Pass so long as such use is directly related to the Pass, e.g., a store coupon may be sent to Your Pass in Wallet.

Program Agreement	Page 55

2.3    You may not excessively use the overall network capacity or bandwidth of the APN, or unduly burden an iOS Product, Apple Watch, macOS or an end-user with excessive Push Notifications or Local Notifications, as may be determined by Apple in its reasonable discretion. In addition, You agree not to harm or interfere with Apple’s networks or servers, or any third party servers or networks connected to the APN, or otherwise disrupt other developers’ use of the APN.

2.4    You may not use the APN or Local Notifications to send material that contains any obscene, pornographic, offensive or defamatory content or materials of any kind (text, graphics, images, photographs, sounds, etc.), or other content or materials that in Apple’s reasonable judgment may be found objectionable by the end-user of Your Application, Pass or Site.

2.5    You may not transmit, store or otherwise make available any material that contains viruses or any other computer code, files or programs that may harm, disrupt or limit the normal operation of the APN or an iOS Product, Apple Watch, or macOS, and You agree not to disable, spoof, hack or otherwise interfere with any security, digital signing, verification or authentication mechanisms that are incorporated in or used by the APN, or enable others to do so.

3.	Additional Terms for Website Push IDs

3.1    Subject to the terms of this Agreement, You understand and agree that Safari Push Notifications that You send using Your Website Push ID must be sent under Your own name, trademark or brand (e.g., a user should know that the communication is coming from Your Site) and must include an icon, trademark, logo or other identifying mark for Your Site. You agree not to misrepresent or impersonate another Site or entity or otherwise mislead users about the originator of the Safari Push Notification. To the extent that You reference a third party’s trademark or brand within Your Safari Push Notification, You represent and warrant that You have any necessary rights.

3.2    By enabling the APN and sending Safari Push Notifications for Your Site as permitted in this Agreement, You hereby permit Apple to use (i) screenshots of Your Safari Push Notifications on macOS; and (ii) trademarks and logos associated with such Notifications, for promotional purposes in Apple’s marketing materials, excluding those portions which You do not have the right to use for promotional purposes and which You identify in writing to Apple. You also permit Apple to use images and other materials that You may provide to Apple, at Apple’s reasonable request, for promotional purposes in marketing materials.

4.    Delivery by the APN or via Local Notifications. You understand and agree that in order to provide the APN and make Your Push Notifications available on iOS Products, Apple Watch, or macOS, Apple may transmit Your Push Notifications across various public networks, in various media, and modify or change Your Push Notifications to comply with the technical and other requirements for connecting to networks or devices. You acknowledge and agree that the APN is not, and is not intended to be, a guaranteed or secure delivery service, and You shall not use or rely upon it as such. Further, as a condition to using the APN or delivering Local Notifications, You agree not to transmit sensitive personal or confidential information belonging to an individual (e.g., a social security number, financial account or transactional information, or any information where the individual may have a reasonable expectation of secure transmission) as part of any such Notification, and You agree to comply with any applicable notice or consent requirements with respect to any collection, transmission, maintenance, processing or use of an end-user’s personal information.

Program Agreement	Page 56

5.     Your Acknowledgements. You acknowledge and agree that:

5.1    Apple may at any time, and from time to time, with or without prior notice to You (a) modify the APN, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the APN APIs. You understand that any such modifications may require You to change or update Your Applications, Passes or Sites at Your own cost. Apple has no express or implied obligation to provide, or continue to provide, the APN and may suspend or discontinue all or any portion of the APN at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any such service suspension or discontinuation or any such modification of the APN or APN APIs.

5.2    The APN is not available in all languages or in all countries and Apple makes no representation that the APN is appropriate or available for use in any particular location. To the extent You choose to access and use the APN, You do so at Your own initiative and are responsible for compliance with any applicable laws, including but not limited to any local laws.

5.3    Apple provides the APN to You for Your use with Your Application, Pass, or Site, and does not provide the APN directly to any end-user. You acknowledge and agree that any Push Notifications are sent by You, not Apple, to the end-user of Your Application, Pass or Site, and You are solely liable and responsible for any data or content transmitted therein and for any such use of the APN. Further, You acknowledge and agree that any Local Notifications are sent by You, not Apple, to the end-user of Your Application, and You are solely liable and responsible for any data or content transmitted therein.

5.4    Apple makes no guarantees to You in relation to the availability or uptime of the APN and is not obligated to provide any maintenance, technical or other support for the APN.

5.5    Apple reserves the right to remove Your access to the APN, limit Your use of the APN, or revoke Your Push Application ID at any time in its sole discretion.

5.6    Apple may monitor and collect information (including but not limited to technical and diagnostic information) about Your usage of the APN to aid Apple in improving the APN and other Apple products or services and to verify Your compliance with this Agreement; provided however that Apple will not access or disclose the content of any Push Notification unless Apple has a good faith belief that such access or disclosure is reasonably necessary to: (a) comply with legal process or request; (b) enforce the terms of this Agreement, including investigation of any potential violation hereof; (c) detect, prevent or otherwise address security, fraud or technical issues; or (d) protect the rights, property or safety of Apple, its developers, customers or the public as required or permitted by law. Notwithstanding the foregoing, You acknowledge and agree that iOS, iPadOS, macOS, and watchOS may access Push Notifications locally on a user’s device solely for the purposes of responding to user requests and personalizing user experience and suggestions on device.

6.    Additional Liability Disclaimer. APPLE SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY USE OF THE APN, INCLUDING ANY INTERRUPTIONS TO THE APN OR ANY USE OF NOTIFICATIONS, INCLUDING, BUT NOT LIMITED TO, ANY POWER OUTAGES, SYSTEM FAILURES, NETWORK ATTACKS, SCHEDULED OR UNSCHEDULED MAINTENANCE, OR OTHER INTERRUPTIONS.

Program Agreement	Page 57

Attachment 2

(to the Agreement)

Additional Terms for Use of the In-App Purchase API

The following terms are in addition to the terms of the Agreement and apply to any use of the In-App Purchase API in Your Application:

1.	Use of the In-App Purchase API

1.1    You may use the In-App Purchase API only to enable end-users to access or receive content, functionality, or services that You make available for use within Your Application (e.g., digital books, additional game levels, access to a turn-by-turn map service). You may not use the In-App Purchase API to offer goods or services to be used outside of Your Application.

1.2    You must submit to Apple for review and approval all content, functionality, or services that You plan to provide through the use of the In-App Purchase API in accordance with these terms and the processes set forth in Section 6 (Application Submission and Selection) of the Agreement. For all submissions, You must provide the name, text description, price, unique identifier number, and other information that Apple reasonably requests (collectively, the “Submission Description”). Apple reserves the right to review the actual content, functionality or service that has been described in the Submission Descriptions at any time, including, but not limited to, in the submission process and after approval of the Submission Description by Apple. If You would like to provide additional content, functionality or services through the In-App Purchase API that are not described in Your Submission Description, then You must first submit a new or updated Submission Description for review and approval by Apple prior to making such items available through the use of the In-App Purchase API. Apple reserves the right to withdraw its approval of content, functionality, or services previously approved, and You agree to stop making any such content, functionality, or services available for use within Your Application.

1.3    All content, functionality, and services offered through the In-App Purchase API are subject to the Program Requirements for Applications, and after such content, services or functionality are added to a Licensed Application, they will be deemed part of the Licensed Application and will be subject to all the same obligations and requirements. For clarity, Applications that provide keyboard extension functionality may not use the In-App Purchase API within the keyboard extension itself; however, they may continue to use the In-App Purchase API in separate areas of the Application.

2.	Additional Restrictions

2.1    You may not use the In-App Purchase API to enable an end-user to set up a pre-paid account to be used for subsequent purchases of content, functionality, or services, or otherwise create balances or credits that end-users can redeem or use to make purchases at a later time.

2.2    You may not enable end-users to purchase Currency of any kind through the In-App Purchase API, including but not limited to any Currency for exchange, gifting, redemption, transfer, trading or use in purchasing or obtaining anything within or outside of Your Application. “Currency” means any form of currency, points, credits, resources, content or other items or units recognized by a group of individuals or entities as representing a particular value and that can be transferred or circulated as a medium of exchange.

Program Agreement	Page 58

2.3    Content and services may be offered through the In-App Purchase API on a subscription basis (e.g., subscriptions to newspapers and magazines). Rentals of content, services or functionality through the In-App Purchase API are not allowed (e.g., use of particular content may not be restricted to a pre-determined, limited period of time).

2.4    You may not use the In-App Purchase API to send any software updates to Your Application or otherwise add any additional executable code to Your Application. An In-App Purchase item must either already exist in Your Application waiting to be unlocked, be streamed to Your Application after the In-App Purchase API transaction has been completed, or be downloaded to Your Application solely as data after such transaction has been completed.

2.5    You may not use the In-App Purchase API to deliver any items that contain content or materials of any kind (text, graphics, images, photographs, sounds, etc.) that in Apple’s reasonable judgment may be found objectionable or inappropriate, for example, materials that may be considered obscene, pornographic, or defamatory.

2.6    With the exception of items of content that an end-user consumes or uses up within Your Application (e.g., virtual supplies such as construction materials) (a “Consumable”), any other content, functionality, services or subscriptions delivered through the use of the In-App Purchase API (e.g., a sword for a game) (a “Non-Consumable”) must be made available to end-users in accordance with the same usage rules as Licensed Applications (e.g., any such content, services or functionality must be available to all of the devices associated with an end-user’s account). You will be responsible for identifying Consumable items to Apple and for disclosing to end-users that Consumables will not be available for use on other devices.

3.	Your Responsibilities

3.1    For each successfully completed transaction made using the In-App Purchase API, Apple will provide You with a transaction receipt. It is Your responsibility to verify the validity of such receipt prior to the delivery of any content, functionality, or services to an end-user and Apple will not be liable for Your failure to verify that any such transaction receipt came from Apple.

3.2    Unless Apple provides You with user interface elements, You are responsible for developing the user interface Your Application will display to end-users for orders made through the In-App Purchase API. You agree not to misrepresent, falsely claim, mislead or engage in any unfair or deceptive acts or practices regarding the promotion and sale of items through Your use of the In-App Purchase API, including, but not limited to, in the Licensed Application Information and any metadata that You submit through App Store Connect. You agree to comply with all applicable laws and regulations, including those in any jurisdictions in which You make content, functionality, services or subscriptions available through the use of the In-App Purchase API, including but not limited to consumer laws and export regulations.

3.3    Apple may provide hosting services for Non-Consumables that You would like to provide to Your end-users through the use of the In-App Purchase API. Even if Apple hosts such Non-Consumables on Your behalf, You are responsible for providing items ordered through the In-App Purchase API in a timely manner (i.e., promptly after Apple issues the transaction receipt, except in cases where You have disclosed to Your end-user that the item will be made available at a later time) and for complying with all applicable laws in connection therewith, including but not limited to, laws, rules and regulations related to cancellation or delivery of ordered items. You are responsible for maintaining Your own records for all such transactions.

Program Agreement	Page 59

3.4    You will not issue any refunds to end-users of Your Application, and You agree that Apple may issue refunds to end-users in accordance with the terms of Schedule 2.

3.5    You may provide Apple, its subsidiaries, and agents with end-user consumption information from Your Application in order to inform and improve the refund process. You shall provide notice to the user and/or obtain consent from the user in compliance with the Documentation and applicable laws.

4.	Apple Services

4.1    From time to time, Apple may choose to offer additional services and functionality relating to In-App Purchase API transactions. Apple makes no guarantees that the In-App Purchase API or any Services will continue to be made available to You or that they will meet Your requirements, be uninterrupted, timely, secure or free from error, that any information that You obtain from the In-App Purchase API or any Services will be accurate or reliable or that any defects will be corrected.

4.2    You understand that You will not be permitted to access or use the In-App Purchase API after expiration or termination of Your Agreement.

5.    Your Acknowledgements. You acknowledge and agree that: Apple may at any time, and from time to time, with or without prior notice to You (a) modify the In-App Purchase API, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the In-App Purchase API. You understand that any such modifications may require You to change or update Your Applications at Your own cost in order to continue to use the In-App Purchase API. Apple has no express or implied obligation to provide, or continue to provide, the In-App Purchase API or any services related thereto and may suspend or discontinue all or any portion of thereof at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any suspension, discontinuation or modification of the In-App Purchase API or any services related thereto. Apple makes no guarantees to You in relation to the availability or uptime of the In-App Purchase API or any other services that Apple may provide to You in connection therewith, and Apple is not obligated to provide any maintenance, technical or other support related thereto. Apple provides the In-App Purchase API to You for Your use with Your Application, and may provide services to You in connection therewith (e.g., hosting services for Non-Consumable items). Apple is not responsible for providing or unlocking any content, functionality, services or subscriptions that an end-user orders through Your use of the In-App Purchase API. You acknowledge and agree that any such items are made available by You, not Apple, to the end-user of Your Application, and You are solely liable and responsible for such items ordered through the use of the In-App Purchase API and for any such use of the In-App Purchase API in Your Application or for any use of services in connection therewith.

6.    Use of Digital Certificates for In-App Purchase. When an end-user completes a transaction using the In-App Purchase API in Your Application, Apple will provide You with a transaction receipt signed with an Apple Certificate. It is Your responsibility to verify that such certificate and receipt were issued by Apple, as set forth in the Documentation. You are solely responsible for Your decision to rely on any such certificates and receipts. YOUR USE OF OR RELIANCE ON SUCH CERTIFICATES AND RECEIPTS IN CONNECTION WITH THE IN-APP PURCHASE API IS AT YOUR SOLE RISK. APPLE MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO

Program Agreement	Page 60

MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ACCURACY, RELIABILITY, SECURITY, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS WITH RESPECT TO SUCH APPLE CERTIFICATES AND RECEIPTS. You agree that You will only use such receipts and certificates in accordance with the Documentation, and that You will not interfere or tamper with the normal operation of such digital certificates or receipts, including but not limited to any falsification or other misuse.

7.    Additional Liability Disclaimer. APPLE SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM THE USE OF THE IN-APP PURCHASE API AND ANY SERVICES, INCLUDING, BUT NOT LIMITED TO, (I) ANY LOSS OF PROFIT (WHETHER INCURRED DIRECTLY OR INDIRECTLY), ANY LOSS OF GOODWILL OR BUSINESS REPUTATION, ANY LOSS OF DATA SUFFERED, OR OTHER INTANGIBLE LOSS, (II) ANY CHANGES WHICH APPLE MAY MAKE TO THE IN-APP PURCHASE API OR ANY SERVICES, OR FOR ANY PERMANENT OR TEMPORARY CESSATION IN THE PROVISION OF THE IN-APP PURCHASE API OR ANY SERVICES (OR ANY FEATURES WITHIN THE SERVICES) PROVIDED THEREWITH, OR (III) THE DELETION OF, CORRUPTION OF, OR FAILURE TO PROVIDE ANY DATA TRANSMITTED BY OR THROUGH YOUR USE OF THE IN-APP PURCHASE API OR SERVICES. It is Your responsibility to maintain appropriate alternate backup of all Your information and data, including but not limited to any Non-Consumables that You may provide to Apple for hosting services.

Program Agreement	Page 61

Attachment 3

(to the Agreement)

Additional Terms for the Game Center

The following terms are in addition to the terms of the Agreement and apply to any use of the Game Center service by You or Your Application.

1.	Use of the Game Center service

1.1    You and Your Application may not connect to or use the Game Center service in any way not expressly authorized by Apple. You agree to only use the Game Center service in accordance with this Agreement (including this Attachment 3), the Game Center Documentation and in accordance with all applicable laws. You understand that neither You nor Your Application will be permitted to access or use the Game Center service after expiration or termination of Your Agreement.

1.2    Apple may provide You with a unique identifier which is associated with an end-user’s alias as part of the Game Center service (the “Player ID”). You agree to not display the Player ID to the end-user or to any third party, and You agree to only use the Player ID for differentiation of end-users in connection with Your use of the Game Center. You agree not to reverse look-up, trace, relate, associate, mine, harvest, or otherwise exploit the Player ID, aliases or other data or information provided by the Game Center service, except to the extent expressly permitted herein. For example, You will not attempt to determine the real identity of an end-user.

1.3    You will only use information provided by the Game Center service as necessary for providing services and functionality for Your Applications. For example, You will not host or export any such information to a third party service. Further, You agree not to transfer or copy any user information or data (whether individually or in the aggregate) obtained through the Game Center service to a third party except as necessary for providing services and functionality for Your Applications, and then only with express user consent and only if not otherwise prohibited in this Agreement.

1.4    You will not attempt to gain (or enable others to gain) unauthorized use or access to the Game Center service (or any part thereof) in any way, including but not limited to obtaining information from the Game Center service using any method not expressly permitted by Apple. For example, You may not use packet sniffers to intercept any communications protocols from systems or networks connected to the Game Center, scrape any data or user information from the Game Center, or use any third party software to collect information through the Game Center about players, game data, accounts, or service usage patterns.

2.	Additional Restrictions

2.1    You agree not to harm or interfere with Apple’s networks or servers, or any third party servers or networks connected to the Game Center service, or otherwise disrupt other developers’ or end-users’ use of the Game Center. You agree that, except for testing and development purposes, You will not create false accounts through the use of the Game Center service or otherwise use the Game Center service to misrepresent information about You or Your Application in a way that would interfere with an end-users’ use of the Game Center service, e.g., creating inflated high scores through the use of cheat codes or falsifying the number of user accounts for Your Application.

Program Agreement	Page 62

2.2    You will not institute, assist, or enable any disruptions of the Game Center, such as through a denial of service attack, through the use of an automated process or service such as a spider, script, or bot, or through exploiting any bug in the Game Center service or Apple Software. You agree not to probe, test or scan for vulnerabilities in the Game Center service. You further agree not to disable, spoof, hack, undermine or otherwise interfere with any data protection, security, verification or authentication mechanisms that are incorporated in or used by the Game Center service, or enable others to do so.

2.3    You will not transmit, store or otherwise make available any material that contains viruses or any other computer code, files or programs that may harm, disrupt or limit the normal operation of the Game Center or an iOS Product.

2.4    You agree not to use any portion of the Game Center service for sending any unsolicited, improper or inappropriate messages to end-users or for the purpose of poaching, phishing or spamming of Game Center users. You will not reroute (or attempt to reroute) users of the Game Center to another service using any information You obtain through the use of the Game Center service.

2.5    You shall not charge any fees to end-users for access to the Game Center service or for any data or information provided therein.

2.6    To the extent that Apple permits You to manage certain Game Center features and functionality for Your Application through App Store Connect (e.g., the ability to block fraudulent users or eliminate suspicious leaderboard scores from Your Application’s leaderboard), You agree to use such methods only when You have a reasonable belief that such users or scores are the result of misleading, fraudulent, improper, unlawful or dishonest acts.

3.    Your Acknowledgements. You acknowledge and agree that:

3.1    Apple may at any time, and from time to time, with or without prior notice to You (a) modify the Game Center service, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the Game Center APIs or related APIs. You understand that any such modifications may require You to change or update Your Applications at Your own cost. Apple has no express or implied obligation to provide, or continue to provide, the Game Center service and may suspend or discontinue all or any portion of the Game Center service at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any such service suspension or discontinuation or any such modification of the Game Center service or Game Center APIs.

3.2    Apple makes no guarantees to You in relation to the availability or uptime of the Game Center service and is not obligated to provide any maintenance, technical or other support for such service. Apple reserves the right to remove Your access to the Game Center service at any time in its sole discretion. Apple may monitor and collect information (including but not limited to technical and diagnostic information) about Your usage of the Game Center service to aid Apple in improving the Game Center and other Apple products or services and to verify Your compliance with this Agreement.

4.    Additional Liability Disclaimer. APPLE SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY INTERRUPTIONS TO THE GAME CENTER OR ANY SYSTEM FAILURES, NETWORK ATTACKS, SCHEDULED OR UNSCHEDULED MAINTENANCE, OR OTHER INTERRUPTIONS.

Program Agreement	Page 63

Attachment 4

(to the Agreement)

Additional Terms for the use of iCloud

The following terms are in addition to the terms of the Agreement and apply to Your use of the iCloud service for software development and testing in connection with Your Application, or Web Software.

1.	Use of iCloud

1.1    Your Applications and/or Web Software may access the iCloud service only if You have been assigned an entitlement by Apple. You agree not to access the iCloud service, or any content, data or information contained therein, other than through the iCloud Storage APIs, CloudKit APIs or via the CloudKit console provided as part of the Program. You agree not to share Your entitlement with any third party or use it for any purposes not expressly permitted by Apple. You agree to use the iCloud service, the iCloud Storage APIs, and the CloudKit APIs only as expressly permitted by this Agreement and the iCloud Documentation, and in accordance with all applicable laws and regulations. Further, Your Web Software is permitted to access and use the iCloud service (e.g., to store the same type of data that is retrieved or updated in a Licensed Application) only so long as Your use of the iCloud service in such Web Software is comparable to Your use in the corresponding Licensed Application, as determined in Apple’s sole discretion. In the event Apple Services permit You to use more than Your allotment of storage containers in iCloud in order to transfer data to another container for any reason, You agree to only use such additional container(s) for a reasonable limited time to perform such functions and not to increase storage and transactional allotments.

1.2    You understand that You will not be permitted to access or use the iCloud service for software development or testing after expiration or termination of Your Agreement; however end-users who have Your Applications or Web Software installed and who have a valid end-user account with Apple to use iCloud may continue to access their user-generated documents, private containers and files that You have chosen to store in such end-user’s account via the iCloud Storage APIs or the CloudKit APIs in accordance with the applicable iCloud terms and conditions and these terms. You agree not to interfere with an end-user’s ability to access iCloud (or the end-user’s own user-generated documents, private containers and files) or to otherwise disrupt their use of iCloud in any way and at any time. With respect to data You store in public containers through the CloudKit APIs (whether generated by You or the end-user), Apple reserves the right to suspend access to or delete such data, in whole or in part, upon expiration or termination of Your Agreement, or as otherwise specified by Apple in the CloudKit console.

1.3    Your Application is permitted to use the iCloud Storage APIs only for the purpose of storage and retrieval of key value data (e.g., a list of stocks in a finance App, settings for an App) for Your Applications and Web Software and for purposes of enabling Your end-users to access user-generated documents and files through the iCloud service. Your Application or Web Software application is permitted to use the CloudKit APIs for storing, retrieving, and querying of structured data that You choose to store in public or private containers in accordance with the iCloud Documentation. You agree not to knowingly store any content or materials via the iCloud Storage APIs or CloudKit APIs that would cause Your Application to violate any of the iCloud terms and conditions or the Program Requirements for Your Applications (e.g., Your Application may not store illegal or infringing materials).

Program Agreement	Page 64

1.4    You may allow a user to access their user-generated documents and files from iCloud through the use of Your Applications as well as from Web Software. However, You may not share key value data from Your Application with other Applications or Web Software, unless You are sharing such data among different versions of the same title, or You have user consent.

1.5    You are responsible for any content and materials that You store in iCloud through the use of the CloudKit APIs and iCloud Storage APIs and must take reasonable and appropriate steps to protect information You store through the iCloud service. With respect to third party claims related to content and materials stored by Your end-users in Your Applications through the use of the iCloud Storage APIs or CloudKit APIs (e.g., user-generated documents, end-user posts in public containers), You agree to be responsible for properly handling and promptly processing any such claims, including but not limited to Your compliance with notices sent pursuant to the Digital Millennium Copyright Act (DMCA).

1.6    Unless otherwise expressly permitted by Apple in writing, You will not use iCloud, the iCloud Storage APIs, CloudKit APIs, or any component or function thereof, to create, receive, maintain or transmit any sensitive, individually-identifiable health information, including “protected health information” (as such term is defined at 45 C.F.R § 160.103), or use iCloud in any manner that would make Apple (or any Apple Subsidiary) Your or any third party’s “business associate” as such term is defined at 45 C.F.R. § 160.103. You agree to be solely responsible for complying with any reporting requirements under law or contract arising from Your breach of this Section.

2.	Additional Requirements

2.1    You understand there are storage capacity, transmission, and transactional limits for the iCloud service, both for You as a developer and for Your end-users. If You reach or Your end-user reaches such limits, then You or Your end-user may be unable to use the iCloud service until You or Your end-user have removed enough data from the service to meet the capacity limits, increased storage capacity or otherwise modified Your usage of iCloud, and You or Your end-user may be unable to access or retrieve data from iCloud during this time.

2.2    You may not charge any fees to users for access to or use of the iCloud service through Your Applications or Web Software, and You agree not to sell access to the iCloud service in any other way, including but not limited to reselling any part of the service. You will only use the iCloud service in Your Application or Web Software to provide storage for an end-user who has a valid end-user iCloud account with Apple and only for use in accordance with the terms of such user account, except that You may use the CloudKit APIs to store of data in public containers for access by end-users regardless of whether such users have iCloud accounts. You will not induce any end-user to violate the terms of their applicable iCloud service agreement with Apple or to violate any Apple usage policies for data or information stored in the iCloud service.

2.3    You may not excessively use the overall network capacity or bandwidth of the iCloud service or otherwise burden such service with unreasonable data loads or queries. You agree not to harm or interfere with Apple’s networks or servers, or any third party servers or networks connected to the iCloud, or otherwise disrupt other developers’ or users’ use of the iCloud service.

2.4    You will not disable or interfere with any warnings, system settings, notices, or notifications that are presented to an end-user of the iCloud service by Apple.

Program Agreement	Page 65

3.	Your Acknowledgements

You acknowledge and agree that:

3.1    Apple may at any time, with or without prior notice to You (a) modify the iCloud Storage APIs or the CloudKit APIs, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish such APIs. You understand that any such modifications may require You to change or update Your Applications or Web Software at Your own cost. Apple has no express or implied obligation to provide, or continue to provide, the iCloud service and may suspend or discontinue all or any portion of the iCloud service at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any such service suspension or discontinuation or any such modification of the iCloud service, iCloud Storage APIs or the CloudKit APIs.

3.2    The iCloud service is not available in all languages or in all countries and Apple makes no representation that the iCloud service is appropriate or available for use in any particular location. To the extent You choose to provide access to the iCloud service in Your Applications or Web Software through the iCloud Storage APIs or CloudKit APIs (e.g., to store data in a public or private container), You do so at Your own initiative and are responsible for compliance with any applicable laws or regulations.

3.3    Apple makes no guarantees to You in relation to the availability or uptime of the iCloud service and is not obligated to provide any maintenance, technical or other support for the iCloud service. Apple is not responsible for any expenditures, investments, or commitments made by You in connection with the iCloud service, or for any use of or access to the iCloud service.

3.4    Apple reserves the right to suspend or revoke Your access to the iCloud service or impose limits on Your use of the iCloud service at any time in Apple’s sole discretion. In addition, Apple may impose or adjust the limit of transactions Your Applications or Web Software may send or receive through the iCloud service or the resources or capacity that they may use at any time in Apple’s sole discretion.

3.5    Apple may monitor and collect information (including but not limited to technical and diagnostic information) about usage of the iCloud service through the iCloud Storage APIs, CloudKit APIs, or CloudKit console, in order to aid Apple in improving the iCloud service and other Apple products or services; provided however that Apple will not access or disclose any end-user data stored in a private container through CloudKit, any Application data stored in a public container through CloudKit, or any user-generated documents, files or key value data stored using the iCloud Storage APIs and iCloud service, unless Apple has a good faith belief that such access, use, preservation or disclosure is reasonably necessary to comply with a legal or regulatory process or request, or unless otherwise requested by an end-user with respect to data stored via the iCloud Storage APIs in that end-user’s iCloud account or in that end-user’s private container via the CloudKit APIs.

3.6    Further, to the extent that You store any personal information relating to an individual or any information from which an individual can be identified (collectively, “Personal Data”) in the iCloud service through the use of the iCloud Storage APIs or CloudKit APIs, You agree that Apple (and any applicable Apple Subsidiary for purposes of this Section 3.6) will act as Your agent for the processing, storage and handling of any such Personal Data. Apple agrees to ensure that any persons authorized to process such Personal Data have agreed to maintain confidentiality (whether through terms or under an appropriate statutory obligation). Apple shall have no right, title or interest in such Personal Data solely as a result of Your use of the iCloud service. You agree that You are solely liable and responsible for

Program Agreement	Page 66

ensuring Your compliance with all applicable laws, including privacy and data protection laws, regarding the use or collection of data and information through the iCloud service. You are also responsible for all activity related to such Personal Data, including but not limited to, monitoring such data and activity, preventing and addressing inappropriate data and activity, and removing and terminating access to data. Further, You are responsible for safeguarding and limiting access to such Personal Data by Your personnel and for the actions of Your personnel who are permitted access to use the iCloud service on Your behalf. Personal Data provided by You and Your users to Apple through the iCloud service may be used by Apple only as necessary to provide and improve the iCloud service and to perform the following actions on Your behalf. Apple shall:

(a)    use and handle such Personal Data only in accordance with the instructions and permissions from You set forth herein, as well as applicable laws, regulations, accords, or treaties. In the EEA and Switzerland, Personal Data will be handled by Apple only in accordance with the instructions and permissions from You set forth herein unless otherwise required by European Union or Member State Law, in which case Apple will notify You of such other legal requirement (except in limited cases where Apple is prohibited by law from doing so);

(b)    provide You with reasonable means to manage any user access, deletion, or restriction requests as defined in applicable law. In the event of an investigation of You arising from Your good faith use of the iCloud service by a data protection regulator or similar authority regarding such Personal Data, Apple shall provide You with reasonable assistance and support;

(c)    notify You by any reasonable means Apple selects, without undue delay and taking account of applicable legal requirements applying to You which mandate notification within a specific timeframe, if Apple becomes aware that Your Personal Data has been altered, deleted or lost as a result of any unauthorized access to the Service. You are responsible for providing Apple with Your updated contact information for such notification purposes in accordance with the terms of this Agreement;

(d)    make available to You the information necessary to demonstrate compliance obligations set forth in Article 28 of Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 (GDPR) and to allow for and contribute to audits required under these provisions; provided however that You agree that Apple’s ISO 27001 and 27018 certifications shall be considered sufficient for such required audit purposes;

(e)    assist You, by any reasonable means Apple selects, in ensuring compliance with its obligations pursuant to Articles 33 to 36 of the GDPR. If Apple receives a third party request for information You have stored in the iCloud service, then unless otherwise required by law or the terms of such request, Apple will notify You of its receipt of the request and notify the requester of the requirement to address such request to You. Unless otherwise required by law or the request, You will be responsible for responding to the request;

(f)    use industry-standard measures to safeguard Personal Data during the transfer, processing and storage of Personal Data. Encrypted Personal Data may be stored at Apple’s geographic discretion; and

(g)    ensure that where Personal Data, arising in the context of this Agreement, is transferred from the EEA or Switzerland it is only to a third country that ensures an adequate level of protection or using the Model Contract Clauses/Swiss Transborder Data Flow Agreement which will be provided to You upon request if you believe that Personal Data is being transferred.

Program Agreement	Page 67

4.    Additional Liability Disclaimer. NEITHER APPLE NOR ITS SERVICE PROVIDERS SHALL BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY USE, MISUSE, RELIANCE ON, INABILITY TO USE, INTERRUPTION, SUSPENSION OR TERMINATION OF iCLOUD, iCLOUD STORAGE APIS, OR CLOUDKIT APIS, OR FOR ANY UNAUTHORIZED ACCESS TO, ALTERATION OF, OR DELETION, DESTRUCTION, DAMAGE, LOSS OR FAILURE TO STORE ANY OF YOUR DATA OR ANY END-USER DATA OR ANY CLAIMS ARISING FROM ANY USE OF THE FOREGOING BY YOUR END-USERS, INCLUDING ANY CLAIMS REGARDING DATA PROCESSING OR INAPPROPRIATE OR UNAUTHORIZED DATA STORAGE OR HANDLING BY YOU IN VIOLATION OF THIS AGREEMENT.

Program Agreement	Page 68

Attachment 5

(to the Agreement)

Additional Terms for Passes

The following terms are in addition to the terms of the Agreement and apply to Your development and distribution of Passes:

1.	Pass Type ID Usage and Restrictions

You may use the Pass Type ID only for purposes of digitally signing Your Pass for use with Wallet and/or for purposes of using the APN service with Your Pass. You may distribute Your Pass Type ID as incorporated into Your Pass in accordance with Section 2 below only so long as such distribution is under Your own trademark or brand. To the extent that You reference a third party’s trademark or brand within Your Pass (e.g., a store coupon for a particular good), You represent and warrant that You have any necessary rights. You agree not to share, provide or transfer Your Pass Type ID to any third party (except for a Service Provider and only to the limited extent permitted herein), nor use Your Pass Type ID to sign a third party’s pass.

2.	Pass Distribution; Marketing Permissions

2.1    Subject to the terms of this Agreement, You may distribute Your Passes to end-users by the web, email, or an Application. You understand that Passes must be accepted by such users before they will be loaded into Wallet and that Passes can be removed or transferred by such users at any time.

2.2    By distributing Your Passes in this manner, You represent and warrant to Apple that Your Passes comply with the Documentation and Program Requirements then in effect and the terms of this Attachment 5. Apple shall not be responsible for any costs, expenses, damages, losses (including without limitation lost business opportunities or lost profits) or other liabilities You may incur as a result of distributing Your Passes in this manner.

2.3    You agree to state on the Pass Your name and address, and the contact information (telephone number; email address) to which any end-user questions, complaints, or claims with respect to Your Pass should be directed. You will be responsible for attaching or otherwise including, at Your discretion, any relevant end-user usage terms with Your Pass. Apple will not be responsible for any violations of Your end-user usage terms. You will be solely responsible for all user assistance, warranty and support of Your Pass. You may not charge any fees to end-users in order to use Wallet to access Your Pass.

2.4    By distributing Your Passes as permitted in this Agreement, You hereby permit Apple to use (i) screenshots of Your Pass; (ii) trademarks and logos associated with Your Pass; and (iii) Pass Information, for promotional purposes in marketing materials and gift cards, excluding those portions which You do not have the right to use for promotional purposes and which You identify in writing to Apple. You also permit Apple to use images and other materials that You may provide to Apple, at Apple’s reasonable request, for promotional purposes in marketing materials and gift cards.

Program Agreement	Page 69

3.	Additional Pass Requirements

3.1    Apple may provide You with templates to use in creating Your Passes, and You agree to choose the relevant template for Your applicable use (e.g., You will not use the boarding pass template for a movie ticket).

3.2    Passes may only operate and be displayed in Wallet, which is Apple’s designated container area for the Pass, through Wallet on the lock screen of a compatible Apple-branded product in accordance with the Documentation.

3.3    Notwithstanding anything else in Section 3.3.9 of the Agreement, with prior user consent, You and Your Pass may share user and/or device data with Your Application so long as such sharing is for the purpose of providing a service or function that is directly relevant to the use of the Pass and/or Application, or to serve advertising in accordance with Sections 3.3.12 of the Agreement.

3.4    If You would like to use embedded Near Field Communication (NFC) technology with Your Pass, then You may request an Apple Certificate for the use of NFC with a Pass from the Developer web portal. Apple will review Your request and may provide You with a separate agreement for the use of such Apple Certificate. Apple reserves the right to not provide You with such Apple Certificate.

4.    Apple’s Right to Review Your Pass; Revocation. You understand and agree that Apple reserves the right to review and approve or reject any Pass that You would like to distribute for use by Your end-users, or that is already in use by Your end-users, at any time during the Term of this Agreement. If requested by Apple, You agree to promptly provide such Pass to Apple. You agree not to attempt to hide, misrepresent, mislead, or obscure any features, content, services or functionality in Your Pass from Apple’s review or otherwise hinder Apple from being able to fully review such Pass, and, You agree to cooperate with Apple and answer questions and provide information and materials reasonably requested by Apple regarding such Pass. If You make any changes to Your Pass after submission to Apple, You agree to notify Apple and, if requested by Apple, resubmit Your Pass prior to any distribution of the modified Pass to Your end-users. Apple reserves the right to revoke Your Pass Type ID and reject Your Pass for distribution to Your end-users for any reason and at any time in its sole discretion, even if Your Pass meets the Documentation and Program Requirements and terms of this Attachment 5; and, in that event, You agree that You may not distribute such Pass to Your end-users.

5.    Additional Liability Disclaimer. APPLE SHALL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY USE, DISTRIBUTION, MISUSE, RELIANCE ON, INABILITY TO USE, INTERRUPTION, SUSPENSION, OR TERMINATION OF WALLET, YOUR PASS TYPE ID, YOUR PASSES, OR ANY SERVICES PROVIDED IN CONNECTION THEREWITH, INCLUDING BUT NOT LIMITED TO ANY LOSS OR FAILURE TO DISPLAY YOUR PASS IN WALLET OR ANY END-USER CLAIMS ARISING FROM ANY USE OF THE FOREGOING BY YOUR END-USERS.

Program Agreement	Page 70

Attachment 6

(to the Agreement)

Additional Terms for the use of the Apple Maps Service

The following terms are in addition to the terms of the Agreement and apply to any use of the Apple Maps Service in Your Application, website, or web application.

1.	Use of the Maps Service

1.1    Your Application may access the Apple Maps Service only via the MapKit API or through MapKit JS, and Your website or web application may access the Apple Maps Service only via MapKit JS. You agree not to access the Apple Maps Service or the Map Data other than through the MapKit API or MapKit JS, as applicable, and You agree that Your use of the Apple Maps Service in Your Applications, websites, or web applications must comply with the Program Requirements.

1.2    You will use the Apple Maps Service and Map Data only as necessary for providing services and functionality for Your Application, website, or web application. You agree to use the Apple Maps Service, MapKit API and MapKit JS only as expressly permitted by this Agreement (including but not limited to this Attachment 6) and the MapKit and MapKit JS Documentation, and in accordance with all applicable laws and regulations. MapKit JS may not be used in Your website and/or application running on non-Apple hardware for the following commercial purposes: fleet management (including dispatch), asset tracking, enterprise route optimization, or where the primary purpose of such website and/or application is to assess vehicle insurance risk.

1.3    You acknowledge and agree that results You receive from the Apple Maps Service may vary from actual conditions due to variable factors that can affect the accuracy of the Map Data, such as weather, road and traffic conditions, and geopolitical events.

2.	Additional Restrictions

2.1    Neither You nor Your Application, website or web application may remove, obscure or alter Apple’s or its licensors’ copyright notices, trademarks, logos, or any other proprietary rights or legal notices, documents or hyperlinks that may appear in or be provided through the Apple Maps Service.

2.2    You will not use the Apple Maps Service in any manner that enables or permits bulk downloads or feeds of the Map Data, or any portion thereof, or that in any way attempts to extract, scrape or reutilize any portions of the Map Data. For example, neither You nor Your Application may use or make available the Map Data, or any portion thereof, as part of any secondary or derived database.

2.3    Except to the extent expressly permitted herein, You agree not to copy, modify, translate, create a derivative work of, publish or publicly display the Map Data in any way. Further, You may not use or compare the data provided by the Apple Maps Service for the purpose of improving or creating another mapping service. You agree not to create or attempt to create a substitute or similar service through use of or access to the Apple Maps Service.

Program Agreement	Page 71

2.4    Your Application, website, or web application may display the Map Data only as permitted herein, and when displaying it on a map, You agree that it will be displayed only on an Apple map provided through the Apple Maps Service. Further, You may not surface Map Data within Your Application, website, or web application without displaying the corresponding Apple map (e.g., if You surface an address result through the Apple Maps Service, You must display the corresponding map with the address result).

2.5    Unless otherwise expressly permitted in the MapKit Documentation or MapKit JS Documentation, Map Data may not be cached, pre-fetched, or stored by You or Your Application, website, or web application other than on a temporary and limited basis solely to improve the performance of the Apple Maps Service with Your Application, website, or web application.

2.6    You may not charge any fees to end-users solely for access to or use of the Apple Maps Service through Your Application, website, or web application, and You agree not to sell access to the Apple Maps Service in any other way.

2.7    You acknowledge and agree that Apple may impose restrictions on Your usage of the Apple Maps Service (e.g., limiting the number of transactions Your Application can make through the MapKit API) or may revoke or remove Your access to the Apple Maps Service (or any part thereof) at any time in its sole discretion. Further, You acknowledge and agree that results You may receive from the Apple Maps Service may vary from actual conditions due to variable factors that can affect the accuracy of Map Data, such as road or weather conditions.

3.    Your Acknowledgements. You acknowledge and agree that:

3.1    Apple may at any time, with or without prior notice to You (a) modify the Apple Maps Service and/or the MapKit API or MapKit JS, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the MapKit API or MapKit JS. You understand that any such modifications may require You to change or update Your Applications, website, or web applications at Your own cost. Apple has no express or implied obligation to provide, or continue to provide, the Apple Maps Service and may suspend or discontinue all or any portion of the Apple Maps Service at any time. Apple shall not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any such service suspension or discontinuation or any such modification of the Apple Maps Service, MapKit API, or MapKit JS.

3.2    The Apple Maps Service may not be available in all countries or languages, and Apple makes no representation that the Apple Maps Service is appropriate or available for use in any particular location. To the extent You choose to provide access to the Apple Maps Service in Your Applications, website, or web applications or through the MapKit API or MapKit JS, You do so at Your own initiative and are responsible for compliance with any applicable laws.

4.    Apple’s Right to Review Your MapKit JS Implementation. You understand and agree that Apple reserves the right to review and approve or reject Your implementation of MapKit JS in Your Application, website, or web applications, at any time during the Term of this Agreement. If requested by Apple, You agree to promptly provide information regarding Your implementation of MapKit JS to Apple. You agree to cooperate with Apple and answer questions and provide information and materials reasonably requested by Apple regarding such implementation. Apple reserves the right to revoke Your MapKit JS keys and similar credentials at any time in its sole discretion, even if Your use of MapKit JS

Program Agreement	Page 72

meets the Documentation and Program Requirements and terms of this Attachment. By way of example only, Apple may do so if Your MapKit JS implementation places an excessive and undue burden on the Apple Maps Service, obscures or removes the Apple Maps logo or embedded links when displaying a map, or uses the Apple Maps Service with corresponding offensive or illegal map content.

5.    Additional Liability Disclaimer. NEITHER APPLE NOR ITS LICENSORS OR SERVICE PROVIDERS SHALL BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM ANY USE, MISUSE, RELIANCE ON, INABILITY TO USE, INTERRUPTION, SUSPENSION OR TERMINATION OF THE APPLE MAPS SERVICE, INCLUDING ANY INTERRUPTIONS DUE TO SYSTEM FAILURES, NETWORK ATTACKS, OR SCHEDULED OR UNSCHEDULED MAINTENANCE.

Program Agreement	Page 73

Attachment 7

(to the Agreement)

Additional Terms for Safari Extensions

The following terms are in addition to the terms of the Agreement and apply to Safari Extensions signed with an Apple Certificate:

1.1	Safari Extension Requirements

If You would like to distribute Your Safari Extension signed with an Apple Certificate, then You agree to abide by the following requirements for such Safari Extensions, as they may be modified by Apple from time to time:

•

Your Safari Extension must not contain any malware, malicious or harmful code, or other internal component (e.g. computer viruses, trojan horses, “backdoors”), which could damage, destroy, or adversely affect Apple hardware, software or services, or other third party software, firmware, hardware, data, systems, services, or networks;

•

Your Safari Extensions must not be designed or marketed for the purpose of harassing, abusing, stalking, spamming, misleading, defrauding, threatening or otherwise violating the legal rights (such as the rights of privacy and publicity) of others. Further, You may not create a Safari Extension that tracks the behavior of a user (e.g., their browsing sites) without their express consent;

•

Your Safari Extension must only operate in the designated container area for the Safari Extension, and must not disable, override or otherwise interfere with any Apple-implemented system alerts, warnings, display panels, consent panels and the like;

•

Your Safari Extension must have a single purpose and updates must not change the single purpose of Your Safari Extension. You agree to accurately represent the features and functionality of Your Safari Extension to the user and to act in accordance with such representations. For example, You must not redirect user searches to a different search provider than the one previously selected by the user in Safari without their express consent. In addition, Your Safari Extension may not redirect a link (or any affiliate link) on a website unless that behavior is disclosed to the user. You agree not to conceal the features or functionality of Your Safari Extension (e.g., containing obfuscated code);

•

Your Safari Extension must not be bundled with an app that has a different purpose than the Safari Extension. Your Safari Extension must not inject ads into a website and may not display pop up ads. You must not script or automate turning on Your Safari Extension or enable others to do so; and

•	Safari Extensions must not interfere with security, user interface, user experience, features or functionality of Safari, macOS, iOS, or other Apple-branded products.

1.2    Compliance; Certificates. Your Safari Extensions must comply with the Documentation and all applicable laws and regulations, including those in any jurisdictions in which such Safari Extensions may be offered or made available. You understand that Apple may revoke the Apple Certificates used to sign Your Safari Extensions at any time, in its sole discretion. Further, You acknowledge and agree that Apple may block Your Safari Extension (such that it may be unavailable or inaccessible to Safari users) if it does not comply with the requirements set forth above in this Section 1.1 or otherwise adversely affects users of Safari or Apple-branded products.

Program Agreement	Page 74

Schedule 1

1.	Appointment of Agent

1.1    You hereby appoint Apple and Apple Subsidiaries (collectively “Apple”) as: (i) Your agent for the marketing and delivery of the Licensed Applications to end-users located in those regions listed on Exhibit A, Section 1 to this Schedule 1, subject to change; and (ii) Your commissionaire for the marketing and delivery of the Licensed Applications to end-users located in those regions listed on Exhibit A, Section 2 to this Schedule 1, subject to change, during the Delivery Period. The most current list of App Store regions among which You may select shall be set forth in the App Store Connect tool and the Custom App Distribution Site and may be updated by Apple from time to time. You hereby acknowledge that Apple will market and make the Licensed Applications available for download by end-users, through one or more App Stores or the Custom App Distribution Site, for You and on Your behalf. For purposes of this Schedule 1, the following terms apply:

“Custom App” or “Custom Application” means a Licensed Application custom developed by You for use by specific organizations or third-party business customers, including proprietary Licensed Applications developed for Your organization’s internal use.

(a)    “You” shall include App Store Connect users authorized by You to submit Licensed Applications and associated metadata on Your behalf; and

(b)    “end-user” includes individual purchasers as well as eligible users associated with their account via Family Sharing or Legacy Contacts. For institutional customers, “end-user” shall mean the individual authorized to use the Licensed Application, the institutional administrator responsible for management of installations on shared devices, as well as authorized institutional purchasers themselves, including educational institutions approved by Apple, which may acquire the Licensed Applications for use by their employees, agents, and affiliates.

(c)    For the purposes of this Schedule 1, the term “Licensed Application” shall include any content, functionality, extensions, stickers, or services offered in the software application.

“Volume Content Service” means an Apple service that offers the ability to obtain Custom Applications and make purchases of Licensed Applications in bulk subject to the Volume Content Terms, conditions, and requirements.

1.2    In furtherance of Apple’s appointment under Section 1.1 of this Schedule 1, You hereby authorize and instruct Apple to:

(a)    market, solicit and obtain orders on Your behalf for Licensed Applications from end-users located in the regions identified by You in the App Store Connect tool;

(b)    provide hosting services to You subject to the terms of the Agreement, in order to allow for the storage of, and end-user access to, the Licensed Applications and to enable third party hosting of such Licensed Applications solely as otherwise licensed or authorized by Apple;

Program Agreement	Page 75

(c)    make copies of, format, and otherwise prepare Licensed Applications for acquisition and download by end-users, including adding the Security Solution and other optimizations identified in the Agreement;

(d)    allow or, in the case of cross-border assignments of certain purchases, arrange for end-users to access and re-access copies of the Licensed Applications, so that end-users may acquire from You and electronically download those Licensed Applications, Licensed Application Information, and associated metadata through one or more App Stores or the Custom App Distribution Site. In addition, You hereby authorize distribution of Your Licensed Applications under this Schedule 1 for use by: (i) end-users with accounts associated with another end-user’s account via Family Sharing; (ii) eligible Legacy Contacts of an end-user to access Your Licensed Application along with associated information and metadata stored in iCloud as described in https://support.apple.com/kb/HT212360; (iii) multiple end users under a single Apple ID when the Licensed Application is provided to such end-users through Apple Configurator in accordance with the Apple Configurator software license agreement; and (iv) a single institutional customer via Custom App Distribution for use by its end-users and/or for installation on devices with no associated Apple IDs that are owned or controlled by that institutional customer in accordance with the Volume Content Terms, conditions, and program requirements;

(e)    use (i) screenshots, previews, and/or up to 30 second excerpts of the Licensed Applications; (ii) trademarks and logos associated with the Licensed Applications; and (iii) Licensed Application Information, for promotional purposes in marketing materials and gift cards and in connection with vehicle displays, excluding those portions of the Licensed Applications, trademarks or logos, or Licensed Application Information which You do not have the right to use for promotional purposes, and which You identify in writing at the time that the Licensed Applications are delivered by You to Apple under Section 2.1 of this Schedule 1, and use images and other materials that You may provide to Apple, at Apple’s reasonable request, for promotional purposes in marketing materials and gift cards and in connection with vehicle displays. In addition, and subject to the limitation set forth above, You agree that Apple may use screenshots, icons, and up to 30 second excerpts of Your Licensed Applications for use at Apple Developer events (e.g., WWDC, Tech Talks) and in developer documentation;

(f)    otherwise use Licensed Applications, Licensed Application Information and associated metadata as may be reasonably necessary in the marketing and delivery of the Licensed Applications in accordance with this Schedule 1. You agree that no royalty or other compensation is payable for the rights described above in Section 1.2 of this Schedule 1; and

(g)    facilitate distribution of pre-release versions of Your Licensed Applications (“Beta Testing”) to end-users designated by You in accordance with the Agreement, availability, and other program requirements as updated from time to time in the App Store Connect tool. For the purposes of such Beta Testing, You hereby waive any right to collect any purchase price, proceeds or other remuneration for the distribution and download of such pre-release versions of Your Licensed Application. You further agree that You shall remain responsible for the payment of any royalties or other payments to third parties relating to the distribution and user of Your pre-release Licensed Applications, as well as compliance with any and all laws for territories in which such Beta Testing takes place. For the sake of clarity, no commission shall be owed to Apple with respect to such distribution.

Program Agreement	Page 76

1.3    The parties acknowledge and agree that their relationship under this Schedule 1 is, and shall be, that of principal and agent, or principal and commissionaire, as the case may be, as described in Exhibit A, Section 1 and Exhibit A, Section 2 respectively, and that You, as principal, are, and shall be, solely responsible for any and all claims and liabilities involving or relating to, the Licensed Applications, as provided in this Schedule 1. The parties acknowledge and agree that Your appointment of Apple as Your agent or commissionaire, as the case may be, under this Schedule 1 is non-exclusive. You hereby represent and warrant that You own or control the necessary rights in order to appoint Apple and Apple Subsidiaries as Your worldwide agent and/or commissionaire for the delivery of Your Licensed Applications, and that the fulfillment of such appointment by Apple and Apple Subsidiaries shall not violate or infringe the rights of any third party.

1.4    For purposes of this Schedule 1, the “Delivery Period” shall mean the period beginning on the Effective Date of the Agreement, and expiring on the last day of the Agreement or any renewal thereof; provided, however, that Apple’s appointment as Your agent shall survive expiration of the Agreement for a reasonable phase-out period not to exceed thirty (30) days and further provided that, solely with respect to Your end-users, subsections 1.2(b), (c), and (d) of this Schedule 1 shall survive termination or expiration of the Agreement unless You indicate otherwise pursuant to sections 4.1 and 6.2 of this Schedule 1.

1.5    All of the Licensed Applications delivered by You to Apple under Section 2.1 of this Schedule 1 shall be made available by Apple for download by end-users at no charge. Apple shall have no duty to collect any fees for the Licensed Applications for any end-user and shall have no payment obligation to You with respect to any of those Licensed Applications under this Schedule 1. In the event that You intend to charge end-users a fee for any Licensed Application or In-App Purchase, You must enter (or have previously entered) into a separate extension of this agreement (Schedule 2) with Apple with respect to that Licensed Application. In the event that You intend to charge end-users a fee for any Custom Apps, You must enter (or have previously entered) into a separate extension of this agreement (Schedule 3) with Apple with respect to that Custom App.

2.	Delivery of the Licensed Applications to Apple

2.1    You will deliver to Apple, at Your sole expense, using the App Store Connect tool or other mechanism provided by Apple, the Licensed Applications, Licensed Application Information and associated metadata, in a format and manner prescribed by Apple, as required for the delivery of the Licensed Applications to end-users in accordance with this Schedule 1. Metadata You deliver to Apple under this Schedule 1 will include: (i) the title and version number of each of the Licensed Applications; (ii) the regions You designate, in which You wish Apple to allow end-users to download those Licensed Applications; (iii) the end-users You designate as authorized downloaders of the Custom App; (iv) any copyright or other intellectual property rights notices; (v) Your privacy policy; (vi) Your end-user license agreement (“EULA”), if any, in accordance with Section 3.2 of this Schedule 1; and (vii) any additional metadata set forth in the Documentation and/or the App Store Connect Tool as may be updated from time to time, including metadata designed to enhance search and discovery for content on Apple-branded hardware.

2.2    All Licensed Applications will be delivered by You to Apple using software tools, a secure FTP site address and/or such other delivery methods as prescribed by Apple.

Program Agreement	Page 77

2.3    You hereby certify that all of the Licensed Applications You deliver to Apple under this Schedule 1 are authorized for export from the United States to each of the regions designated by You under Section 2.1 hereof, in accordance with the requirements of all applicable laws, including but not limited to the United States Export Administration Regulations, 15 C.F.R. Parts 730-774. You further represent and warrant that all versions of the Licensed Applications You deliver to Apple are not subject to the International Traffic in Arms Regulations 22 C.F.R. Parts 120-130 and are not designed, made, modified or configured for any military end users or end uses as defined and scoped in 15 C.F.R § 744. Without limiting the generality of this Section 2.3, You certify that (i) none of the Licensed Applications contains, uses or supports any data encryption or cryptographic functions; or (ii) in the event that any Licensed Application contains, uses or supports any such data encryption or cryptographic functionality, You certify that You have complied with the United States Export Administration Regulations, and are in possession of, and will, upon request, provide Apple with PDF copies of export classification ruling (CCATS) issued by the United States Commerce Department, Bureau of Industry and Security (“BIS”) or any self-classification reports submitted to the BIS, and appropriate authorizations from other regions that mandate import authorizations for that Licensed Application, as required. You acknowledge that Apple is relying upon Your certification in this Section 2.3 in allowing end-users to access and download the Licensed Applications under this Schedule 1. Except as provided in this Section 2.3, Apple will be responsible for compliance with the requirements of the Export Administration Regulations in allowing end-users to access and download the Licensed Applications under this Schedule 1.

2.4    You shall be responsible for determining and implementing any age ratings or parental advisory warnings required by the applicable government regulations, ratings board(s), service(s), or other organizations (each a “Ratings Board”) for any video, television, gaming or other content offered in Your Licensed Application for each locality in the Territory. Where applicable, you shall also be responsible for providing any content restriction tools or age verification functionality before enabling end-users to access mature or otherwise regulated content within Your Licensed Application.

3.	Ownership and End-User Licensing and Delivery of the Licensed Applications to End Users

3.1    You acknowledge and agree that Apple, in the course of acting as agent and/or commissionaire for You, is hosting, or pursuant to Section 1.2(b) of this Schedule 1 may enable authorized third parties to host, the Licensed Application(s), and is allowing the download of those Licensed Application(s) by end-users, on Your behalf. However, You are responsible for hosting and delivering content or services sold or delivered by You using the In-App Purchase API, except for content that is included within the Licensed Application itself (i.e., the In-App Purchase simply unlocks the content) or content hosted by Apple pursuant to Section 3.3 of Attachment 2 of the Agreement. The parties acknowledge and agree that Apple shall not acquire any ownership interest in or to any of the Licensed Applications or Licensed Applications Information, and title, risk of loss, responsibility for, and control over the Licensed Applications shall, at all times, remain with You. Apple may not use any of the Licensed Applications or Licensed Application Information for any purpose, or in any manner, except as specifically authorized in the Agreement or this Schedule 1.

3.2    You may deliver to Apple Your own EULA for any Licensed Application at the time that You deliver that Licensed Application to Apple, in accordance with Section 2.1 of this Schedule 1; provided, however, that Your EULA must include and may not be inconsistent with the minimum terms and conditions specified on Exhibit B to this Schedule 1 and must comply with all applicable laws in all regions where You wish Apple to allow end-users to download that Licensed Application. Apple shall enable each end-user to review Your EULA (if any) at the time that Apple delivers that Licensed Application to

Program Agreement	Page 78

that end-user, and Apple shall notify each end-user that the end-user’s use of that Licensed Application is subject to the terms and conditions of Your EULA (if any). In the event that You do not furnish Your own EULA for any Licensed Application to Apple, You acknowledge and agree that each end-user’s use of that Licensed Application shall be subject to Apple’s standard EULA (which is part of the App Store Terms of Service).

3.3    You hereby acknowledge that the EULA for each of the Licensed Applications is solely between You and the end-user and conforms to applicable law, and Apple shall not be responsible for, and shall not have any liability whatsoever under, any EULA or any breach by You or any end-user of any of the terms and conditions of any EULA.

3.4    A Licensed Application may read or play content (magazines, newspapers, books, audio, music, video) that is offered outside of the Licensed Application (such as, by way of example, through Your website) provided that You do not link to or market external offers for such content within the Licensed Application. You are responsible for authentication access to content acquired outside of the Licensed Application.

3.5    To the extent You promote and offer in-app subscriptions, You must do so in compliance with all legal and regulatory requirements.

3.6    If Your Licensed Application is periodical content-based (e.g., magazines and newspapers), Apple may provide You with the name, email address, and zip code associated with an end-user’s account when they request an auto-renewing subscription via the In-App Purchase API, provided that such user consents to the provision of data to You, and further provided that You may only use such data to promote Your own products and do so in strict compliance with Your publicly posted Privacy Policy, a copy of which must be readily viewed and is consented to in Your Licensed Application.

4.	Content Restrictions and Software Rating

4.1    You represent and warrant that: (a) You have the right to enter into this Agreement, to reproduce and distribute each of the Licensed Applications, and to authorize Apple to permit end-users to download and use each of the Licensed Applications through one or more App Stores or the Custom App Distribution Site; (b) none of the Licensed Applications, or Apple’s or end-users’ permitted uses of those Licensed Applications, violate or infringe any patent, copyright, trademark, trade secret or other intellectual property or contractual rights of any other person, firm, corporation or other entity and that You are not submitting the Licensed Applications to Apple on behalf of one or more third parties; (c) none of the Custom Apps, or Apple’s or end-users’ permitted uses of those Custom Apps, violate or infringe any patent, copyright, trademark, trade secret or other intellectual property or contractual rights of any other person, firm, corporation or other entity and that You are not submitting the Custom Apps to Apple on behalf of one or more third parties other than under license grant from one or more third parties subject to Apple’s Volume Content Terms and/or Custom App Distribution; (d) each of the Licensed Applications is authorized for distribution, sale and use in, export to, and import into each of the regions designated by You under Section 2.1 of this Schedule 1, in accordance with the laws and regulations of those regions and all applicable export/import regulations; (e) none of the Licensed Applications contains any obscene, offensive or other materials that are prohibited or restricted under the laws or regulations of any of the regions You designate under Section 2.1 of this Schedule 1; (f) all information You provide using the App Store Connect tool, including any information relating to the Licensed Applications, is accurate and that, if

Program Agreement	Page 79

any such information ceases to be accurate, You will promptly update it to be accurate using the App Store Connect tool; and (g) in the event a dispute arises over the content of Your Licensed Applications or use of Your intellectual property on the App Store or the Custom App Distribution Site, You agree to permit Apple to share Your contact information with the party filing such dispute and to follow Apple’s app dispute process on a non-exclusive basis and without any party waiving its legal rights.

4.2    You shall use the software rating tool set forth on App Store Connect to supply information regarding each of the Licensed Applications delivered by You for marketing and fulfillment by Apple through the App Store or the Custom App Distribution Site under this Schedule 1 in order to assign a rating to each such Licensed Application. For purposes of assigning a rating to each of the Licensed Applications, You shall use Your best efforts to provide correct and complete information about the content of that Licensed Application with the software rating tool. You acknowledge and agree that Apple is relying on: (i) Your good faith and diligence in accurately and completely providing the requested information for each Licensed Application; and (ii) Your representations and warranties in Section 4.1 hereof, in making that Licensed Application available for download by end-users in each of the regions You designate hereunder. Furthermore, You authorize Apple to correct the rating of any Licensed Application of Yours that has been assigned an incorrect rating; and You agree to any such corrected rating.

4.3    In the event that any region You designate hereunder requires the approval of, or rating of, any Licensed Application by any government or industry regulatory agency as a condition for the distribution and/or use of that Licensed Application, You acknowledge and agree that Apple may elect not to make that Licensed Application available for download by end-users in that region from any App Stores or the Custom App Distribution Site.

5.	Responsibility and Liability

5.1    Apple shall have no responsibility for the installation and/or use of any of the Licensed Applications by any end-user. You shall be solely responsible for any and all product warranties, end-user assistance and product support with respect to each of the Licensed Applications.

5.2    You shall be solely responsible for, and Apple shall have no responsibility or liability whatsoever with respect to, any and all claims, suits, liabilities, losses, damages, costs and expenses arising from, or attributable to, the Licensed Applications and/or the use of those Licensed Applications by any end-user, including, but not limited to: (i) claims of breach of warranty, whether specified in the EULA or established under applicable law; (ii) product liability claims; and (iii) claims that any of the Licensed Applications and/or the end-user’s possession or use of those Licensed Applications infringes the copyright or other intellectual property rights of any third party.

6.	Termination

6.1    This Schedule 1, and all of Apple’s obligations hereunder, shall terminate upon the expiration or termination of the Agreement.

6.2    In the event that You no longer have the legal right to distribute the Licensed Applications, or to authorize Apple to allow access to those Licensed Applications by end-users, in accordance with this Schedule 1, You shall promptly notify Apple and withdraw those Licensed Applications from the App Store or the Custom App Distribution Site using the tools provided on the App Store Connect site;

Program Agreement	Page 80

provided, however, that such withdrawal by You under this Section 6.2 shall not relieve You of any of Your obligations to Apple under this Schedule 1, or any liability to Apple and/or any end-user with respect to those Licensed Applications.

6.3    Apple reserves the right to cease marketing, offering, and allowing download by end-users of the Licensed Applications at any time, with or without cause, by providing notice of termination to You. Without limiting the generality of this Section 6.3, You acknowledge that Apple may cease allowing download by end-users of some or all of the Licensed Applications, or take other interim measures in Apple’s sole discretion, if Apple reasonably believes that: (i) those Licensed Applications are not authorized for export to one or more of the regions designated by You under Section 2.1 hereof, in accordance with the Export Administration Regulations or other restrictions; (ii) those Licensed Applications and/or any end-user’s possession and/or use of those Licensed Applications, infringe patent, copyright, trademark, trade secret or other intellectual property rights of any third party; (iii) the distribution and/or use of those Licensed Applications violates any applicable law in any region You designate under Section 2.1 of this Schedule 1; (iv) You have violated the terms of the Agreement, this Schedule 1, or other documentation including without limitation the App Store Review Guidelines; or (v) You or anyone representing You or Your company are subject to sanctions of any region in which Apple operates. An election by Apple to cease allowing download of any Licensed Applications, pursuant to this Section 6.3, shall not relieve You of Your obligations under this Schedule 1.

6.4    You may withdraw any or all of the Licensed Applications from the App Store or the Custom App Distribution Site, at any time, and for any reason, by using the tools provided on the App Store Connect site, except that, with respect to Your end-users, You hereby authorize and instruct Apple to fulfill sections 1.2(b), (c), and (d) of this Schedule 1, which shall survive termination or expiration of the Agreement unless You indicate otherwise pursuant to sections 4.1 and 6.2 of this Schedule 1.

7.	Legal Consequences

The relationship between You and Apple established by this Schedule 1 may have important legal consequences for You. You acknowledge and agree that it is Your responsibility to consult with Your legal advisors with respect to Your legal obligations hereunder.

Program Agreement	Page 81

EXHIBIT A

(to Schedule 1)

1.	Apple as Agent

You appoint Apple Canada, Inc. (“Apple Canada”) as Your agent for the marketing and end-user download of the Licensed Applications by end-users located in the following region:

Canada

You appoint Apple Pty Limited (“APL”) as Your agent for the marketing and end-user download of the Licensed Applications by end-users located in the following regions:

Australia

New Zealand

You appoint Apple Inc. as Your agent pursuant to California Civil Code §§ 2295 et seq. for the marketing and end-user download of the Licensed Applications by end-users located in the following regions:

United States

You appoint Apple Services LATAM LLC as Your agent pursuant to California Civil Code §§ 2295 et seq. for the marketing and end-user download of the Licensed by end-users located in the following regions:

Argentina*	Cayman Islands	Guatemala*	St. Kitts & Nevis
Anguilla	Chile*	Honduras*	St. Lucia
Antigua & Barbuda	Colombia*	Jamaica	St. Vincent & The Grenadines
Bahamas	Costa Rica*	Mexico*	Suriname
Barbados	Dominica	Montserrat	Trinidad & Tobago
Belize	Dominican Republic*	Nicaragua*	Turks & Caicos
Bermuda	Ecuador*	Panama*	Uruguay
Bolivia*	El Salvador*	Paraguay*	Venezuela*
Brazil*	Grenada	Peru*
British Virgin Islands	Guyana

*	Custom Applications are only available in these regions.

You appoint iTunes KK as Your agent pursuant to Article 643 of the Japanese Civil Code for the marketing and end-user download of the Licensed Applications by end-users located in the following region:

Japan

Program Agreement	Page 82

2.	Apple as Commissionaire

You appoint Apple Distribution International Ltd. as Your commissionaire for the marketing and end-user download of the Licensed Applications by end-users located in the following regions, as updated from time to time via the App Store Connect site. For the purposes of this Agreement, “commissionaire” means an agent who purports to act on their own behalf and concludes agreements in his own name but acts on behalf of other persons, as generally recognized in many Civil Law legal systems

Afghanistan	Gabon	Malawi	Saudi Arabia*
Albania	Gambia	Malaysia*	Senegal
Algeria	Georgia	Maldives	Serbia
Angola	Germany*	Mali	Seychelles
Armenia	Ghana	Malta, Republic of*	Sierra Leone
Austria	Greece*	Mauritania	Singapore*
Azerbaijan	Guinea-Bissau	Mauritius	Slovakia*
Bahrain*	Hong Kong*	Micronesia, Fed States of	Slovenia*
Belarus	Hungary	Moldova	Solomon Islands
Belgium*	Iceland*	Mongolia	South Africa
Benin	India	Montenegro	Spain*
Bhutan	Indonesia	Morocco	Sri Lanka
Bosnia and Herzegovina	Iraq	Mozambique	Swaziland
Botswana	Ireland*	Myanmar	Sweden*
Brunei	Israel*	Namibia	Switzerland*
Bulgaria*	Italy*	Nauru	Taiwan*
Burkina-Faso	Jordan	Nepal	Tajikistan
Cambodia	Kazakhstan	Netherlands*	Tanzania
Cameroon	Kenya	Niger	Thailand*
Cape Verde	Korea*	Nigeria	Tonga
Chad	Kosovo	Norway*	Tunisia
China*	Kuwait	Oman	Turkey*
Congo (Democratic Republic of)	Kyrgyzstan	Pakistan	Turkmenistan
Congo (Republic of)	Laos	Palau	UAE*
Cote d’Ivoire	Latvia*	Papua New Guinea	Uganda
Croatia	Lebanon	Philippines*	Ukraine*
Cyprus*	Liberia	Poland	United Kingdom*
Czech Republic	Libya	Portugal	Uzbekistan

Program Agreement	Page 83

Denmark*	Lithuania*	Qatar*	Vanuatu
Egypt*	Luxembourg*	Romania*	Vietnam*
Estonia*	Macau	Russia*	Yemen
Fiji	Macedonia	Rwanda	Zambia
Finland*	Madagascar	Sao Tome e Principe	Zimbabwe
France*

*	Custom Applications are only available in these regions.

Program Agreement	Page 84

EXHIBIT B

(to Schedule 1)

Instructions for Minimum Terms of Developer’s End-User License Agreement

1.    Acknowledgement: You and the end-user must acknowledge that the EULA is concluded between You and the end-user only, and not with Apple, and You, not Apple, are solely responsible for the Licensed Application and the content thereof. The EULA may not provide for usage rules for Licensed Applications that are in conflict with, the Apple Media Services Terms and Conditions or the Volume Content Terms as of the Effective Date (which You acknowledge You have had the opportunity to review).

2.    Scope of License: The license granted to the end-user for the Licensed Application must be limited to a non-transferable license to use the Licensed Application on any Apple-branded Products that the end-user owns or controls and as permitted by the Usage Rules set forth in the Apple Media Services Terms and Conditions, except that such Licensed Application may be accessed, acquired, and used by other accounts associated with the purchaser via Family Sharing, volume purchasing, or Legacy Contacts.

3.    Maintenance and Support: You must be solely responsible for providing any maintenance and support services with respect to the Licensed Application, as specified in the EULA, or as required under applicable law. You and the end-user must acknowledge that Apple has no obligation whatsoever to furnish any maintenance and support services with respect to the Licensed Application.

4.    Warranty: You must be solely responsible for any product warranties, whether express or implied by law, to the extent not effectively disclaimed. The EULA must provide that, in the event of any failure of the Licensed Application to conform to any applicable warranty, the end-user may notify Apple, and Apple will refund the purchase price for the Licensed Application to that end-user; and that, to the maximum extent permitted by applicable law, Apple will have no other warranty obligation whatsoever with respect to the Licensed Application, and any other claims, losses, liabilities, damages, costs or expenses attributable to any failure to conform to any warranty will be Your sole responsibility.

5.    Product Claims: You and the end-user must acknowledge that You, not Apple, are responsible for addressing any claims of the end-user or any third party relating to the Licensed Application or the end-user’s possession and/or use of that Licensed Application, including, but not limited to: (i) product liability claims; (ii) any claim that the Licensed Application fails to conform to any applicable legal or regulatory requirement; and (iii) claims arising under consumer protection or similar legislation, including in connection with Your Licensed or Custom Application’s use of the HealthKit and HomeKit frameworks. The EULA may not limit Your liability to the end-user beyond what is permitted by applicable law.

6.    Intellectual Property Rights: You and the end-user must acknowledge that, in the event of any third party claim that the Licensed Application or the end-user’s possession and use of that Licensed Application infringes that third party’s intellectual property rights, You, not Apple, will be solely responsible for the investigation, defense, settlement and discharge of any such intellectual property infringement claim.

7.    Legal Compliance: The end-user must represent and warrant that (i) the end-user is not located in a region that is subject to a U.S. Government embargo, or that has been designated by the U.S. Government as a “terrorist supporting” region; and (ii) the end-user is not listed on any U.S. Government list of prohibited or restricted parties.

Program Agreement	Page 85

8.    Developer Name and Address: You must state in the EULA Your name and address, and the contact information (telephone number; E-mail address) to which any end-user questions, complaints or claims with respect to the Licensed Application should be directed.

9.    Third Party Terms of Agreement: You must state in the EULA that the end-user must comply with applicable third party terms of agreement when using Your Application, e.g., if You have a VoIP application, then the end-user must not be in violation of their wireless data service agreement when using Your Application.

10.    Third Party Beneficiary: You and the end-user must acknowledge and agree that Apple, and Apple’s subsidiaries, are third party beneficiaries of the EULA, and that, upon the end-user’s acceptance of the terms and conditions of the EULA, Apple will have the right (and will be deemed to have accepted the right) to enforce the EULA against the end-user as a third party beneficiary thereof.

Program Agreement	Page 86

EXHIBIT C

(to Schedule 1)

App Store Promo Codes Terms

Notwithstanding any other provisions of the Agreement or this Schedule 1, You hereby agree that the following terms shall apply to all App Store Promo Codes (“Promo Codes”) requested by You via the App Store Connect tool. For the purposes of this Exhibit C, “You” shall include additional members of Your App Store Connect team (e.g., individuals in the marketing and technical roles).

Except as otherwise expressed in writing herein, nothing in this Exhibit C shall be construed to modify the Agreement or this Schedule 1 in any way, and all capitalized terms not defined below shall have the meanings set forth in the Program Agreement.

1.	DEFINITIONS:

“Holder” means an individual located in a Territory to whom You provide one or more Promo Codes;

“Promo Code” means a unique alphanumeric code generated and provided to You by Apple pursuant to this Exhibit C which allows a Holder who is an App Store customer to download or access for free from the App Store the Licensed Application for which You have requested such code via the App Store Connect tool, whether offered for free or for a fee on the App Store (the “Promo Content”); and

“Effective Period” means the period between the Promo Code Activation Date and the Promo Code Expiration Date.

2.    AUTHORIZATION AND OBLIGATIONS: You hereby authorize and instruct Apple to provide You with Promo Codes upon request, pursuant to the terms of this Exhibit C, and You take full responsibility for ensuring that any team member that requests such codes shall abide by the terms of this Exhibit C. You shall be responsible for securing all necessary licenses and permissions relating to use of the Promo Codes and the Licensed Application, including any uses by You of the name(s) or other indicia of the Licensed Application, or name(s) or likenesses of the person(s) performing or otherwise featured in the Licensed Application, in any advertising, marketing, or other promotional materials, in any and all media. Apple reserves the right to request and receive copies of such licenses and permissions from You, at any time, during the Effective Period.

3.    NO PAYMENT: Except for Your obligations set forth in Section 10 of this Exhibit C, You are not obligated to pay Apple any commission for the Promo Codes.

4.    DELIVERY: Upon request by You via the App Store Connect tool, Apple shall provide the Promo Codes electronically to You via App Store Connect, email, or other method as may be indicated by Apple.

5.    PROMO CODE ACTIVATION DATE: Promo Codes will become active for use by Holders upon delivery to You.

6.    PROMO CODE EXPIRATION DATE: All unused Promo Codes, whether or not applied to an Apple ID, expire at midnight 11:59 PT on the earlier of: (a) the date that is twenty-eight (28) days after the delivery of the Promo Codes; or (b) the termination of the Agreement.

Program Agreement	Page 87

7.    PERMITTED USE: You may distribute the Promo Codes until that date which is ten (10) calendar days prior to the Promo Code Expiration Date solely for the purpose of offering instances of the app for media review or promotional purposes. You may not distribute the Promo Codes to Holders in any Territory in which You are not permitted to sell or distribute Your Licensed Application.

8.    ADDITIONAL MATERIALS: Apple shall not be responsible for developing and producing any materials in relation to the Promo Codes other than the Promo Codes themselves.

9.    REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION: You represent and warrant that: (i) You own or control all rights necessary to make the grant of rights, licenses, and permissions listed in Section 2, and that the exercise of such rights, licenses, and permissions shall not violate or infringe the rights of any third party, and (ii) any use of the Promo Codes shall be in accordance with the terms of this Exhibit C and shall not infringe any third party rights or violate any applicable laws, directives, rules, and regulations of any governmental authority in the Territory or anywhere else in the world. You agree to indemnify and hold Apple, its subsidiaries and affiliates (and their respective directors, officers, and employees) harmless from all losses, liabilities, damages, or expenses (including reasonable attorneys’ fees and costs) resulting from any claims, demands, actions, or other proceedings arising from a breach of the representations and warranties set for h in this Section, or a breach of any other term of the Agreement and this Schedule 1.

10.    PAYMENT WAIVER: You hereby waive any right to collect any royalties, proceeds, or remuneration for the distribution and download of the Licensed Application via the Promo Codes, regardless of whether any remuneration would otherwise be payable under the Agreement, including Schedule 1 thereto, if applicable. The parties acknowledge that, as between Apple and You, the parties’ respective responsibilities for the payment of any royalties or other similar payments to third parties with respect to distribution and download of the Licensed Application via the Promo Codes shall be as set forth in the Agreement.

11.    TERMS AND CONDITIONS: You further agree to the following terms:

(a)    You shall not sell the Promo Codes or accept any form of payment, trade-in-kind, or other compensation in connection with the distribution of the Promo Codes and You shall prohibit third parties from doing so.

(b)    Nothing in this Exhibit C shall cause the parties to become partners, joint venturers or co-owners, nor shall either party constitute an agent, employee, or representative of the other, or empower the other party to act for, bind, or otherwise create or assume any obligation on its behalf, in connection with any transaction under this Exhibit C; provided, however, that nothing in this Section 11(b) shall affect, impair, or modify either of the Parties’ respective rights and obligations, including the agency or commissionaire relationship between them under Schedules 1, 2, and 3 of the Agreement.

(c)    You shall prominently disclose any content age restrictions or warnings legally required in the Territories and ensure that Promo Codes are distributed only to persons of an age appropriate and consistent with the App Store rating for the associated Licensed Application.

(d)    You shall conduct Yourself in an honest and ethical manner and shall not make any statement, orally or in writing, or do any act or engage in any activity that is obscene, unlawful, or encourages unlawful or dangerous conduct, or that may disparage, denigrate, or be detrimental to Apple or its business.

Program Agreement	Page 88

(e)    Apple shall not be responsible for providing any technical or customer support to You or Holders above what Apple provides to standard or ordinary App Store users.

(f)    You agree to the additional Promo Code Terms and Conditions attached hereto as Attachment 1.

(g)    YOU SHALL INCLUDE THE REGION SPECIFIC HOLDER TERMS & CONDITIONS AS WELL AS THE EXPIRATION DATE OF THE PROMO CODE ON ANY INSTRUMENT USED TO DISTRIBUTE THE PROMO CODE TO HOLDERS (E.G., CERTIFICATE, CARD, EMAIL, ETC). YOU MAY ACCESS THIS INFORMATION LOCALIZED FOR EACH TERRITORY UPON REQUESTING THE PROMO CODES IN THE APP STORE CONNECT TOOL.

(h)    You shall be solely responsible for Your use of the Promo Codes, including any use by other members of Your App Store Connect team, and for any loss or liability to You or Apple therefrom.

(i)    In the event Your Licensed Application is removed from the App Store for any reason, You agree to cease distribution of the Promo Codes and that Apple may deactivate such Promo Codes.

(j)    You agree that Apple shall have the right to deactivate the Promo Codes, even if already delivered to Holders, in the event You violate any of the terms of this Exhibit C, the Agreement, or Schedules 1, 2, or 3 thereto.

(k)    You may distribute the Promo Codes within the Territories, but agree that You shall not export any Promo Code for use outside the Territories nor represent that You have the right or ability to do so. Risk of loss and transfer of title for the Promo Codes pass to You upon delivery to You within App Store Connect, via email, or other method provided by Apple.

12.    APPLE TRADEMARKS: Your use of Apple trademarks in connection with the Promo Codes is limited only to “iTunes” and “App Store” (the “Marks”) subject to the following and any additional guidelines Apple may issue from time to time:

(a)    You may use the Marks only during the Effective Period

(b)    You shall submit any advertising, marketing, promotional or other materials, in any and all media now known or hereinafter invented, incorporating the Marks to Apple prior to use for written approval. Any such materials not expressly approved in writing by Apple shall be deemed disapproved by Apple.

(c)    You may only use the Marks in a referential manner and may not use the Marks as the most prominent visual element in any materials. Your company name, trademark(s), or service mark(s) should be significantly larger than any reverence to the Marks.

(d)    You may not directly or indirectly suggest Apple’s sponsorship, affiliation, or endorsement of You, Your Licensed Applications, or any promotional activities for which You are requesting the Promo Codes.

Program Agreement	Page 89

(e)    You acknowledge that the Marks are the exclusive property of Apple and agree not to claim any right, title, or interest in or to the Marks or at any time challenge or attack Apple’s rights in the Marks. Any goodwill resulting from Your use of the Marks shall inure solely to the benefit of Apple and shall not create any right, title, or interest for You in the Marks.

13.    GOVERNING LAW: Any litigation or other dispute resolution between You and Apple arising out of or relating to this Exhibit C or facts relating thereto shall be governed by Section 14.10 of the Agreement.

Program Agreement	Page 90

Attachment 1

(to Exhibit C of Schedule 1)

App Store Promo Codes Terms and Conditions

1.    All Promo Codes delivered pursuant to this Exhibit C, whether or not applied to an App Store account, expire as indicated in this Exhibit C.

2.    Promo Codes, and unused balances, are not redeemable for cash and cannot be returned for a cash refund, exchanged, or used to purchase any other merchandise, or provide allowances or iTunes or App Store Gifts by either You or Holder. This includes Promo Codes that have expired unused.

3.    Promo Codes may only be redeemed through the App Store in the Territory, open only to persons in the Territory with a valid Apple ID. Not all App Store products may be available in all Territories. Internet access (fees may apply), the latest version of Apple software, and other compatible software and hardware are required.

4.    Access to, redemption of Promo Codes on, or purchases from, and use of products purchased on, the App Store, are subject to acceptance of its Terms of Service presented at the time of redemption or purchase, and found at http://www.apple.com/legal/itunes/ww/.

5.    Promo Codes will be placed in the Holder’s applicable Apple ID and are not transferable.

6.    If a Holder’s order exceeds the amount available on the Promo Codes, Holder must establish an Apple ID and pay for the balance with a credit card.

7.    Except as stated otherwise, data collection and use are subject to Apple’s Privacy Policy, which can be found at http://www.apple.com/legal/privacy.

8.    Apple is not responsible for lost or stolen Promo Codes. If Holders have any questions, they may visit Apple Support at https://support.apple.com/apps.

9.    Apple reserves the right to close Holder accounts and request alternative forms of payment if Promo Codes are fraudulently obtained or used on the App Store.

10.    APPLE AND ITS LICENSEES, AFFILIATES, AND LICENSORS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PROMO CODES OR THE APP STORE, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN THE EVENT A PROMO CODE IS NON-FUNCTIONAL, HOLDER’S OR COMPANY’S SOLE REMEDY, AND APPLE’S SOLE LIABILITY, SHALL BE THE REPLACEMENT OF SUCH PROMO CODE. THESE LIMITATIONS MAY NOT APPLY. CERTAIN LOCAL AND TERRITORY LAWS DO NOT ALLOW LIMITATIONS ON IMPLIED WARRANTIES OR THE EXCLUSION OR LIMITATION OF CERTAIN DAMAGES. IF THESE LAWS APPLY, SOME OR ALL OF THE ABOVE DISCLAIMERS, EXCLUSIONS, OR LIMITATIONS MAY NOT APPLY, AND YOU OR HOLDER MAY ALSO HAVE ADDITIONAL RIGHTS.

11.    Apple reserves the right to change any of the terms and conditions set forth in this Attachment 1 from time to time without notice.

12.    Any part of these terms and conditions may be void where prohibited or restricted by law.

Program Agreement	Page 91

EXHIBIT D

(to Schedule 1)

Additional App Store Terms

1.    Discoverability on the App Store: The discoverability of Your Licensed Application in the App Store depends on several factors, and Apple is under no obligation to display, feature, or rank Your Licensed Application in any particular manner or order in the App Store.

(a)    The main parameters used for app ranking and discoverability are text relevance, such as using an accurate title, adding relevant keywords/metadata, and selecting descriptive categories in the Licensed Application; customer behavior relating to the number and quality of ratings and reviews and application downloads; date of launch in the App Store may also be considered for relevant searches; and whether You have violated any rules promulgated by Apple. These main parameters deliver the most relevant results to customer search queries.

(b)    When considering apps to feature in the App Store, our editors look for high-quality apps across all categories, with a particular focus on new apps and apps with significant updates. The main parameters that our editors consider are UI design, user experience, innovation and uniqueness, localizations, accessibility, App Store product page screenshots, app previews, and descriptions; and additionally, for games, gameplay, graphics and performance, audio, narrative and story depth, ability to replay, and gameplay controls. These main parameters showcase high-quality, well-designed, and innovative apps.

(c)    If You use an Apple service for paid promotion of Your app on the App Store, Your app may be presented in a promotional placement and designated as advertising content.

To learn more about app discoverability, visit https://developer.apple.com/app-store/discoverability/.

2.	Access to App Store Data

You can access data concerning your Licensed Application’s financial performance and user engagement in App Store Connect by using App Analytics, Sales and Trends, and Payments and Financial Reports. Specifically, You can obtain all of Your Licensed Application’s financial results for individual app sales and in-app purchases (including subscriptions) in Sales and Trends, or download the data from Financial Reports; and You can view App Analytics for non-personally identifiable data that allows You to understand how consumers engage with your Licensed Applications. More information can be found at https://developer.apple.com/app-store/measuring-app-performance/. App Analytics data is provided only with the consent of our customers. For more information, see https://developer.apple.com/app-store-connect/analytics/. Apple does not provide You with access to personal or other data provided by or generated through use of the App Store by other developers; nor does Apple provide other developers with access to personal or other data provided by or generated through Your use of the App Store. Such data sharing would conflict with Apple’s Privacy Policy, and with our customers’ expectations about how Apple treats their data. You can seek to collect information from customers directly, so long as such information is collected in a lawful manner, and You follow the App Store Review Guidelines.

Program Agreement	Page 92

Apple handles personal and non-personal information as outlined in Apple’s Privacy Policy. Information about Apple’s access to and practices concerning developer and customer data can be found in “App Store & Privacy,” accessible at https://support.apple.com/en-us/HT210584. Apple may provide some non-personal information to strategic partners that work with Apple to provide our products and services, help Apple market to customers, and sell ads on Apple’s behalf to display in the App Store and Apple News and Stocks. Such partners are obligated to protect that information and may be located wherever Apple operates.

3.	P2B Regulation Complaints and Mediation

Developers established in, and which offer goods or services to customer located in, a region subject to a platform-to-business regulation (“P2B Regulation”), such as the Regulation of the European Parliament and of the Council on promoting fairness and transparency for business users of online intermediation services may submit complaints pursuant to such P2B Regulation related to the following issues at https://developer.apple.com/contact/p2b/: (a) Apple’s alleged non-compliance with any obligations set forth in the P2B Regulation which affect You in the region in which you are established; (b) technological that affect You and relate directly to distribution of Your Licensed Application on the App Store in the region in which you are established; or (c) measures taken by or behavior of Apple that affect You and relate directly to distribution of Your Licensed Application on the App Store in the region in which you are established. Apple will consider and process such complaints and communicate the outcome to You.

For Developers established in, and which offer goods or services to customer located in, the European Union, Apple identifies the following panel of mediators with which Apple is willing to engage to attempt to reach an agreement with developers established in, and which offer goods or services to customer located in, the European Union on the settlement, out of court, of any disputes between Apple and You arising in relation to the provision of the App Store services concerned, including complaints that could not be resolved by means of our complaint-handling system:

Centre for Effective Dispute Resolution

P2B Panel of Mediators

70 Fleet Street

London

EC4Y 1EU

United Kingdom

https://www.cedr.com/p2bmediation/

Program Agreement	Page 93